                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /   /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, For Use of the Commission only (as permitted by Rule 14a-6
    (e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  iVILLAGE INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:

                             [iVillage.com LOGO]

                               212 Fifth Avenue
                           New York, New York 10010


                                                                November 9, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at The 200 Fifth Avenue Club, in the International Toy Center, 200 Fifth Avenue, New York, New York at 10:00 a.m. on Wednesday, December 15, 1999. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting and I look forward to seeing you there.

                                          Sincerely,

                                          /s/ CANDICE CARPENTER

                                          CANDICE CARPENTER
                                          Co-Chairperson of the Board and
                                          Chief Executive Officer

                                 IVILLAGE INC.
                                212 Fifth Avenue
                            New York, New York 10010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of iVillage Inc., a Delaware corporation ("iVillage"), will be held on Wednesday, December 15, 1999, at 10:00 a.m. (local time), at The 200 Fifth Avenue Club, in the International Toy Center, 200 Fifth Avenue, New York, New York, for the following purposes:

     1.  To elect three Class I Directors to the Board of Directors of iVillage;

     2. To approve iVillage's Amended and Restated 1999 Employee Stock Option Plan;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of iVillage for the fiscal year ending December 31, 1999; and

     4. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     Stockholders of record at the close of business on November 4, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and, for any purpose germane to the Annual Meeting, during the ten days prior to the Annual Meeting, at the office of the Secretary of iVillage, 212 Fifth Avenue, New York, New York, during ordinary business hours.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                             YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          /s/ Steven A. Elkes

                                          Steven A. Elkes
                                          Secretary

New York, New York
November 9, 1999

                                 IVILLAGE INC.
                                212 Fifth Avenue
                            New York, New York 10010

                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 15, 1999

                               ------------------

     This Proxy Statement is furnished to stockholders of iVillage Inc. ("iVillage") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of iVillage (the "Board") for use in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The 200 Fifth Avenue Club, in the International Toy Center, 200 Fifth Avenue, New York, New York, on Wednesday, December 15, 1999, at 10:00 a.m., and at any adjournment or postponement thereof.

     This proxy statement, and the accompanying form of proxy, are first being mailed to stockholders on or about November 9, 1999.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

PURPOSE OF THE ANNUAL MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

RECORD DATE AND OUTSTANDING SHARES

     The Board has fixed the close of business on November 4, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of November 4, 1999, iVillage had issued and outstanding 29,533,536 shares of common stock, comprising all of iVillage's issued and outstanding voting stock.

REVOCABILITY AND VOTING OF PROXIES

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     o by writing a letter delivered to Steven A. Elkes, Secretary of iVillage, stating that the proxy is revoked;

     o by submitting another proxy with a later date; or

     o by attending the Annual Meeting and voting in person.

     Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

     Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each, properly executed proxy will be voted: (i) FOR the election of each of iVillage's nominees as a director; (ii) FOR approval of iVillage's Amended and Restated 1999 Employee Stock Option Plan;
(iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of iVillage for the fiscal year ending December 31, 1999; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. iVillage does not presently anticipate any other business will be presented for action at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

     Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for purpose of the election of directors.

     The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two (approval of iVillage' s Amended and Restated 1999 Employee Stock Option
Plan). Abstentions will have the same effect as a vote cast "against" such proposals whereas broker non-votes are not considered to have been voted on such proposal.

SOLICITATION

     We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation. iVillage has retained Acumen Partners LLC to assist in the solicitation of proxies, at an estimated cost of $7,500 plus other reasonable expenses.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The Bylaws of iVillage provide that the Board of Directors is divided into three classes, denominated Class I, Class II and Class III, the terms of which expire successively over a three-year period. At the Annual Meeting, three individuals will be elected as Class I directors for a three-year term until their successors are elected and qualified.

     The Board of Directors currently has ten members. Alan Colner, Lennert J. Leader and Michael Levy are Class I Directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Jay C. Hoag, Douglas McCormick and Daniel H. Schulman are Class II Directors whose terms expire at the 2000 annual meeting of stockholders. Candice Carpenter, Nancy Evans, Habib Kairouz and Martin Yudkovitz are Class III Directors whose terms expire at the 2001 annual meeting of stockholders.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors of iVillage. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders properly nominate persons other than iVillage's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of iVillage's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the 2002 annual meeting of stockholders or until his earlier death, resignation or removal. There is no family relationship between any director and any other director or executive officer of iVillage.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. COLNER, LEADER AND LEVY AS DIRECTORS.

DIRECTOR INFORMATION

     The following provides information about each nominee and continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

CLASS I DIRECTORS--NOMINEES FOR A TERM OF THREE YEARS EXPIRING IN 2002

     ALAN COLNER has been a director of iVillage since February 1999. Since August 1996, Mr. Colner has served as Managing Director, Private Equity Investments at Moore Capital Management, Inc. Before joining Moore, he was a Managing Director of Corporate Advisors, L.P., the general partner of Corporate Partners, a private equity fund affiliated with Lazard Freres & Co. LLC.
Mr. Colner is a director of GoTo.com, Inc., an Internet search company, and NextCard, Inc., an Internet based provider of consumer credit. Mr. Colner also serves as a director of several privately held companies. Mr. Colner received an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Yale University.

     LENNERT J. LEADER has been a director of iVillage since July 1998. Since February 1998, Mr. Leader has been President of AOL Investments, a division of America Online, Inc. ("AOL"). Mr. Leader served as Senior Vice President, Chief Financial Officer and Treasurer of AOL from September 1989 until July 1998 and was Chief Accounting Officer from October 1993 until July 1998. Prior to joining AOL, Mr. Leader was Vice President Finance of LEGENT Corporation, a computer software and services company, from March 1989 to September 1989, and Chief Financial Officer of Morino, Inc., a computer software and services company, from 1986 to March 1989 and its Director of Finance from 1984 to 1986. Prior to joining Morino, Inc. in 1984, he was an audit manager at Price Waterhouse. Mr. Leader serves as a director of Multex.com, Inc. Mr. Leader graduated with a B.S. in Accounting in 1977 from the University of Baltimore.

     MICHAEL LEVY has been a director of iVillage since November 1998. Mr. Levy currently serves as President and Chief Executive Officer at SportsLine USA, Inc., a position he has held since February 1994. Mr. Levy is also a director of SportsLine USA. Prior to joining SportsLine USA, Mr. Levy was a private investor. Mr. Levy received a B.S. in Electrical Engineering from the Georgia Institute of Technology.

CLASS II DIRECTORS--TO CONTINUE IN OFFICE UNTIL 2000

     JAY C. HOAG has been a director of iVillage since February 1999. Since June 1995, Mr. Hoag has been a General Partner of Technology Crossover Ventures, a venture capital firm. From 1982 to 1994, Mr. Hoag served in a variety of capacities at Chancellor Capital Management, Inc. Mr. Hoag is currently a director of ONYX Software Corporation, a provider of customer management software and Autoweb.com, a consumer automotive Internet service. He also serves as a director of several privately held companies. Mr. Hoag received his M.B.A. from the University of Michigan and a B.A. in Economics and political science from Northwestern University.

     DOUGLAS MCCORMICK has been a director of iVillage since February 1999. From 1993 to 1998, Mr. McCormick was President and Chief Executive Officer of Lifetime Television, a joint venture of The Hearst Corporation and The Walt Disney Company. Mr. McCormick held various positions at Lifetime from 1984 to 1994 in the sales, marketing and research areas. Mr. McCormick received an M.B.A. from the Columbia University School of Business and a B.A. in speech/communications from the University of Dayton.

     DANIEL H. SCHULMAN has been a director of iVillage since February 1999. Since June 1999, Mr. Schulman has been President and Chief Operating Officer of Priceline.com. From October 1998 to May 1999, Mr. Schulman was an Executive Vice President at AT&T Corp. and was President of AT&T WorldNet Services from January 1997 to October 1998. From January 1996 to January 1997, Mr. Schulman was a Vice President of Business Services at AT&T Corp. From December 1994 to January 1996, he served as a Marketing Vice President at AT&T Corp. and also was a General Manager at AT&T Corp. from June 1993 to December 1994. Mr. Schulman received an M.B.A. from New York University and a B.S. from Middlebury College.

CLASS III DIRECTORS--TO CONTINUE IN OFFICE UNTIL 2001

     CANDICE CARPENTER is a founder of iVillage and has been Chairperson of the Board and Chief Executive Officer since the inception of iVillage in June 1995 and Co-Chairperson of the Board since December 1998. Prior to founding iVillage, Ms. Carpenter was President of Q2, the upscale QVC, Inc. shopping channel, from 1993 through 1995. Ms. Carpenter was also a consultant to AOL and Discovery Communications, Inc. in 1995. From 1989 to 1993, Ms. Carpenter was President of Time Life Inc.'s Time Life Video and Television and previously was Vice President in Consumer Marketing at American Express Company. Ms. Carpenter received an M.B.A. from Harvard Business School and a B.A. from Stanford University.

     NANCY EVANS is a founder of iVillage and has been Editor-in-Chief since inception in June 1995 and Co-Chairperson of the Board since December 1998.
Ms. Evans is primarily responsible for the editorial quality and content for all of iVillage's editorial products online, in print or on television. Prior to founding iVillage, Ms. Evans created Family Life magazine in 1991, which she published in partnership with Jann Wenner. From 1987 to 1991, Ms. Evans served as President and Publisher of Doubleday. Prior to her employment at Doubleday, Ms. Evans was Vice President and Editor-In-Chief of the Book-of-the-Month Club, where she launched the Children's Book-of-the-Month Club. Ms. Evans graduated from Skidmore College with a B.A. and is also a graduate fellow at Columbia University.

     HABIB KAIROUZ has been a director of iVillage since March 1998. Currently, Mr. Kairouz is Managing Director of Rho Management Company, Inc., an investment company, and has been with Rho since 1993. He also serves as a director at Bellwether Exploration Company, Inc., an oil drilling company, and a number of other private companies. Mr. Kairouz received a B.S. in Engineering and a B.A. in Economics from Cornell University and an M.B.A. in Finance from Columbia University.

     MARTIN YUDKOVITZ has been a director of iVillage since February 1999. Since December 1995, Mr. Yudkovitz has been the President and Chief Executive Officer of NBC Multimedia, Inc., a division of the National Broadcasting Company, Inc. In January 1997, Mr. Yudkovitz also became the Senior Vice President of Business Development, Broadcast Network Applications for NBC. From 1994 to 1999,
Mr. Yudkovitz was Senior Vice President of NBC Multimedia. From 1992 to 1994, he served as Senior Vice President of Strategic Development at NBC. His other positions at NBC have included Vice President of Business Affairs for NBC's 1992 Olympics Unit; First General Counsel and Vice President for Business Affairs at CNBC; and Senior Counsel to NBC's 1988 Seoul Olympics Unit in NBC Sports.
Mr. Yudkovitz joined NBC in January 1984 in the law department. Mr. Yudkovitz received his J.D. from Columbia University and his B.A. from Rutgers University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held one meeting during the fiscal year ended December 31, 1998 and acted five times by unanimous written consent. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee currently consists of directors Hoag, Leader and Yudkovitz. The Audit Committee reviews the internal accounting procedures of iVillage and consults with and reviews the services provided by iVillage's independent accountants.

     The Compensation Committee currently consists of directors McCormick, Kairouz and Levy. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of iVillage, administers iVillage's stock option plans and establishes and reviews general policies relating to compensation and benefits of employees of iVillage.

     During fiscal 1998, each current director attended 75% or more of the meetings of the Board of Directors and of the committees of the Board on which the director served during the period for which he was director or committee member, respectively.

DIRECTOR COMPENSATION

     Directors do not currently receive any cash compensation from iVillage for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. From time to time, certain directors of iVillage have received grants of options to purchase shares of iVillage's common stock pursuant to the 1995 Amended and Restated Employee Stock Option Plan. Under iVillage's 1999 Director Option Plan, nonemployee directors are eligible to receive nondiscretionary, automatic stock option grants.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to the executive officers of iVillage:

NAME                                                    AGE   POSITION
-----------------------------------------------------   ---   -----------------------------------------------------
Candice Carpenter....................................   47    Co-Chairperson of the Board and Chief Executive
                                                              Officer

Nancy Evans..........................................   49    Co-Chairperson of the Board and Editor-in-Chief

Craig T. Monaghan....................................   42    Chief Financial Officer

Allison Abraham......................................   36    Chief Operating Officer

John W. Glascott.....................................   46    Senior Vice President, Sponsorship

Donna M. Introcaso...................................   41    Senior Vice President, Human Resources

Steven A. Elkes......................................   38    Senior Vice President, Business Affairs and Secretary

Elizabeth J. Hudson..................................   50    Senior Vice President, Corporate Communications

John Curran..........................................   35    Senior Vice President, Corporate Development

Scott Levine.........................................   34    Vice President, Controller and Chief Accounting
                                                              Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     CRAIG T. MONAGHAN has been Chief Financial Officer of iVillage since June 1998. From 1991 to June 1998, Mr. Monaghan held various positions at Reader's Digest Association Inc., including Vice President and Treasurer, Vice President, Business Development and Controller, Reader's Digest Europe. Prior to joining Reader's Digest, Mr. Monaghan served as Director of International Finance and Director of Corporate Finance at Bristol-Myers Squibb Company. Mr. Monaghan received an M.B.A. from The Wharton School at the University of Pennsylvania and a B.S. in Engineering from Lehigh University.

     ALLISON ABRAHAM has been Chief Operating Officer since November 1998. From June 1998 to October 1998, Ms. Abraham was the Executive Vice President of iVillage. From August 1996 to May 1998, Ms. Abraham was President and Chief Operating Officer of OnCart, an online grocery shopping service. From 1992 to 1996, she served as Vice President of Marketing for Ameritech Corporation, a telephone and cellular telecommunications company, as well as other sales and marketing positions. From 1988 to 1992, Ms. Abraham was employed by American Express Travel Related Services, where she focused on loyalty programs and new product development. Ms. Abraham received an M.B.A. from The Darden School at the University of Virginia and a B.A. from Tufts University.

     JOHN W. GLASCOTT has been Senior Vice President, Sponsorship since April 1998. From September 1996 to March 1998, Mr. Glascott was Senior Vice President and Director of Corporate Marketing and Sales for Hearst Magazines. From August 1994 to September 1996, Mr. Glascott was a publisher and partner of SmartHealth at Meigher Communications L.P., a magazine publisher. Prior to such time, Mr. Glascott held various sales management positions at Whittle
Communications L.P., a media company, from 1982 to 1994. Mr. Glascott received an M.B.A. from New York University and a B.A. from Ohio Wesleyan University.

     DONNA M. INTROCASO has been Senior Vice President, Human Resources since February 1999. From October 1998 to February 1999, Ms. Introcaso was Vice President, Human Resources. From March 1996 to September 1998, Ms. Introcaso was Vice President of Human Resources for WinStar Communications, Inc., a telecommunications company, where she focused on executive compensation and employee benefit programs. From April 1995 until February 1996, Ms. Introcaso was the Director of Human Resources at iGuide, an online Internet service provider. From July 1991 to March 1995, she was the manager of Human Resources of Wm. H. McGee and Co., Inc., a marine insurance company. Ms. Introcaso received her M.B.A from Cornell University and her B.A. from the College of Notre Dame.

     STEVEN A. ELKES has been Senior Vice President, Business Affairs since April 1999 and Secretary since October 1999. From August 1996 to April 1999,
Mr. Elkes was Vice President, Business Affairs. From August 1993 to August 1996, Mr. Elkes was Vice President Credit/Structured Finance at CNA Insurance Company. From August 1991 to August 1993, Mr. Elkes served as Assistant Vice President at CNA Insurance Company. Mr. Elkes received his M.B.A. from Baruch College and his B.A. from Grinnell College.

     ELIZABETH J. HUDSON has been Senior Vice President, Corporate Communications since June 1999. From January 1998 to May 1999, Ms. Hudson was a director in the Global Media and Communications Practice for Spencer Stuart, an executive recruiting firm. From May 1996 to July 1997, Ms. Hudson was Senior Vice President of Corporate Communications at The Readers Digest Association. From 1979 to 1996, Ms. Hudson held various positions at the National Broadcasting Company, Inc., including Vice President of Corporate Projects, Vice President of Corporate Relations and Advertising, Vice President of Corporate and Media Relations, Vice President of Corporate Communications and Senior Vice President of Corporate Communications and Executive Producer of NBC Productions, a division of NBC. Ms. Hudson received a B.A. in Journalism from the University of Georgia.

     JOHN CURRAN has been Senior Vice President, Corporate Development since August 1999. From 1995 to 1999, Mr. Curran was Director, Media Investment Banking at Merrill Lynch & Co. From 1986 to 1995, Mr. Curran held various positions at Goldman, Sachs & Co. including Vice President, Communications, Media & Entertainment Group. Mr. Curran received a B.A. from DePauw University.

     SCOTT LEVINE has been Vice President, Controller and Chief Accounting Officer since February 1999. From July 1998 to February 1999, Mr. Levine was Controller for Fundtech Ltd., a financial software company. From April 1997 to July 1998, Mr. Levine was the Controller of AmeriCash, Inc., an operator of a network of automated teller and electronic commerce machines. From 1993 to 1997, Mr. Levine was employed by Coopers & Lybrand L.L.P. Mr. Levine is a Certified Public Accountant and received his M.B.A. from Baruch College and his B.A. from State University of New York, Buffalo.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned for services rendered to iVillage in all capacities for the fiscal years ended December 31, 1996, 1997 and 1998 by iVillage's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal years ended December 31, 1996, 1997 and 1998 (collectively, the "Named Executive Officers").

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                                  ------------
                                                                                                     AWARDS
                                                                                                  ------------
                                                                  ANNUAL COMPENSATION             SECURITIES
                                                         --------------------------------------   UNDERLYING
                                                                                OTHER ANNUAL      OPTIONS/SARS
NAME AND PRINCIPAL POSITION                       YEAR   SALARY($)   BONUS($)   COMPENSATION($)     (#)(1)
------------------------------------------------  ----   ---------   --------   ---------------   ------------
Candice Carpenter ..............................  1998   $ 225,000   $     --       $    --          153,334
  Chief Executive Officer                         1997     266,250     50,000         3,708           93,334
                                                  1996     280,000         --        12,564               --

Nancy Evans ....................................  1998     195,000         --            --           76,667
  Editor-in-Chief                                 1997     245,417     25,000            --               --
                                                  1996     250,000         --        26,602               --

John W. Glascott ...............................  1998     155,906     50,000            --           66,667
  Senior Vice President, Sponsorship              1997          --         --            --               --
                                                  1996          --         --            --               --

Stephen Lake ...................................  1998     146,250         --            --            8,333
  Vice President, Business Development            1997     122,625     45,000            --           58,334
                                                  1996          --         --            --               --

Steven A. Elkes ................................  1998     158,968     12,150            --           16,667
  Senior Vice President, Business Affairs         1997     135,000     40,000         1,875           28,334
                                                  1996      35,192         --            --            5,000

------------------------------
(1) Options were granted under iVillage's 1995 Amended and Restated Employee Stock Option Plan and 1/4 vest one year after the date of employment and the remainder in equal quarterly installments.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1998. iVillage has never granted any stock appreciation rights. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. The potential realizable value is calculated based on the term of the option at its time of grant (seven years). It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect iVillage's estimate of future stock price growth.

                                                PERCENT OF
                                  NUMBER OF      TOTAL
                                  SECURITIES    OPTIONS
                                  UNDERLYING    GRANTED TO      EXERCISE
                                   OPTIONS      EMPLOYEES IN    PRICE PER
                                   GRANTED      FISCAL YEAR      SHARE       EXPIRATION
NAME                                 (#)          (%)(1)        ($/SH)          DATE
-------------------------------   ----------    ------------    ---------    ----------
Candice Carpenter..............     153,333          10%          $6.00        5/25/05
Nancy Evans....................      76,667           5            6.00        5/25/05
John W. Glascott...............      66,667           4            6.00         4/4/05
Stephen Lake...................       8,333           1            6.00        5/25/05
Steven A. Elkes................      16,667           1            6.00         4/1/05


                                     POTENTIAL REALIZABLE VALUE AT ASSUMED
                                   ANNUAL RATES OF STOCK  PRICE APPRECIATION
                                                FOR OPTION TERM
                                 ----------------------------------------------
NAME                                     5%($)                   10%($)
-------------------------------  ----------------------  ----------------------
Candice Carpenter..............         $374,532                $872,820
Nancy Evans....................          187,266                 436,410
John W. Glascott...............          162,840                 379,487
Stephen Lake...................           20,355                  47,436
Steven A. Elkes................           40,710                  94,872

                                               (Footnote continued on next page)

(Footnote from previous page)

(1) Based on options to purchase an aggregate of 1,515,143 shares of common stock granted under the 1995 Amended and Restated Employee Stock Option Plan and the 1997 Amended and Restated Acquisition Stock Option Plan by iVillage in the year ended December 31, 1998 to employees, consultants and directors of iVillage.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning stock options held during the fiscal year ended December 31, 1998 and exercisable and unexercisable options held as of December 31, 1998. No options were exercised during fiscal 1998 by any of the officers. The value of unexercised in-the-money options at fiscal year-end is based on $9.45 per share, the assumed fair market value of the common stock at December 31, 1998, less the exercise price per share.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS AT
                                                           AT FISCAL YEAR-END (#)             FISCAL YEAR-END
                                                        ----------------------------    ----------------------------
NAME                                                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------   -----------    -------------    -----------    -------------
Candice Carpenter....................................      48,332         198,334        $ 192,995       $ 742,002
Nancy Evans..........................................       9,583          67,084           33,061         231,440
John W. Glascott.....................................          --          66,667               --         230,000
Stephen Lake.........................................      26,562          40,104          114,607         167,891
Steven A. Elkes......................................      14,374          35,626           60,652         141,848

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires iVillage's officers and directors, and persons who own more than 10% of a registered class of iVillage's equity securities, to file certain reports regarding ownership of, and transactions in, iVillage's securities with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Such officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish iVillage with copies of all Section 16(a) forms that they file. iVillage was not subject to Section 16 of the 1934 Act during the fiscal year ended December 31, 1998, and so no compliance was required by such persons.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of November 4, 1999 of (i) each person known by iVillage to beneficially own more than 5% of the common stock, (ii) each director or director nominee of iVillage, (iii) each executive officer of iVillage for whom information is given in the Summary Compensation Table in this proxy statement, and (iv) all directors and executive officers of iVillage as a group.

                                                                             NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                                     BENEFICIALLY HELD(1)    PERCENT OF CLASS
--------------------------------------------------------------------------   --------------------    ----------------
America Online, Inc ......................................................         2,511,983                8.4%
  22000 AOL Way
  Dulles, Virginia 20166-9323

National Broadcasting Company, Inc .......................................         2,161,634                7.2
  30 Rockefeller Plaza
  New York, New York 10112

Rho Management Trust I (2) ...............................................         1,662,842                5.6
  767 Fifth Avenue
  New York, New York 10153

Candice Carpenter(3)......................................................           776,668                2.6

Nancy Evans(4)............................................................           362,084                1.2

Alan Colner(5)............................................................           743,293                2.5

Jay C. Hoag(6)............................................................           616,634                2.1

Habib Kairouz(7)..........................................................         1,662,842                5.6

Lennert J. Leader(8)......................................................         2,511,983                8.4

Michael Levy(9)...........................................................            38,333                  *

Douglas McCormick(10).....................................................            11,111                  *

Daniel Schulman(11).......................................................             5,556                  *

Martin Yudkovitz(12)......................................................         2,165,634                7.3

Steven Elkes(13)..........................................................            29,559                  *

Stephen Lake(14)..........................................................            49,626                  *

John W. Glascott(15)......................................................            29,559                  *

All directors and executive officers as a group (19 persons)..............         9,131,910               29.8

------------------------------
  *  Less than one percent of the outstanding common stock.

 (1) Unless otherwise indicated, the address for each listed director or officer is c/o iVillage Inc., 212 Fifth Avenue, New York, New York 10010. As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days from November 4, 1999 through the exercise of any option or warrant. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 29,533,536 shares of common stock outstanding as of November 4, 1999.

 (2) Rho Management Partners L.P., a Delaware limited partnership, may be deemed the beneficial owner of the 1,662,842 shares registered in the name of Rho Management Trust I, according to an investment advisory relationship by which Rho Management Partners L.P. exercises voting and investment control over the shares.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (3) Includes (a) options to purchase 110,000 shares of common stock that are currently exercisable and (b) 104,166 shares of common stock beneficially owned by the Carpenter Family 1998 Irrevocable Trust. Ms. Carpenter disclaims beneficial ownership of the shares of common stock held by the Carpenter Family 1998 Irrevocable Trust.

 (4) Includes (a) options to purchase 28,752 shares of common stock that are currently exercisable and (b) 104,166 shares of common stock beneficially owned by the Evans/Wishman 1998 Irrevocable Trust. Ms. Evans disclaims beneficial ownership of the shares of common stock held by the Evans/Wishman 1998 Irrevocable Trust.

 (5) Mr. Colner is Managing Director, Private Equity Investments at Moore Management, Inc., the investment advisor to Moore Global Investments, Ltd. and Remington Investment Strategies, L.P. Mr. Colner does not have voting or investment power with respect to the shares of common stock owned by Moore or Remington. Mr. Colner disclaims beneficial ownership of the shares of common stock beneficially owned by Moore Global Investments, Ltd. and Remington Investment Strategies, L.P.

 (6) Mr. Hoag is a Managing Member of Technology Crossover Management II, L.L.C., the General Partner of TCV II Strategic Partners, L.P., TCV II (Q), L.P., TCV II V.O.F., Technology Crossover Ventures II, C.V. and Technology Crossover Ventures II, L.P. Mr. Hoag may be deemed to have beneficial ownership of 40,246 shares owned by TCV II Strategic Partners, L.P., 226,786 shares owned by TCV II (Q) L.P., 9,582 shares owned by TCV II V.O.F., 45,037 shares owned by Technology Crossover Ventures II, C.V. and 294,981 shares owned by Technology Crossover Ventures II, L.P. Mr. Hoag disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein arising from his interest in Technology Crossover Management II, L.L.C.

 (7) Mr. Kairouz is Managing Director of Rho Management Company, Inc., an affiliate of Rho Management Partners L.P. In such capacity, Mr. Kairouz may be deemed to have beneficial ownership of the 1,662,842 shares owned by Rho Management Trust I. Mr. Kairouz disclaims beneficial ownership of the shares reported by Rho Management Trust I, other than 17,249 shares in which Mr. Kairouz has a pecuniary interest.

 (8) Consists of 2,511,983 shares of common stock beneficially owned by America Online, Inc., including 350,908 shares of common stock issuable upon the exercise of warrants. Mr. Leader shares voting power with America Online, Inc. Mr. Leader disclaims beneficial ownership of the shares of common stock beneficially owned by America Online, Inc.

 (9) Includes options to purchase 16,667 shares of common stock that are currently exercisable.

(10) Consists of options to purchase 11,111 shares of common stock that are currently exercisable.

(11) Consists of options to purchase 5,556 shares of common stock that are currently exercisable.

(12) Consists of 4,000 shares of common stock beneficially owned by Mr. Yudkovitz and 2,161,634 shares of common stock beneficially owned by the National Broadcasting Company, Inc., including 323,625 shares of common stock issuable upon the exercise of a warrant. Mr. Yudkovitz is President and Chief Executive Officer of NBC Multimedia, Inc., a division of NBC.
     Mr. Yudkovitz does not have voting or investment power with respect to the shares of common stock owned by NBC. Mr. Yudkovitz disclaims beneficial ownership of the shares of common stock beneficially owned by NBC.

(13) Includes options to purchase 26,459 shares of common stock that are currently exercisable.

(14) Includes options to purchase 46,876 shares of common stock that are currently exercisable.

(15) Includes options to purchase 25,002 shares of common stock that are currently exercisable.

                              CERTAIN TRANSACTIONS

     In February 1998, March 1998 and May 1998, iVillage issued shares of series D convertible preferred stock to certain entities affiliated with directors of iVillage at a purchase price of $2.50 per share. The number of shares of series D convertible preferred stock issued to each entity is set forth below. Upon completion of iVillage's initial public offering on March 24, 1999, the series D convertible preferred stock automatically converted into an aggregate of 4,333,333 shares of common stock.

                                                                             NUMBER OF SHARES
                                                                              OF SERIES D
NAME OF INVESTOR                                                             PREFERRED STOCK
--------------------------------------------------------------------------   ----------------
ENTITIES AFFILIATED WITH DIRECTORS
America Online, Inc.......................................................       1,200,000
Rho Management Trust I....................................................       1,080,000
TCV II Strategic Partners, L.P............................................         104,429
TCV II (Q), L.P...........................................................         588,448
TCV II, V.O.F.............................................................          24,864
Technology Crossover Ventures II, C.V.....................................         116,861
Technology Crossover Ventures II, L.P.....................................         765,398

     On June 5, 1998, Candice Carpenter executed a promissory note in favor of iVillage for borrowings up to a maximum principal amount of $500,000, of which $500,000 was outstanding at December 31, 1998. Subject to prepayment or acceleration, any loans made to Ms. Carpenter under the note mature on December 31, 2001. Borrowings made under the note bear interest at 5.58% per annum and are payable on an annual basis on December 31 of each year commencing on December 31, 1998. The note is collateralized by a pledge by Ms. Carpenter of 166,666 shares of common stock.

     On September 14, 1998, iVillage entered into a sponsorship agreement with Re.Store, Inc. now known as MyBasics.com. In 1998, iVillage recognized $546,875 as revenue from the agreement. As of December 31, 1998, MyBasics.com had paid $312,500 of such amount. The balance of $234,375 was paid in September 1999. In addition, in 1998, iVillage received 2,243 shares of common stock of MyBasics.com in accordance with the agreement. Candice Carpenter resigned as a director of MyBasics.com on April 5, 1999.

     In December 1998, iVillage issued shares of series E convertible preferred stock to certain entities affiliated with directors of iVillage at a purchase price of $2.85 per share. The number of shares of series E convertible preferred stock issued to each entity is set forth below. Upon completion of iVillage's initial public offering on March 24, 1999, the series E convertible preferred stock automatically converted into an aggregate of 3,910,316 shares of common stock.

                                                                             NUMBER OF SHARES
                                                                             OF SERIES E
NAME OF INVESTOR                                                             PREFERRED STOCK
--------------------------------------------------------------------------   ----------------
ENTITIES AFFILIATED WITH DIRECTORS
TCV II Strategic Partners, L.P............................................         12,003
TCV II (Q), L.P...........................................................         67,638
TCV II, V.O.F.............................................................          2,858
Technology Crossover Ventures II, C.V.....................................         13,432
Technology Crossover Ventures II, L.P.....................................         87,976
America Online, Inc.......................................................        701,754
Rho Management Trust I....................................................        477,079

     In December 1998, iVillage entered into an interactive services agreement with AOL, in which some of iVillage's icons are placed within the AOL service. The AOL agreement supersedes all prior services agreements between iVillage and AOL and expires December 21, 2000. Either party may extend the agreement for an additional year. In consideration for AOL carrying certain channels, iVillage received a guaranty of a minimum number of impressions. iVillage is obligated to pay AOL in quarterly installments, provide AOL with or purchase from AOL advertising and provide in-kind commitments to AOL consisting of specific references to AOL through specified media.

     On February 4, 1999, Candice Carpenter and Nancy Evans were granted incentive stock options under the Amended and Restated 1999 Employee Stock Option Plan to purchase 333,333 and 116,666 shares of common stock, respectively, at an exercise price equal to $24.00 per share. The stock options granted to Ms. Carpenter vest 20% upon each of the second and third anniversaries of the date of grant and 30% upon each of the fourth and fifth anniversaries of the date of grant. Ms. Evans' options vest at the rate of 25% per year beginning on the second anniversary of the date of grant.

     Upon being elected to the Board of Directors, Douglas McCormick and Daniel Schulman were granted stock options under the 1999 Director Option Plan to purchase 33,333 and 16,666 shares of common stock, respectively, at an exercise price equal to $24.00 per share. One-third of the options vested upon the date of grant and one-third vest upon each of the second and third anniversaries of the date of grant.

     On March 9, 1999, iVillage and NBC amended their November 11, 1998 advertising and promotional agreement and entered into a stock purchase agreement pursuant to which iVillage issued 4,889,030 shares of series E convertible preferred stock and warrants to purchase up to 970,874 shares of series E convertible preferred stock at $5.15 per share during 2000 and 813,008 shares at $6.15 per share during 2001 in exchange for a promissory note in the approximate amount of $15.5 million. The note, which bears interest at the rate of 5% per annum is payable quarterly in twelve equal installments of approximately $1.4 million beginning April 1, 1999. In addition, iVillage has agreed to purchase, for cash, $13.5 million of advertising and promotional spots during 1999 and $8.5 million per annum during 2000 and 2001. iVillage has also agreed to pay $1.1 million during 1999 for prominent placement on the NBC.com Web site.

     iVillage has entered into indemnification agreements with its officers and directors containing provisions which may require iVillage, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                       PERFORMANCE MEASUREMENT COMPARISON

     iVillage had its initial public offering on March 19, 1999, at which time iVillage's common stock first became publicly traded. Consequently iVillage's common stock was not publicly traded until after the completion of its last fiscal year, and so no performance measurement comparison has been provided.

                                PROPOSAL NO. 2:

                        APPROVAL OF AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK OPTION PLAN

     The Board of Directors proposes that iVillage's stockholders approve iVillage's Amended and Restated 1999 Employee Stock Option Plan, as amended and restated through October 6, 1999 (the "Employee Plan"). The Employee Plan amends and restates iVillage's 1999 Employee Stock Option Plan, which was approved by the Board of Directors on February 4, 1999. The amendments to this plan which are reflected in the Employee Plan will, among other things, increase the number of shares of common stock reserved for issuance under the Employee Plan by an additional 1,500,000 shares. The Employee Plan is being submitted for stockholder approval in its entirety.

PURPOSE OF THE PROPOSAL

     On November 4, 1999, 4 options to purchase shares remained available for future grants under the Employee Plan. In order to continue to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, the Compensation Committee determined that it was in our best interest to increase the number of shares with respect to which options may be granted under the Employee Plan. Consequently, on October 6, 1999, our Board of Directors adopted, subject to approval by our stockholders, the amendment to the Employee Plan to increase the number of shares of common stock available for grant under the Employee Plan. The Board of Directors believes that this amendment will increase stockholder value by further aligning the interests of key individuals with the interest of our stockholders by providing a great opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.

     The Board of Directors is submitting the Employee Plan for stockholder approval so that iVillage may continue to grant options under the Employee Plan and the compensation attributable to options granted under the Employee Plan may qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

GENERAL

     The following summary is qualified in its entirety by reference to the Employee Plan, a copy of which is attached to this proxy statement as Exhibit A. The Employee Plan provides for the granting of stock options and stock purchase rights (collectively, "Awards") to eligible plan participants. If the Employee Plan is approved at the Annual Meeting by the stockholders, the maximum number of shares of iVillage's common stock available for Awards under the Employee Plan will be 2,840,163. As of November 4, 1999, 1,340,159 shares are subject to Awards granted under the Employee Plan, and 4 shares remained available for Awards to be granted in the future.

PURPOSE OF THE EMPLOYEE PLAN

     The Employee Plan is intended to:

     o attract and retain the best available personnel for positions of substantial responsibility;

     o provide additional incentives to employees, directors and consultants of iVillage; and

     o promote the success of iVillage's business.

ADMINISTRATION OF THE EMPLOYEE PLAN

     The Employee Plan may be administered by iVillage's Board of Directors or a committee of directors appointed by the Board of Directors (the "Committee") with respect to whether the optionee is an employee, a director or a consultant. To the extent that iVillage wishes to qualify options granted under the Employee Plan as performance-based compensation under Section 162(m), members of the Committee must also be "outside directors" under Section 162(m). In this description, the Board of Directors or Committee is generally referred to as the Committee, except where only the Board of Directors may act.

     Subject to the terms of the Employee Plan, the Committee has the sole discretion to determine the employees, directors and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards.

ELIGIBILITY TO RECEIVE AWARDS

     Employees, directors and consultants of iVillage are eligible to be selected to receive one or more Awards. The actual number of employees who will receive Awards under the Employee Plan cannot be determined because eligibility for participation in the Employee Plan is in the discretion of the Committee.

     As of the date of this proxy statement, the Committee has approved the following options for grant under the Employee Plan, as proposed to be amended and restated:

                               NEW PLAN BENEFITS

                                                                                                 SHARES SUBJECT
                                                                                                   TO OPTIONS
                                                                                                GRANTED UNDER THE
NAME AND POSITION                                                                             EMPLOYEE PLAN (#) (1)
-------------------------------------------------------------------------------------------   ---------------------
Candice Carpenter..........................................................................               --
Nancy Evans................................................................................               --
John W. Glascott...........................................................................               --
Stephen Lake...............................................................................               --
Steven A. Elkes............................................................................               --
All current executive officers as a group (consisting of 10 persons).......................          125,000
All current directors (including nominees for director) who are not executive officers as a
  group (8 persons)........................................................................               --
All employees (other than current executive officers and directors who are not executive
  officers) as a group (368 persons).......................................................          167,800

------------------------------
(1) These grants are conditioned upon stockholder approval of the Employee Plan.

     As of the Record Date the closing sales price of a share of iVillage common stock was $26.50.

     iVillage cannot currently determine the number of additional shares of common stock that may be subject to options granted in the future, generally, under the Employee Plan.

OPTIONS

     The Committee may grant non-qualified stock options, incentive stock options ("ISO") (which are entitled to favorable tax treatment), or a combination thereof. The number of shares covered by each option will be determined by the Committee but during any fiscal year of iVillage, no participant may be granted options for more than 500,000 shares. However, a participant may be granted options for an additional 200,000 shares in connection with the participant's commencement of service with iVillage.

     The price of the shares of iVillage's common stock subject to each stock option is set by the Committee, subject to the following restrictions. The exercise price of an ISO (or a nonqualified stock option intended to be performance based compensation under Section 162(m)) cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option. In addition, the exercise price of an ISO must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of iVillage or any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000. Any excess over this amount will be deemed a nonqualified stock option.

     Options become exercisable at the times and on the terms established by the Committee. If iVillage is acquired in certain types of transactions and the acquisition and options are not assumed or substituted by the acquirer, options granted under the Employee Plan will become fully exercisable.

STOCK PURCHASE RIGHTS

     Stock purchase rights are shares of iVillage's common stock that vest in accordance with terms and conditions established by the Committee. The number of shares of restricted stock granted to a participant (if any) will be determined by the Committee.

     In determining whether an Award of stock purchase rights should be made, and/or the vesting schedule for an Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant stock purchase rights only if performance goals established by the Committee are satisfied. Again, if stock purchase rights are not assumed or substituted by the acquirer in certain transactions, their vesting will accelerate.

TRANSFERABILITY OF AWARDS

     Awards granted under the Employee Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The rules concerning the Federal income tax consequences with respect to Awards granted and to be granted pursuant to the Employee Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed only to provide a general understanding of the Federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

     Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an ISO and iVillage will not realize an income tax deduction at either such time. In general, however, the excess of the fair market value of the shares of common stock acquired upon exercise of an ISO (determined at the time of exercise) over the exercise price of the ISO will be considered income for purposes of the alternative minimum tax. If the recipient does not sell the common stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to iVillage.

     If the recipient disposes of the common stock acquired upon exercise of the ISO within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, iVillage generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

     Nonqualified Stock Options. A recipient generally will not realize any taxable income upon the grant of a nonqualified stock option and iVillage will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the recipient generally will receive ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or holding period for the common stock. iVillage will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

     All Options. With regard to both ISOs and nonqualified stock options, the following also apply: (i) any entitlement to a tax deduction on the part of iVillage is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and (ii) in the event that the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and a loss of deductibility for iVillage or the resulting entity.

     Stock Purchase Rights.  Unless a recipient makes an election under
Section 83(b) of the Code, the recipient will not recognize taxable income when iVillage grants stock purchase rights (or if there is a purchase price, when the recipient buys restricted stock pursuant to a stock purchase right). Instead, the recipient generally will recognize ordinary income as the shares vest. If the recipient makes a Section 83(b) election, the recipient will recognize ordinary income when iVillage grants the recipient stock purchase rights (or buy restricted stock if a purchase price is required). If the recipient later loses its shares, however, the recipient cannot take a tax deduction. In either case, the recipient's ordinary income will be equal to the fair market value of the shares when the recipient recognizes the income

     In general, Section 162(m) of the Code denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period if the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised exclusively of outside directors. The Employee Plan is intended to satisfy these requirements with respect to options.

AMENDMENT AND TERMINATION OF THE EMPLOYEE PLAN

     The Board of Directors, in its sole discretion, generally may amend or terminate the Employee Plan, or any part thereof at any time and for any reason. The amendment, suspension or termination of the Employee Plan shall not, without the consent of the participant, alter or impair any rights or obligations under any Award granted to such participant. Any Employee Plan amendment shall be approved by the iVillage stockholders as required by law. The Employee Plan shall remain in effect, subject to the Board of Directors' right to terminate the plan. Absent further Board of Directors action, the Employee Plan will terminate ten (10) years from the Employee Plan's effective date.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE EMPLOYEE PLAN.

                                PROPOSAL NO. 3:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as iVillage's independent auditors to audit the financial statements of iVillage for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited iVillage's financial statements since 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as iVillage's independent auditors is not required by iVillage's Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of iVillage and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS iVILLAGE'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders, for inclusion in iVillage's proxy statement and form of proxy relating to that meeting, must be received by iVillage at its offices in New York, New York, addressed to the Secretary, not later than March 3, 2000. Such proposals must comply with iVillage's Bylaws and the requirements of Regulation 14A of the 1934 Act.

     In addition, Rule 14a-4 of the 1934 Act governs iVillage's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to iVillage's 2000 Annual Meeting of Stockholders, if iVillage is not provided notice of a stockholder proposal prior to March 3, 2000, iVillage will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

     At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Steven A. Elkes

                                          Steven A. Elkes
                                          Secretary

Dated: November 9, 1999

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

                                                                       EXHIBIT A

                                 IVILLAGE INC.
                              AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK OPTION PLAN

 1. Purposes of the Plan.

     The purposes of this Plan are:

          (1) to attract and retain the best available personnel for positions of substantial responsibility,

          (2) to provide additional incentive to Employees, Directors and Consultants, and

          (3) to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

 2. Definitions.

     As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (f) "Common Stock" means the common stock of the Company.

     (g) "Company" means iVillage Inc., a Delaware corporation.

     (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

     (i) "Director" means a member of the Board.

     (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed or quoted on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

     (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r) "Option" means a stock option granted pursuant to the Plan.

     (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

     (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

     (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

     (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (x) "Plan" means this 1999 Employee Stock Option Plan, as amended and restated.

     (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

     (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

     (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

     (cc) "Service Provider" means an Employee, Director or Consultant.

     (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

     (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

 3. Stock Subject to the Plan.

     Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan shall be 2,840,163.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

 4. Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

 5. Eligibility.

     Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

 6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 200,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 13.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

 7. Term of Plan.

     Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

 8. Term of Option.

     The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

 9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

             a. granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             b. granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

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

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Non-Transferability of Options and Stock Purchase Rights.

     Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. Date of Grant.

     The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Stockholder Approval.

     The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                   APPENDIX A

                         IVILLAGE INC. AND SUBSIDIARIES

Selected Consolidated Financial Data......................................................................    A-4

Management's Discussion and Analysis of Financial Condition and Results of Operations.....................    A-6

                         IVILLAGE INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants.........................................................................   A-18

Consolidated Balance Sheets at December 31, 1997 and 1998.................................................   A-19

Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and 1998................   A-20

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996, 1997 and 1998......   A-21

Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998................   A-22

Notes to Consolidated Financial Statements................................................................   A-23

Schedule of Valuation and Qualifying Accounts.............................................................   A-40

                         IVILLAGE INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at December 31, 1998 and June 30, 1999 (unaudited)..................   A-41

Condensed Consolidated Statements of Operations for the three months and six months ended June 30, 1998
  and 1999(unaudited).....................................................................................   A-42

Condensed Consolidated Statements of Cash Flows for the three months and six months ended June 30, 1998
  and 1999 (unaudited)....................................................................................   A-43

Notes to Condensed Consolidated Financial Statements......................................................   A-44

                         IVILLAGE INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information..........................................   A-48

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999..............................   A-50

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998...   A-51

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30,
  1999....................................................................................................   A-52

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..................................   A-53

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                              FINANCIAL STATEMENTS

Report of Independent Accountants.........................................................................   A-55

Balance Sheets at December 31, 1995 and 1996 and May 29, 1997 (unaudited).................................   A-56

Statements of Operations for the years ended December 31, 1995 and 1996 and the periods ended May 29, 1996
  and 1997 (unaudited)....................................................................................   A-57

Statements of Stockholder's (Deficit) Equity for the years ended December 31, 1995 and 1996 and the period
  ended May 29, 1997 (unaudited)..........................................................................   A-58

Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the periods ended May 29, 1996
  and 1997 (unaudited)....................................................................................   A-59

Notes to Financial Statements.............................................................................   A-60

                               KNOWLEDGEWEB, INC.
                              FINANCIAL STATEMENTS

Report of Independent Accountants.........................................................................   A-64

Balance Sheets at December 31, 1997 and 1998..............................................................   A-65

Statements of Operations for the years ended December 31, 1997 and 1998...................................   A-66

Statements of Stockholders' Equity for the years ended December 31, 1997 and 1998.........................   A-67

Statements of Cash Flows for the years ended December 31, 1997 and 1998...................................   A-68

Notes to Financial Statements.............................................................................   A-69

                        LAMAZE PUBLISHING COMPANY, INC.
                              FINANCIAL STATEMENTS

Report of Independent Accountants.........................................................................   A-75

Balance Sheets at December 31, 1997 and 1998 and June 30, 1999 (unaudited)................................   A-76

Statements of Operations for the years ended December 31, 1997 and 1998 and the six month period ended
  June 30, 1998 and 1999 (unaudited)......................................................................   A-77

Statements of Changes in Stockholder's Deficit for the years ended December 31, 1997 and 1998 and the
  period ended June 30, 1999 (unaudited)..................................................................   A-78

Statements of Cash Flows for the years ended December 31, 1997 and 1998 and the six month period ended
  June 30, 1998 and 1999 (unaudited)......................................................................   A-79

Notes to Financial Statements.............................................................................   A-80

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                              FINANCIAL STATEMENTS

Report of Independent Accountants.........................................................................   A-86

Balance Sheets at December 31, 1997 and 1998 and March 31, 1999 (unaudited)...............................   A-87

Statements of Operations for the years ended December 31, 1997 and 1998 and the three months ended
  March 31, 1998 and 1999 (unaudited).....................................................................   A-88

Statements of Stockholders' Deficit for the three years ended December 31, 1997 and 1998 and the period
  ended March 31, 1999 (unaudited)........................................................................   A-89

Statements of Cash Flows for the years ended December 31, 1997 and 1998 and the three months ended
  March 31, 1998 and 1999 (unaudited).....................................................................   A-90

Notes to Financial Statements.............................................................................   A-91

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those statements and other financial information included elsewhere in this appendix. The consolidated statement of operations data for the years ended December 31, 1996, 1997 and 1998 and the consolidated balance sheet data as of December 31, 1997 and 1998 are derived from the audited consolidated financial statements of iVillage included in this appendix. The consolidated statement of operations data for the six months ended June 30, 1999 and 1998 and the consolidated balance sheet data as of June 30, 1999 are derived from our unaudited consolidated financial statements which are included in this appendix. The consolidated balance sheet data as of December 31, 1996 and 1995 and the consolidated statement of operations data for the six month period for July 1, 1995 (inception) to December 31, 1995 are derived from our audited financial statements not included in this appendix. The results of interim periods are not necessarily indicative of results for the full year. Moreover, the historical annual results presented here are not necessarily indicative of future results. iVillage acquired ParentsPlace.com, Inc. in December 1996, Health ResponseAbility Systems, Inc. in May 1997, the majority interest and remaining minority interest in iBaby in April 1998 and March 1999, respectively, Astrology.Net in February 1999 and Online Psychological Services, Inc. in June 1999. The financial data reflect the results of operations of these subsidiaries since their dates of acquisition. The following table excludes the acquisition of Family Point, Inc. as of August 31, 1999. For the year ended December 31, 1998, a portion of the net loss for iBaby, Inc. attributable to minority stockholders is included as a reduction to net loss.

                                                                                                             SIX MONTHS
                              JULY 1, 1995                     YEAR ENDED DECEMBER 31,                     ENDED JUNE 30,
                              (INCEPTION) TO        -----------------------------------------------     ---------------------
                              DECEMBER 31, 1995       1996         1997         1998         1998         1998         1999
                              -----------------     --------     --------     --------     --------     --------     --------
                                                                                             PRO
                                                                               ACTUAL      FORMA(1)                   ACTUAL
                                                                              --------     --------                  --------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
Revenues..................         $    --          $    732     $  6,019     $ 15,012     $ 27,293     $  4,838     $ 14,572
Costs of revenues.........             508             3,468        5,530       12,403       18,250        5,437        9,112
                                   -------          --------     --------     --------     --------     --------     --------
Gross margin..............            (508)           (2,736)         489        2,609        9,043         (599)       5,460
                                   -------          --------     --------     --------     --------     --------     --------
OPERATING EXPENSES:
Product development and
 technology...............             121             1,053        2,076        2,118        2,118          986        3,038
Sales and marketing.......             329             2,709        8,771       28,523       31,320       12,054       23,206
General and
 administrative...........             656             3,104        7,841       10,612       14,284        4,206        7,872
Depreciation and
 amortization.............              17               109        2,886        5,683       37,603        2,658        7,519
                                   -------          --------     --------     --------     --------     --------     --------
   Total operating
     expenses.............           1,123             6,975       21,574       46,936       85,325       19,904       41,635
                                   -------          --------     --------     --------     --------     --------     --------
Loss from operations......          (1,631)           (9,711)     (21,085)     (44,327)     (76,282)     (20,503)     (36,175)
Interest (expense) income,
 net......................              (7)               28         (216)         591          588          237        1,513
Loss on sale of Web
 site(2)..................              --                --           --         (504)        (504)          --           --
Minority interest.........              --                --           --          586           --           --           --
                                   -------          --------     --------     --------     --------     --------     --------
Net loss..................          (1,638)           (9,683)     (21,301)     (43,654)     (76,198)     (20,266)     (34,662)
Preferred stock deemed
 dividend.................              --                --           --           --           --           --      (23,612)
                                   -------          --------     --------     --------     --------     --------     --------
Net loss attributable to
 common stockholders......         $(1,638)         $ (9,683)    $(21,301)    $(43,654)    $(76,198)    $(20,266)    $(58,274)
                                   -------          --------     --------     --------     --------     --------     --------
                                   -------          --------     --------     --------     --------     --------     --------
Basic and diluted net loss
 per share................         $ (1.51)         $  (8.90)    $ (13.65)    $ (21.11)                 $  (3.28)    $  (3.98)
                                   -------          --------     --------     --------                  --------     --------
                                   -------          --------     --------     --------                  --------     --------
Weighted average shares of
 common stock outstanding
 used in computing basic
 and diluted net loss per
 share....................           1,083             1,087        1,561        2,068                     6,179       14,656
                                   -------          --------     --------     --------                  --------     --------
                                   -------          --------     --------     --------                  --------     --------
Pro forma basic and
 diluted net loss per
 share(3).................                                                    $  (2.59)    $  (3.51)                 $  (2.77)
                                                                              --------     --------                  --------
                                                                              --------     --------                  --------
Shares of common stock
 used in computing pro
 forma basic and diluted
 net loss per share(3)....                                                      16,854       21,738                    21,027
                                                                              --------     --------                  --------
                                                                              --------     --------                  --------


                              SIX
                             MONTHS
                             ENDED
                            JUNE 30,
                            --------
                              1999
                            --------
                              PRO
                            FORMA(1)
                            --------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
Revenues..................  $ 21,336
Costs of revenues.........    12,685
                            --------
Gross margin..............     8,651
                            --------
OPERATING EXPENSES:
Product development and
 technology...............     3,038
Sales and marketing.......    24,570
General and
 administrative...........     9,489
Depreciation and
 amortization.............    19,473
                            --------
   Total operating
     expenses.............    56,570
                            --------
Loss from operations......   (47,919)
Interest (expense) income,
 net......................     1,510
Loss on sale of Web
 site(2)..................        --
Minority interest.........        --
                            --------
Net loss..................   (46,409)
Preferred stock deemed
 dividend.................   (23,612)
                            --------
Net loss attributable to
 common stockholders......  $(70,021)
                            --------
                            --------
Basic and diluted net loss
 per share................

Weighted average shares of
 common stock outstanding
 used in computing basic
 and diluted net loss per
 share....................

Pro forma basic and
 diluted net loss per
 share(3).................  $  (2.89)
                            --------
                            --------
Shares of common stock
 used in computing pro
 forma basic and diluted
 net loss per share(3)....    24,221
                            --------
                            --------

------------------------------
(1) Pro forma giving effect to the following transactions as if they occurred on January 1, 1998:
        o the acquisition of Lamaze Publishing;
        o the acquisition of Astrology.Net;
        o the purchase of the minority interest in iBaby; and
        o the acquisition of Online Psych.

(2) Please see note 5 to iVillage's consolidated financial statements.

(3) Please see note 2 to iVillage's consolidated financial statements.

                                                                                        DECEMBER 31,
                                                                          ----------------------------------------     JUNE 30,
                                                                          1995       1996       1997        1998         1999
                                                                          -----     ------     -------     -------     --------
                                                                                             (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.............................................    $ 162     $2,102     $ 4,335     $30,825     $ 85,279
Working capital (deficit).............................................     (715)     1,006       1,114      19,919       76,504
Total assets..........................................................      275      4,997      16,236      46,791      158,072
Long-term liabilities.................................................       --         --         139          --           --
Stockholders' equity (deficit)........................................     (629)     3,259      10,522      32,022      145,292

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and notes to those statements and the other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties.

                                    OVERVIEW

     The iVillage network, iVillage.com, provides an easy-to-use, comprehensive online network of sites tailored to the interests and needs of women using the Internet. iVillage.com consists of 14 content specific channels and a shopping area organized by subject matter. The channels cover leading topics of interest to women online, such as family, health, work, money, food, computers, relationships, shopping, travel, pets and astrology. We facilitate channel usage by providing common features and functionality within each channel, including experts, chats, message boards and services.

     Up to June 30, 1999, our revenues have been derived primarily from the sale of sponsorship and advertising contracts. Sponsorship and advertising revenues constituted 83% and 73% of total revenues for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

     Sponsorship revenues are derived principally from contracts ranging from one to three years. Sponsorships are designed to support broad marketing objectives, including brand promotion, awareness, product introductions, online research and the integration of advertising with editorial content. Sponsorship agreements typically include the delivery of impressions on our Web sites and the design and development of customized sites that enhance the promotional objectives of the sponsor. An impression is the viewing of promotional material on a Web page, which may include banner advertisements, links, buttons or other text or images. The portion of sponsorship revenues related to the delivery of impressions is recognized ratably in the period in which the advertisement is displayed provided that none of our significant obligations remain, at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight line basis over the term of the contract. Accordingly, to the extent that minimum guaranteed impressions are not met, we defer recognition of the corresponding revenues until the guaranteed impressions are met. The portion of sponsorship revenues related to the up-front customized design work, as specified in the contract, is recognized in the period in which the design work is performed, typically within the first three months of the contract term.

     As part of our sponsorship deals, certain sponsors who also sell products provide us with a commission on sales of their products generated through our Web site. To date, these amounts have been immaterial.

     Advertising revenues are derived principally from short-term advertising contracts in which we typically guarantee a minimum number of impressions to be delivered to users over a specified period of time for a fixed fee. Advertising rates, measured on a cost per thousand impressions basis, or CPMs, are dependent on whether the impressions are for general rotation throughout our Web sites or for targeted audiences and properties within specific areas of iVillage.com.

     Sponsorship and advertising revenues also include barter revenues, which represent exchanges by us of advertising space on our Web sites for reciprocal advertising space or traffic on other Web sites. Revenues from these barter transactions are recorded as advertising revenues at the estimated fair value of the advertisements delivered, unless the fair value of the goods and services received is more objectively determinable, and are recognized when the advertisements are run on iVillage.com and its affiliated properties. Barter expenses are recognized at the value of advertisements received when our advertisements are run on the reciprocal Web sites or properties, which is typically in the same period as when the advertisements are run on iVillage.com. Barter expenses are included as part of sales and marketing expenses. We do not receive cash for the advertisements delivered, nor do we pay for the advertisements received. Typically, these barter transactions have no impact on our cash flows and results of operations. Barter transactions enable us to continue to build strong brand recognition as part of our overall business strategy without expending cash resources. Revenues from barter transactions represented approximately 20% and 12% of total revenues for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. We anticipate that barter revenues will continue to increase in the future although they will decrease as a percentage of total revenues.

     With the acquisition of Lamaze Publishing, we will generate additional revenues through advertising placements in its publications, videos, Newborn Channel satellite broadcasts and e-commerce opportunities. In addition, revenues are expected to be generated through a sampling and coupon program which offers advertisers the ability to distribute samples, coupons and promotional literature to new and expectant mothers.

     Commerce revenues are derived principally from sales through iBaby, iMaternity and Astrology.Net. Commerce revenues received from iBaby consist of the sale of baby-related products, including strollers, high chairs, bedding, toys and accessories. iBaby takes all orders for iBaby products, collects the payment and ships the items to the customer. The inventory and services agreement between iBaby and Kid's Warehouse, iVillage's former joint venture partner in iBaby, has terminated and iBaby has become responsible for all merchandising, inventory management and order fulfillment functions. In order to fulfill these functions, we recently signed a two year lease for approximately 40,000 square feet of warehouse space for iBaby at a facility located in San Diego, California. Our failure to assume effectively and in a timely manner the merchandising, inventory management and order fulfillment functions has and could result in the disruption of the operations of iBaby, including shipment delays.

     Commerce revenues received from iMaternity consist of the sale of maternity clothing and products through its Web site. All orders for iMaternity products are taken through its channel on the iBaby Web site, and iBaby collects the payment for product sales. The fulfillment of all product orders for iMaternity is handled by Dan Howard, Inc. Revenues from Astrology.Net consist of the sale of astrological charts and other related products to visitors to the Astrology.Net Web site. We recognize revenues from iBaby, iMaternity and Astrology.Net product sales, net of any discounts, when products are shipped to customers and the collection of the receivable is reasonably assured.

     Recently, we received fees from the licensing of portions of our content in connection with our licensing agreement with PlanetRx.com.

                             RESULTS OF OPERATIONS

     The following table sets forth our results of operations expressed as a percentage of total revenues:

                                                                                                   SIX MONTHS
                                                                     YEAR ENDED DECEMBER 31,          ENDED
                                                                     ------------------------     -------------
                                                                      1996      1997     1998     1998     1999
                                                                     ------     ----     ----     ----     ----
Revenues..........................................................      100%     100%     100%     100%     100%
                                                                     ------     ----     ----     ----     ----
Cost of revenues..................................................      474       92       83      112       63
                                                                     ------     ----     ----     ----     ----
Gross margin......................................................     (374)       8       17      (12)      37
                                                                     ------     ----     ----     ----     ----
Operating expenses:
Product development and technology................................      144       34       14       20       21
Sales and marketing...............................................      370      146      190      249      159
General and administrative........................................      424      130       71       87       54
Depreciation and amortization.....................................       15       48       38       55       52
                                                                     ------     ----     ----     ----     ----
Total operating expenses..........................................      953      358      313      411      286
                                                                     ------     ----     ----     ----     ----
Loss from operations..............................................   (1,327)    (350)    (295)    (424)    (248)
                                                                     ------     ----     ----     ----     ----
                                                                     ------     ----     ----     ----     ----
Net loss..........................................................   (1,323)%   (354)%   (291)%   (419)%   (238)%
                                                                     ------     ----     ----     ----     ----
                                                                     ------     ----     ----     ----     ----

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1999 AND JUNE 30, 1998

REVENUES

     Revenues were $14.6 million for the six months ended June 30, 1999, which represented an increase of 201%, when compared with the corresponding period in 1998. The increase in revenues was primarily due to our ability to generate significantly higher sponsorship and advertising revenues during the 1999 period, as well as the development of our commerce strategy through our investments in iBaby and Astrology.Net. Sponsorship, advertising and other revenues were $10.7 million for the six months ended June 30, 1999, compared to $4.3 million for the corresponding period in 1998. The increase in sponsorship, advertising and other revenues was primarily due to an increase in the number of impressions sold and an increase in the number of sponsors advertising on our Web sites during the 1999 period. Sponsorship, advertising and other revenues accounted for approximately 73% of total revenues for the six months ended June 30, 1999. Commerce revenues accounted for $3.9 million, or 27% of total revenues, for the six months ended June 30, 1999, compared to $0.5 million, or 11% of total revenues, for the six-month period in 1998.

     Although no one advertiser accounted for greater than 10% of total revenues for the six months ended June 30, 1999, our five largest advertisers accounted for 22% of total revenues.

     Included in sponsorship and advertising revenues are barter transactions which accounted for approximately 12% of total revenues for the six months ended June 30, 1999, compared to 25% for the comparable period in 1998.

COST OF REVENUES

     The principal elements of cost of advertising, sponsorship and other revenues for our Internet operations are content costs, payroll and related expenses for the editorial staff, Web site design and production staff and the cost of communications and related expenses necessary to support our Web sites. Cost of commerce revenues consist primarily of the cost of products sold to customers and outbound and inbound shipping and handling costs. Cost of advertising, sponsorship and other revenues was $6.1 million, or 57% of advertising, sponsorship and other revenues, for the six months ended June 30, 1999. Cost of advertising, sponsorship and other revenues was $5.0 million, or 116% of advertising, sponsorship and other revenues, for the comparable period in the prior year. Cost of advertising, sponsorship and other revenues, as a percentage of these revenues, decreased during the six months ended June 30, 1999 due to the significant growth in advertising and sponsorship revenues over the prior period. Cost of commerce revenues was $3.0 million, or 78% of commerce revenues, for the six months ended June 30, 1999, compared to $0.4 million, or 85% of commerce revenues, for the corresponding period in 1998.

OPERATING EXPENSES

     PRODUCT DEVELOPMENT AND TECHNOLOGY. Product development and technology expenses consist primarily of salaries, payroll taxes and benefits and related expenditures for support, technology, software development and operations personnel. Product development and technology expenses for the six months ended June 30, 1999 was approximately $3.0 million, or 21% of total revenues. Product development and technology expenses was $1.0 million, or 20% of total revenues, for the corresponding period in 1998. The increase was primarily attributable to additional personnel costs related to creating and testing new channel concepts and tools to be used throughout our network of Web sites.

     SALES AND MARKETING. Sales and marketing expenses consist primarily of costs related to distribution agreements, salaries, payroll taxes and benefits for sales and marketing personnel, commissions, advertising and other marketing-related expenses and distribution facility expenses related to the iBaby operations. Distribution expenses consist primarily of payroll and related expenses for personnel engaged in marketing, customer service and distribution activities as well as equipment and supplies. Sales and marketing expenses for the six months ended June 30, 1999 were approximately $23.2 million, or 159% of total revenues. Sales and marketing expenses were $12.1 million, or 249% of total revenues, for the comparable period in 1998. The dollar increase in sales and marketing expenses between the 1998 and 1999 periods was primarily attributable to our advertising campaign on the Internet and television in accordance with our agreement with NBC. Sales and marketing expenses as a percentage of revenues decreased between the 1998 and 1999 periods as a result of the growth in revenues.

     Included in sales and marketing are barter transactions which amounted to approximately 12% of total revenues during the six months ended June 30, 1999, compared to 25% of total revenues during the comparable period in 1998.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of salaries, payroll taxes and benefits and related costs for general corporate overhead, including executive management, finance, facilities, and legal and other professional fees. General and administrative expenses for the six months ended June 30, 1999 were $7.9 million, or 54% of total revenues. For the comparable period in 1998, general and administrative expenses were $4.2 million, or 87% of total revenues. The increase in general and administrative expenses between the 1998 and 1999 periods was primarily due to an increase in salaries and benefits, recruiting costs and facilities expenses resulting from an increase in the number of personnel hired to support the growth of our business. General and administrative expenses decreased as a percentage of total revenues as a result of the growth in revenues in the six months ended June 30, 1999 compared to the comparable period in 1998.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for the six months ended June 30, 1999 were $7.5 million, or 52% of total revenues. For the comparable period in 1998, depreciation and amortization expenses were $2.7 million, or 55% of total revenues. The dollar increase between the 1998 and 1999 periods was primarily attributable to increased amortization expense resulting from our acquisitions of iBaby and Astrology.Net, as well as depreciation on a greater base of fixed assets owned by us during the 1999 period.

INTEREST INCOME, NET

     Interest income, net includes interest income from our cash balances and interest expenses related to our financing obligations. Interest income, net for the six months ended June 30, 1999 was $1.5 million, or 10% of total revenues. For the comparable period in 1998, interest income, net was $0.2 million, or 5% of total revenues. The increase between the 1998 and 1999 periods was primarily due to higher average net cash and cash equivalents balances resulting primarily from the cash received from our initial public offering of common stock in March 1999.

NET LOSS

     We recorded a net loss of $34.7 million, or $3.98 per share, for the six months ended June 30, 1999. The net loss per share for the six months ended June 30, 1999 includes a deemed dividend of $23.6 million incurred as a result of the difference between the purchase price of the series E convertible preferred stock sold to NBC during the first quarter of 1999, and the fair market value on the date of issuance. For the comparable period in 1998, iVillage recorded a net loss of $20.3 million.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997

REVENUES

     Revenues increased 149% to $15.0 million for the year ended December 31, 1998, from $6.0 million for the year ended December 31, 1997. The increase in revenues was primarily due to our ability to generate significantly higher sponsorship and advertising revenues, and the development of our commerce strategy through the investment in iBaby. Sponsorship, advertising and usage revenues increased $6.4 million primarily as a result of a higher number of impressions sold and additional sponsors advertising on our Web sites. Commerce revenues accounted for $2.6 million in 1998, with no revenues in 1997. During 1998, we expanded our sales force and the number of impressions available on our Web sites increased as additional channels were launched and additional content was produced. Sponsorship and advertising revenues accounted for approximately 80% and 93% of revenues for the years ended December 31, 1998 and 1997, respectively. Commerce revenues accounted for approximately 17% of revenues for the year ended December 31, 1998, with no such revenues for the comparable period in 1997.

     Although no one advertiser accounted for greater than 10% of total revenues for the year ended December 31, 1998, our five largest advertisers accounted for 17% of total revenues for the year. At December 31, 1998, one advertiser accounted for 11% of net accounts receivable due to a significant invoice billed close to year-end. Although our five largest sponsorship and advertising customers accounted for 26% of total revenues for the year ended December 31, 1997, no one advertiser accounted for greater than 10% of total revenues. At December 31, 1997, one customer accounted for approximately 31% of the net accounts receivable balance due to a significant invoice billed close to year-end. A large portion of the invoice was recorded as deferred revenue and recognized as revenue in 1998, when the services were provided. Included in sponsorship and advertising revenues are barter transactions which accounted for approximately 20% and 10% of total revenues for the years ended December 31, 1998 and 1997, respectively. Barter revenues increased as a percentage of revenues because of the development of barter as a viable vehicle for online advertising in the industry.

COST OF REVENUES

     Cost of advertising, sponsorship and other revenues were $10.2 million and $5.5 million, or 82% and 92% of advertising, sponsorship and other revenues, for the years ended December 31, 1998 and 1997, respectively. Cost of advertising, sponsorship and other revenues, as a percentage of these revenues, decreased during the year ended December 31, 1998 when compared to the year ended
December 31, 1997 due to the significant growth in advertising and sponsorship revenues over the prior period. Cost of commerce revenues were $2.2 million or 85% of commerce revenues, for the year ended December 31, 1998. There were no cost of commerce revenues for the year ended December 31, 1997. Cost of commerce revenues, as a percentage of these revenues, increased during the year ended December 31, 1998 when compared to the year ended December 31, 1997 due to our joint venture with iBaby in 1998.

OPERATING EXPENSES

     PRODUCT DEVELOPMENT AND TECHNOLOGY. Product development and technology expenses for the years ended December 31, 1998 and 1997, were approximately $2.1 million, or 14% of total revenues, and $2.1 million, or 34% of total revenues, respectively. The decrease in product development and technology cost, as a percentage of total revenues, is due to the significant growth in total revenues for the year ended December 31, 1998 as compared to the year ended December 31, 1997.

     SALES AND MARKETING. Sales and marketing expenses increased to $28.5 million, or 190% of revenues, for the year ended December 31, 1998, from $8.8 million, or 146% of revenues, for the year ended December 31, 1997. The dollar increase in sales and marketing expenses was primarily due to expanded distribution agreements which increased by about $6.3 million, increases in advertising expenses related to our branding campaign of $5.4 million on the Internet, television and in print and higher advertising and sales personnel expenses of about $3.0 million. We invested heavily in distribution arrangements during the year ended December 31, 1998. These distribution agreements, with major Web search and retrieval and other online service companies, generally range from one to two years and include the placement of promotional features or textual links to our sites. Sales and marketing expenses as a percentage of revenues increased due to our branding campaign, increased distribution agreements and additional personnel in our sales department. Included in sales and marketing expenses are barter transactions, which accounted for approximately 10% and 7% of sales and marketing expenses for the years ended December 31, 1998 and 1997, respectively.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased to $10.6 million, or 71% of revenues, for the year ended December 31, 1998, from $7.8 million, or 130% of revenues, for the year ended December 31, 1997. The increase in general and administrative expenses was primarily due to an increase in salaries and benefits, recruiting costs and facilities expenses resulting from an increase in the number of personnel hired during the year to support the growth of our business. General and administrative expenses decreased as a percentage of total revenues because of the growth in revenues relative to the growth in our general and administrative expenses. This is due to the development of our infrastructure in 1997 which was necessary for future growth of revenues. We expect that we will incur additional general and administrative expenses as we continue to hire personnel and incurs expenses related to the growth of the business and our operations as a public company.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased to $5.7 million, or 38% of revenues, for the year ended December 31, 1998 from $2.9 million, or 48% of revenues, for the year ended December 31, 1997. The dollar increase was primarily attributable to increased depreciation of $1.2 million resulting from purchases of fixed assets of approximately $6.3 million and increased amortization expense of $1.6 million due to the Health ResponseAbility Systems acquisition in May 1997.

INTEREST (EXPENSE) INCOME, NET

     Interest (expense) income, net includes interest income from our cash balances and interest expense related to our financing obligations, including non-cash expenses related to the issuance of warrants associated with a bridge financing in 1997. Interest (expense) income, net improved to an income of $0.6 million for the year ended December 31, 1998, from an expense of $0.2 million for the year ended December 31, 1997. This increase was primarily due to a higher average net cash and cash equivalents balance from the issuance of preferred and common stock during 1998.

MINORITY INTEREST

     Minority interest represents the portion of the net loss of iBaby attributable to minority stockholders. On March 25, 1999, we completed our purchase of all of the outstanding shares of iBaby held by the minority stockholders of iBaby.

INCOME TAXES

     As of December 31, 1998, we had approximately $69.9 million of net operating loss carryforwards for federal tax reporting purposes available to offset future taxable income. Our federal net operating loss carryforwards expire beginning in 2010. Certain future changes in the share ownership of iVillage, as defined in the Tax Reform Act of 1986, may restrict the utilization of carryforwards. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the asset due to the lack of our earnings history.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

REVENUES

     Revenues were $6.0 million and $0.7 million for the years ended
December 31, 1997 and 1996, respectively. The increase was driven by the growth in sponsorship and advertising revenues, which was the result of more advertisers and a higher number of impressions sold. Sponsorship and advertising revenues accounted for 93% and 74% of revenues for the years ended December 31, 1997 and 1996, respectively. Included in advertising and sponsorship revenues were barter transactions, which accounted for approximately 10% and 1% of revenues for the years ended December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, one customer accounted for 31% and four customers each represented greater than 10% of the net accounts receivable balance, respectively. At December 31, 1997, our five largest sponsorship and advertising customers accounted for 26% of total revenues, but no one customer accounted for greater than 10% of total revenues. For the years ended December 31, 1997 and 1996, we derived revenues from usage fees paid by AOL based on visitation to iVillage.com on the AOL service. Usage fees were $0.4 million and $0.2 million for the years ended December 31, 1997 and 1996, respectively. During the year ended December 31, 1997, we entered into a new agreement with AOL that eliminated usage fees.

COST OF REVENUES

     Cost of advertising, sponsorship and other revenues were $5.5 million and $3.5 million, or 92% and 474% of advertising, sponsorship and other revenues, for the years ended December 31, 1997 and 1996, respectively. Cost of advertising, sponsorship and other revenues as a percentage of these revenues, decreased during the year ended December 31, 1997 when compared to the year ended December 31, 1996 due to the significant growth in advertising and sponsorship revenues over the prior period. There were no cost of commerce revenues for years ended December 31, 1997 and 1996.

OPERATING EXPENSES

     PRODUCT DEVELOPMENT AND TECHNOLOGY. Product development and technology expenses for the years ended December 31, 1997 and 1996, were approximately $2.1 million, or 34% of total revenues, and $1.1 million, or 144% of total revenues, respectively. The increase was primarily attributable to additional personnel costs related to creating and testing new channel concepts and tools to be used throughout our network of Web sites.

     SALES AND MARKETING. Sales and marketing expenses were $8.8 million, or 146% of revenues, and $2.7 million, or 370% of revenues, for the years ended December 31, 1997 and 1996, respectively. The increase in sales and marketing expenses was primarily due to expanded online banner and distribution arrangements and the addition of a direct sales force, which we began building in the second half of 1996. Included in sales and marketing are barter transactions, which accounted for approximately 7% of sales and marketing in the year ended December 31, 1997. Sales and marketing expenses as a percentage of revenues decreased because of the growth in revenues.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses were $7.8 million, or 130% of revenues, and $3.1 million, or 424% of revenues, for the years ended December 31, 1997 and 1996, respectively. The increase in general and administrative expenses was primarily due to increases in the number of general and administrative personnel and professional services and facility expenses to support the growth of our operations. General and administrative expenses as a percentage of revenues decreased because of the growth in revenues.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased to $2.9 million, or 48% of revenues, for the year ended December 31, 1997 from $0.1 million, or 15% of revenues, for the year ended December 31, 1996. The dollar increase was primarily attributable to purchases of fixed assets of approximately $4 million and acquisitions of Web sites for approximately $2.9 million during the year ended December 31, 1997.

INTEREST (EXPENSE) INCOME, NET

     Interest (expense) income, net was approximately $216,000 expense and $28,000 income for the years ended December 31, 1997 and 1996, respectively. The increase in interest (expense) income, net for the year ended December 31, 1997 was primarily due to warrants issued in connection with the receipt of bridge financing resulting in an interest charge of approximately $334,000.

                                 RECENT EVENTS

     ARMCHAIR MILLIONAIRE. We recently entered into an option agreement with Investorama.com Inc. to sell the assets associated with Armchair Millionaire, a site located on our Money channel. Investorama has 30 days after the agreement is signed to exercise the option. If Investorama exercises the option, iVillage will, among other things, be entitled to a percentage of the advertising revenues from Armchair Millionaire for two years, not to exceed $550,000 and will receive $1.0 million in advertising revenues over a 12-month period, subject to guaranteed impressions.

     PLANETRX.COM. On September 3, 1999, iVillage and PlanetRx.com, Inc., a full service online pharmacy, entered into a three-year sponsorship agreement under which PlanetRx.com will pay us $15.0 million to be, for the term of the agreement, the exclusive online retail drugstore promoted on the iVillage network. iVillage and PlanetRx.com have also entered into a two and a half year content license agreement under which PlanetRx.com has paid us $7.5 million for the use of selected information and tools on the iVillage network. In addition, we have made a $7.5 million equity investment in PlanetRx.com.

     FAMILY POINT. In accordance with a merger agreement dated as of August 31, 1999, we acquired Family Point, the operator of a leading online meeting place for families, friends and groups. The aggregate purchase price paid to acquire Family Point was approximately $28.0 million and consisted of $4.5 million cash and approximately 612,000 shares of our common stock valued under the purchase method of accounting. The difference between the purchase price and the fair value of the acquired net assets of Family Point will be recorded as goodwill and amortized over the period of expected benefit which is estimated at three years.

     LAMAZE PUBLISHING. On August 20, 1999, we acquired all of the outstanding stock of Lamaze Publishing, a multimedia provider of education information to expectant and new mothers. The total purchase price consisted of approximately 1,750,000 shares of our common stock and approximately $5 million to repay debt. The difference between the purchase price of $102.3 million as calculated according to generally accepted accounting principles and the fair value of the acquired net assets of Lamaze Publishing will be recorded as goodwill and amortized over the period of expected benefit which is estimated at ten years.

     ONLINE PSYCH. On June 30, 1999, we acquired Online Psychological Services, Inc. and Code Stone Technologies, Inc. As a result of the acquisitions, Online Psych and Code Stone became our wholly-owned subsidiaries. Online Psych operates a Web site focusing on mental health issues while Code Stone provides much of the interactive technology used on Online Psych's Web site.

     The aggregate purchase price paid to acquire Online Psych and Code Stone consisted of $1.5 million cash and approximately 577,000 shares of our common stock valued at approximately $28.5 million under the purchase method of accounting. The difference between the purchase price and the fair value of the acquired net assets of Online

Psych and Code Stone has been recorded as goodwill and is being amortized over the period of expected benefit which is estimated to be three years.

QUARTERLY RESULTS OF OPERATIONS

     Our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are outside our control. These factors include:

     o our ability to attract and retain users and members;

     o our ability to attract and retain advertisers and sponsors and maintain advertiser and sponsor satisfaction;

     o our ability to attract and retain customers and maintain customer satisfaction for our existing and future e-commerce businesses;

     o new sites, services or products introduced by us or our competitors;

     o the timing and uncertainty of sales cycles;

     o the level of Web and online services usage;

     o our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner;

     o traffic levels on our Web sites;

     o our ability to successfully integrate operations and technologies from acquisitions or other business combinations;
     o technical difficulties or system downtime affecting the Internet generally or the operation of our Web sites;

     o the dilutive effect of acquisitions; and

     o economic conditions specific to the Internet as well as general economic conditions.

     As a result, our operating results for any particular quarter may not be indicative of future operating results.

     The following table sets forth unaudited quarterly consolidated statement of operations data for the third and fourth quarters of 1997, each of the four quarters in 1998 and for the first and second quarters of 1999. In the opinion of management, this information has been prepared substantially on the same basis as the audited consolidated financial statements appearing elsewhere in this prospectus, and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly the unaudited consolidated quarterly results. The quarterly data should be read in conjunction with our audited consolidated financial statements and unaudited financial statements for the six months ended June 30, 1999 and the notes to those statements appearing elsewhere in this appendix.

                   SEPTEMBER 30,   DECEMBER 31, MARCH 31,  JUNE 30,  SEPTEMBER 30,  DECEMBER 31,  MARCH 31,  JUNE 30,
                      1997           1997         1998       1998       1998           1998         1999       1999
                   -------------  ------------  ---------  --------  -------------  ------------  ---------  --------
Revenues..........   $   1,518      $  2,357    $  2,200   $ 2,638     $   4,288      $  5,886    $  6,464   $  8,108
Cost of revenues..       1,379         1,749       2,175     3,262         3,368         3,598       4,902      4,210
                     ---------      --------    ---------  --------    ---------      --------    ---------  --------
Gross margin......         139           608          25      (624)          920         2,288       1,562      3,898
Product
  development and
  technology......         526           700         482       504           617           515       1,685      1,353
Sales and
  marketing.......       1,935         3,372       4,870     7,184         7,877         8,592      10,888     12,318
General and
  administrative..       1,967         2,662       2,004     2,202         3,606         2,800       4,025      3,847
Depreciation and
  amortization....       1,034           655       1,261     1,397         1,386         1,639       2,854      4,665
                     ---------      --------    ---------  --------    ---------      --------    ---------  --------
Total operating
  expenses........       5,462         7,389       8,617    11,287        13,486        13,546      19,452     22,183
                     ---------      --------    ---------  --------    ---------      --------    ---------  --------
Loss from
  operations......   $  (5,323)     $ (6,781)   $ (8,592)  $(11,911)   $ (12,566)     $(11,258)   $(17,890)  $(18,285)
                     ---------      --------    ---------  --------    ---------      --------    ---------  --------
                     ---------      --------    ---------  --------    ---------      --------    ---------  --------

                        LIQUIDITY AND CAPITAL RESOURCES

     Until our initial public offering in March 1999, which raised net proceeds of $91.4 million, we financed our operations primarily through the private placement of our convertible preferred stock. As of June 30, 1999, we had approximately $85.3 million in cash and cash equivalents.

     Net cash used in operating activities increased to $26.2 million for the six months ended June 30, 1999 from $17.0 million for the six months ended
June 30, 1998. The increase in net cash used in operating activities resulted primarily from increased net losses and the payment of accrued liabilities. The increased net loss was primarily due to the continued investment in establishing the iVillage brand on the Internet through further investment in content and technology. Net cash used in operating activities amounted to $32.3 million for the year ended December 31, 1998, $15.3 million for the year ended December 31, 1997 and $8.7 million for 1996. The increase in net cash used resulted primarily from increasing net losses, offset by the timing of payable settlements and increased depreciation and amortization expense.

     Net cash used in investing activities was $12.5 million in the six months ended June 30, 1999. This compares to net cash used in investing activities of $2.7 million for the six months ended June 30, 1998. The increase in net cash used in investing activities resulted primarily from the acquisitions of iBaby and Astrology.Net in the first quarter of 1999 and the acquisitions of Online Psychological Services, Inc and Code Stone Technologies, Inc. during the second quarter of 1999. Net cash used in investing activities decreased to $5.8 million for the year ended December 31, 1998 from $6.9 million for the year ended December 31, 1997 and $0.7 million for 1996, resulting primarily from increased purchases of property and equipment and the $2.6 million cash portion of the acquisition of our health channel in 1997.

     Net cash provided by financing activities amounted to $93.2 million for the six months ended June 30, 1999, compared to $32.8 million for the six months ended June 30, 1998. The increase was primarily due to the receipt of $91.4 million of net proceeds from our initial public offering in March 1999. Net cash provided by financing activities increased to $64.5 million for the year ended December 31, 1998 from $24.4 million for 1997 and $11.3 million for 1996. The increase in 1998 was primarily due to $65.3 million of net cash proceeds from the sale of shares of our series E convertible preferred stock, series D convertible preferred stock and common stock as compared to the $24.8 million of net cash proceeds from the sale of shares of our series C convertible preferred stock in 1997, inclusive of convertible notes. In 1996, we received net cash proceeds of $11.3 million from the sale of shares of our series B and B-1 convertible preferred stock, inclusive of convertible notes.

     Subsequent to June 30, 1999, we have used approximately $8.5 million in cash on the Lamaze Publishing and Family Point acquisitions, excluding acquisition costs. On August 2, 1999, we announced a $28.5 million marketing campaign which commenced in the third quarter of 1999 and will run through the first quarter of 2000. In addition, on September 3, 1999, we paid $7.5 million to PlanetRx.com for 37,103 shares of series D preferred stock of PlanetRx.com. However, we separately received $7.5 million from PlanetRx.com in a content license agreement and have entered into a $15.0 million sponsorship agreement with them. We recently signed a two year lease for approximately 40,000 sq. ft. of warehouse space for iBaby at a facility located in San Diego, California.

     Our capital requirements depend on numerous factors, including:

     o market acceptance of our services;

     o the amount of resources we devote to investments in the iVillage.com network, including acquisition of other entities;

     o the resources we devote to marketing; and

     o the resources we devote to selling our services and brand promotions.

     We have experienced a substantial increase in our expenditures since our inception. The increase in expenditures is consistent with the growth in our operations and staffing. We anticipate we will continue to evaluate possible investments in businesses, products and technologies, and continue to expand our sales and marketing programs and conduct more aggressive brand promotions, any of which could reduce our liquidity.

                        RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software development or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. This standard did not have a significant effect on our capitalization policy.

     In April 1998, AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start up activities and organization costs to be expensed as incurred. As we have expensed these costs historically, the adoption of this standard did not have a significant impact on our results of operations, financial position or cash flows.

     In June 1998, FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for our fiscal quarters beginning fiscal year 2001. The adoption of SFAS No. 133 is not expected to have an impact on our results of operations, financial position or cash flows upon the adoption of this standard.

                              YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.

STATE OF READINESS

     We are engaged in an ongoing assessment of the Year 2000 readiness of our operating, financial and administrative systems, including the hardware and software that support our systems. Our assessment plan consists of:

     o quality assurance testing of our internally developed proprietary software;

     o contacting third-party vendors and licensors of material hardware, software and services that are both directly and indirectly related to the delivery of our services to our users;

     o contacting vendors of third-party systems;

     o assessing repair and replacement requirements;

     o implementing repair or replacement;

     o implementation; and

     o if deemed necessary or appropriate, creating contingency plans in the event of Year 2000 failures.

     We have engaged Keane, Inc., a consulting firm with Year 2000 experience, to assist us with our Year 2000 compliance program.

     Our Year 2000 task force has conducted an inventory of and developed testing procedures for all software and other systems that we believe might be affected by Year 2000 issues. Since third parties developed and currently support many of the systems that we use, a significant part of this effort has been to ensure that these third-party systems are Year 2000 compliant. We have confirmed this compliance through a combination of the representation by these third parties of their products' Year 2000 compliance, as well as specific testing of these systems.

COSTS

     Through August 31, 1999, we have spent approximately $250,000 on Year 2000 compliance issues but expect to incur an additional $50,000 in connection with identifying, evaluating and addressing Year 2000 compliance issues. Most of our expenses have related to, and are expected to continue to relate to, the operating costs associated with time spent by employees and consultants in the evaluation process and Year 2000 compliance matters generally. Such expenses, if higher than anticipated, could have a material adverse effect on our business, results of operations and financial condition.

RISKS

     We are not currently aware of any Year 2000 compliance problems relating to our systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix such problems. There can be no assurance that we will not discover Year 2000 compliance problems in our systems that will require substantial revision. In addition, there can be no assurance that third-party software, hardware or services incorporated into our material systems will not need to be revised or replaced, all of which could be time-consuming and expensive. Our failure to fix or replace our internally developed proprietary software or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, the failure to adequately address Year 2000 compliance issues in our internally developed proprietary software could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend.

     We are heavily dependent on a significant number of third-party vendors to provide both network services and equipment. A significant Year 2000-related disruption of the network, services or equipment that third-party vendors provide to us could cause our members and visitors to consider seeking alternate providers or cause an unmanageable burden on its technical support, which in turn could materially and adversely affect our business, financial condition and results of operations.

     In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control will be Year 2000 compliant. The failure by these entities to be Year 2000 compliant could result in a systemic failure beyond our control, such as a prolonged Internet, telecommunications or electrical failure, which could also prevent us from delivering our services to our customers, decrease the use of the Internet or prevent users from accessing our Web sites which could have a material adverse effect on our business, results of operations and financial condition.

CONTINGENCY PLAN

     As discussed above, we are engaged in an ongoing Year 2000 assessment and have not yet developed any contingency plans. The results of our Year 2000 simulation testing and the responses received from third-party vendors and service providers will be taken into account in determining the nature and extent of any contingency plans.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
iVillage Inc. and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of iVillage Inc. and Subsidiaries (the "Company") at December 31, 1998 and 1997, and the consolidated results of operations and cash flows for each of the three years then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 4, 1999

                         IVILLAGE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                            DECEMBER 31,            PRO FORMA AS OF
                                                     ----------------------------     DECEMBER 31,
                                                         1997            1998             1998
                                                     ------------    ------------    ---------------
                                                                                       (UNAUDITED)
                                                                                      (SEE NOTE 2)
                   ASSETS
Current assets:
Cash and cash equivalents.........................   $  4,334,721    $ 30,824,869     $  30,824,869
Accounts receivable, less allowance of $279,829
  and $746,349, respectively......................      2,199,520       3,147,561         3,147,561
Other current assets..............................        153,985         715,161           715,161
                                                     ------------    ------------     -------------
    Total current assets..........................      6,688,226      34,687,591        34,687,591
                                                     ------------    ------------     -------------
Fixed assets, net.................................      3,802,823       7,380,366         7,380,366
Goodwill and other intangible assets, net.........      5,598,233       4,535,148         4,535,148
Other assets......................................        146,801         187,860           187,860
                                                     ------------    ------------     -------------
    Total assets..................................   $ 16,236,083    $ 46,790,965     $  46,790,965
                                                     ------------    ------------     -------------
                                                     ------------    ------------     -------------

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses.............   $  3,989,945    $ 11,559,711     $  11,559,711
Capital leases payable............................        247,943         136,573           136,573
Deferred revenue..................................      1,004,199       2,909,740         2,909,740
Other current liabilities.........................        332,531         162,859           162,859
                                                     ------------    ------------     -------------
    Total current liabilities.....................      5,574,618      14,768,883        14,768,883
Capital leases payable, net of current portion....        139,346              --                --
                                                     ------------    ------------     -------------
    Total liabilities.............................      5,713,964      14,768,883        14,768,883
                                                     ------------    ------------     -------------

Commitments and contingencies

Stockholders' equity:
Series A convertible preferred stock--par value
  $.0005, 1,000,000 shares authorized, issued and
  outstanding.....................................            500             500                --
Series B and B-1 convertible preferred stock--par
  value $.0005, 5,929,846 shares authorized,
  4,777,746 issued and outstanding................          2,389           2,389                --
Series C convertible preferred stock--par value
  $.0005, 13,528,765 shares authorized, 13,193,445
  issued and outstanding..........................          6,597           6,597                --
Series D convertible preferred stock--par value
  $.0005, 13,000,000 shares authorized, issued and
  outstanding.....................................             --           6,500                --
Series E convertible preferred stock--par value
  $.0005, 18,953,616 shares authorized, 11,730,948
  issued and outstanding..........................             --           5,865                --
Common stock, par value $.01, 35,000,000 and
  65,000,000 shares authorized, 1,819,735 and
  2,113,385 issued and outstanding at
  December 31, 1997 and 1998, respectively;
  16,898,590 issued and outstanding, pro forma
  (unaudited).....................................         18,197          21,133           168,986
Additional paid-in capital........................     43,180,649     112,848,505       112,722,503
Accumulated deficit...............................    (32,621,213)    (76,274,895)      (76,274,895)
Stockholders notes receivable.....................        (65,000)       (565,000)         (565,000)
Unearned compensation and deferred advertising....             --      (4,029,512)       (4,029,512)
                                                     ------------    ------------     -------------
    Total stockholders' equity....................     10,522,119      32,022,082        32,022,082
                                                     ------------    ------------     -------------
    Total liabilities and stockholders' equity....   $ 16,236,083    $ 46,790,965     $  46,790,965
                                                     ------------    ------------     -------------
                                                     ------------    ------------     -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          YEAR ENDED DECEMBER 31,
                                                -------------------------------------------
                                                   1996            1997            1998
                                                -----------    ------------    ------------
Revenues:
  Sponsorship, advertising and usage.........   $   732,045    $  6,018,696    $ 12,450,620
  Commerce...................................            --              --       2,561,203
                                                -----------    ------------    ------------
    Total revenues...........................       732,045       6,018,696      15,011,823
                                                -----------    ------------    ------------
Cost of revenues.............................     3,468,374       5,530,431      12,403,247
                                                -----------    ------------    ------------
Gross margin.................................    (2,736,329)        488,265       2,608,576

Operating expenses:
  Product development and technology.........     1,053,036       2,075,924       2,117,768
  Sales and marketing........................     2,708,779       8,770,581      28,522,874
  General and administrative.................     3,103,864       7,840,588      10,612,434
  Depreciation and amortization..............       108,956       2,886,256       5,683,006
                                                -----------    ------------    ------------
    Total operating expenses.................     6,974,635      21,573,349      46,936,082
                                                -----------    ------------    ------------

Loss from operations.........................    (9,710,964)    (21,085,084)    (44,327,506)

Interest income (expense), net...............        28,282        (215,876)        591,186
Loss on sale of Web site.....................            --              --        (503,961)
Minority interest............................            --              --         586,599
                                                -----------    ------------    ------------

Net loss.....................................   $(9,682,682)   $(21,300,960)   $(43,653,682)
                                                -----------    ------------    ------------

Basic and diluted net loss per share.........   $     (8.90)   $     (13.65)   $     (21.10)
                                                -----------    ------------    ------------
                                                -----------    ------------    ------------
Weighted average shares of common stock
  outstanding used in computing basic and
  diluted net loss per share.................     1,087,353       1,560,957       2,068,473
                                                -----------    ------------    ------------
                                                -----------    ------------    ------------
Pro forma basic and diluted net loss per
  share (Note 2).............................                                  $      (2.59)
                                                                               ------------
                                                                               ------------
Shares of common stock used in computing pro
  forma basic and diluted net loss per
  share(Note 2)..............................                                    16,853,678
                                                                               ------------
                                                                               ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  CONVERTIBLE        CONVERTIBLE        CONVERTIBLE         CONVERTIBLE         CONVERTIBLE
                                PREFERRED STOCK    PREFERRED STOCK    PREFERRED STOCK     PREFERRED STOCK     PREFERRED STOCK
                                   SERIES A           SERIES B            SERIES C            SERIES D            SERIES E
                               -----------------  -----------------  ------------------  ------------------  ------------------
                                SHARES    AMOUNT   SHARES    AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT
                               ---------  ------  ---------  ------  ----------  ------  ----------  ------  ----------  ------
Balance at January 1, 1996.... 1,000,000   $500
Issuance of warrants in
 connection with interest on
 convertible notes............
Issuance of common stock in
 connection with
 acquisition..................
Issuance of Series B and
 Series B-1 convertible
 preferred stock..............                    4,777,766  $2,389
Issuance of stock options to
 consultants and directors....
Issuance of Warrants to AOL
 for channel services.........
Net loss......................
                               ---------   ----   ---------  ------  ----------  ------  ----------  ------  ----------  ------
Balance at December 31,
 1996......................... 1,000,000    500   4,777,746  2,389
Issuance of common stock in
 connection with exercise of
 stock options................
Notes receivable due from
 stockholders in connection
 with exercise of options.....
Issuance of Series C
 convertible preferred
 stock........................                                       13,193,445  $6,597
Issuance of warrants in
 connection with interest on
 convertible notes............
Issuance of common stock and
 options in connection with
 business acquisitions........
Issuance of stock options to
 consultants and directors....
Net loss......................
                               ---------   ----   ---------  ------  ----------  ------  ----------  ------  ----------  ------
Balance at December 31,
 1997......................... 1,000,000    500   4,777,746  2,389   13,193,445  6,597
Issuance of common stock for
 cash.........................
Issuance of Series D
 convertible preferred
 stock........................                                                           13,000,000  $6,500
Issuance of Series E
 convertible preferred
 stock........................                                                                               11,730,948  $5,865
Issuance of stock options to
 consultants and directors....
Issuance of common stock in
 connection with exercise of
 stock options................
Issuance of stock options in
 connection with business
 transactions.................
Officer loan receivable.......
Issuance of options to NBC....
Net loss......................
                               ---------   ----   ---------  ------  ----------  ------  ----------  ------  ----------  ------
Balance at December 31,
 1998......................... 1,000,000   $500   4,777,746  $2,389  13,193,445  $6,597  13,000,000  $6,500  11,730,948  $5,865
                               ---------   ----   ---------  ------  ----------  ------  ----------  ------  ----------  ------
                               ---------   ----   ---------  ------  ----------  ------  ----------  ------  ----------  ------


                                   COMMON STOCK
                                ------------------
                                 SHARES    AMOUNT
                                ---------  -------
Balance at January 1, 1996....  1,083,335  $10,833
Issuance of warrants in
 connection with interest on
 convertible notes............
Issuance of common stock in
 connection with
 acquisition..................     66,667      667
Issuance of Series B and
 Series B-1 convertible
 preferred stock..............
Issuance of stock options to
 consultants and directors....
Issuance of Warrants to AOL
 for channel services.........
Net loss......................
                                ---------  -------
Balance at December 31,
 1996.........................  1,150,002   11,500
Issuance of common stock in
 connection with exercise of
 stock options................     33,333      333
Notes receivable due from
 stockholders in connection
 with exercise of options.....
Issuance of Series C
 convertible preferred
 stock........................
Issuance of warrants in
 connection with interest on
 convertible notes............
Issuance of common stock and
 options in connection with
 business acquisitions........    636,400    6,364
Issuance of stock options to
 consultants and directors....
Net loss......................
                                ---------  -------
Balance at December 31,
 1997.........................  1,819,735   18,197
Issuance of common stock for
 cash.........................    284,317    2,843
Issuance of Series D
 convertible preferred
 stock........................
Issuance of Series E
 convertible preferred
 stock........................
Issuance of stock options to
 consultants and directors....
Issuance of common stock in
 connection with exercise of
 stock options................      9,333       93
Issuance of stock options in
 connection with business
 transactions.................
Officer loan receivable.......
Issuance of options to NBC....
Net loss......................
                                ---------  -------
Balance at December 31,
 1998.........................  2,113,385  $21,133
                                ---------  -------
                                ---------  -------


                                                              UNEARNED
                                ADDITIONAL  STOCKHOLDERS    COMPENSATION
                                  PAID IN      NOTES        AND DEFERRED     ACCUMULATED
                                  CAPITAL   RECEIVABLE     ADVERTISING COST    DEFICIT        TOTAL
                                ----------- -------------  ----------------  ------------  ------------
Balance at January 1, 1996....      997,037                                  $ (1,637,571) $   (629,201)
Issuance of warrants in
 connection with interest on
 convertible notes............       30,101                                                      30,101
Issuance of common stock in
 connection with
 acquisition..................      499,333                                                     500,000
Issuance of Series B and
 Series B-1 convertible
 preferred stock..............   11,941,976                                                  11,944,360
Issuance of stock options to
 consultants and directors....       62,007                                                      62,007
Issuance of Warrants to AOL
 for channel services.........    1,034,838                                                   1,034,838
Net loss......................                                                 (9,682,682)   (9,682,682)
                                -----------   ---------      ------------    ------------  ------------
Balance at December 31,
 1996.........................   14,565,292                                   (11,320,253)    3,259,428
Issuance of common stock in
 connection with exercise of
 stock options................       99,667                                                     100,000
Notes receivable due from
 stockholders in connection
 with exercise of options.....                $ (65,000)                                        (65,000)
Issuance of Series C
 convertible preferred
 stock........................   24,823,398                                                  24,829,995
Issuance of warrants in
 connection with interest on
 convertible notes............      334,339                                                     334,339
Issuance of common stock and
 options in connection with
 business acquisitions........    3,292,558                                                   3,298,922
Issuance of stock options to
 consultants and directors....       65,395                                                      65,395
Net loss......................                                                (21,300,960)  (21,300,960)
                                -----------   ---------      ------------    ------------  ------------
Balance at December 31,
 1997.........................   43,180,649     (65,000)                      (32,621,213)   10,522,119
Issuance of common stock for
 cash.........................    1,663,823                                                   1,666,666
Issuance of Series D
 convertible preferred
 stock........................   31,481,978                                                  31,488,478
Issuance of Series E
 convertible preferred
 stock........................   32,089,088                                                   32,094,95
Issuance of stock options to
 consultants and directors....      146,994                  $    (68,845)                       78,149
Issuance of common stock in
 connection with exercise of
 stock options................       47,507                                                      47,600
Issuance of stock options in
 connection with business
 transactions.................      277,799                                                     277,799
Officer loan receivable.......                 (500,000)                                       (500,000)
Issuance of options to NBC....    3,960,667                    (3,960,667)
Net loss......................                                                (43,653,682)  (43,653,682)
                                -----------   ---------      ------------    ------------  ------------
Balance at December 31,
 1998.........................  $112,848,505   $(565,000)    $ (4,029,512)   $(76,274,895) $ 32,022,082
                                -----------   ---------      ------------    ------------  ------------
                                -----------   ---------      ------------    ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                          -------------------------------------------
                                                                             1996            1997            1998
                                                                          -----------    ------------    ------------
Cash flows from operating activities:
  Net loss.............................................................   $(9,682,682)   $(21,300,960)   $(43,653,682)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Expense recognized in connection with issuance of warrants and
      stock options....................................................        92,108       1,434,572         255,954
    Depreciation and amortization......................................       108,956       2,886,256       5,683,006
    Bad debt expense...................................................            --         746,589         855,000
    Loss on sale of Web site...........................................            --              --         503,961
    Minority interest..................................................            --              --        (586,599)
    Changes in operating assets and liabilities:
      Accounts receivable..............................................      (528,968)     (2,410,489)     (1,878,637)
      Other current assets.............................................       (71,787)       (194,781)       (360,580)
      Accounts payable and accrued expenses............................     1,034,070       2,609,437       5,144,391
      Deferred revenue.................................................       294,998         709,201       1,905,541
      Other liabilities................................................        64,236         268,295        (169,672)
                                                                          -----------    ------------    ------------
        Net cash used in operating activities..........................    (8,689,069)    (15,251,880)    (32,301,317)
                                                                          -----------    ------------    ------------

Cash flows from investing activities:
  Purchase of fixed assets.............................................      (665,148)     (4,001,052)     (5,315,516)
  Acquisitions of Web sites............................................            --      (2,865,000)     (1,040,000)
  Proceeds from sale of Web sites......................................            --              --         600,000
                                                                          -----------    ------------    ------------
        Net cash used in investing activities..........................      (665,148)     (6,866,052)     (5,755,516)
                                                                          -----------    ------------    ------------

Cash flows from financing activities:
  Proceeds from convertible notes payable..............................     1,800,000       3,775,000              --
  Proceeds from issuance of common stock...............................            --          37,500       1,714,266
  Proceeds from issuance of convertible preferred stock, net...........     9,494,365      21,054,995      63,583,431
  Principal payments on capital leases.................................            --        (516,621)       (250,716)
  Stockholder note receivable..........................................            --              --        (500,000)
                                                                          -----------    ------------    ------------
        Net cash provided by financing activities......................    11,294,365      24,350,874      64,546,981
                                                                          -----------    ------------    ------------
Net increase in cash for the period....................................     1,940,148       2,232,942      26,490,148
Cash and cash equivalents, beginning of period.........................       161,631       2,101,779       4,334,721
                                                                          -----------    ------------    ------------
Cash and cash equivalents, end of period...............................   $ 2,101,779    $  4,334,721    $ 30,824,869
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------
Cash paid during the period for interest...............................   $        --    $     66,223    $     37,392
                                                                          -----------    ------------    ------------
                                                                          -----------    ------------    ------------

Supplemental disclosure of non-cash investing and financing activities:
    During 1996 and 1997, certain convertible notes were converted into preferred stock (see Note 8).
    During December 1996, iVillage acquired ParentsPlace.com in exchange for the issuance of common stock (see
     Note 5).
    During 1997, iVillage entered in capital leases for computer equipment totaling $1,015,460.
    During 1997, iVillage acquired several Web site assets through the issuance of stock (see Note 5).
    During 1998, iVillage recorded a liability of $1,040,000 in connection with a contingent payment to be provided to the prior owners of Health ResponseAbility Systems, Inc. (see Note 5).

  The accompanying notes are an integral part of these consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

     iVillage Inc. was incorporated in the State of Delaware on June 8, 1995 and commenced operations on July 1, 1995. iVillage Inc. and its subsidiaries ("iVillage" or the "Company") is engaged in the development of programming material for distribution through online service providers and the Internet and is involved in the sale of products through its Web sites. The Company has sustained net losses and negative cash flows from operations since its inception. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and raise additional financing through public or private equity financings, collaborative or other arrangements with corporate sources, or other sources of financing to fund operations. During 1998, the Company has received additional financing of approximately $65.3 million through the issuance of common stock and Series D and Series E convertible preferred stock. Management believes that its current funds will be sufficient to enable the Company to meet its planned expenditures through at least December 31, 1999. If anticipated operating results are not achieved, management has the intent and believes it has the ability to delay or reduce expenditures so as not to require additional financial resources, if such resources were not available on terms acceptable to the Company.

     The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES:

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated.

REVENUE RECOGNITION

     To date, the Company's revenues have been derived primarily from the sale of sponsorship and advertising contracts and commerce revenues.

  Sponsorship and Advertising

     Sponsorship revenues are derived principally from contracts ranging from one to three years in which the Company commits to provide sponsors promotional opportunities in addition to traditional banner advertising. Typically, sponsorship agreements provide for the delivery of impressions (on-line advertisements displayed to a user) on the Company's Web sites, exclusive relationships and the design and development of customized sites designed to enhance the promotional objective of the sponsor. The portion of sponsorship revenues related to the delivery of impressions are recognized ratably in the period in which the advertisement is displayed, provided that none of the Company's significant obligations remain, at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight line basis over the term of the contract. The portion of the up-front non refundable fee specified in the contract related to the up-front customized design work is recognized in the period in which the design work is performed, typically within the first three months of the contract term.

     Advertising revenues are derived principally from short-term advertising contracts in which the Company typically guarantees a minimum number of impressions or pages to be delivered to users over a specified period of time for a fixed fee. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain, at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight line basis over the term of the contract. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impressions are achieved. Sponsorship and advertising revenues were approximately 74%, 93% and 80% of total revenues for the years ended December 31, 1996, 1997 and 1998, respectively.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     Sponsorship and advertising revenues include barter revenues, which is the exchange by the Company of advertising space on the Company's Web sites for reciprocal advertising space or traffic on other Web sites. Revenues from these barter transactions are recorded as advertising revenues at the estimated fair value of the advertisements delivered, unless the fair value of the goods and services received is more objectively determinable, and are recognized when the advertisements are run on the Company's Web sites. Barter expenses are recognized at the value of advertisements received when the Company's advertisements are run on the reciprocal Web sites, which typically occurs in the same period as when the revenue is recognized, and are included as part of sales and marketing expenses. Barter revenues represented 1%, 10% and 20% of total revenues for the years ended December 31, 1996, 1997 and 1998, respectively.

     Usage revenues received from America Online, Inc. ("AOL"), which totaled approximately $187,000 and $390,000 for the years ended December 31, 1996 and 1997, are derived from AOL customers visiting the Company's site on the AOL online service and are recognized as they are earned (based upon visitations to the site). As discussed in Note 4, the Company signed a new agreement with AOL during 1997 which eliminated future usage revenues.

     In 1996, no one advertiser accounted for greater than 10% of total revenues. In 1997, revenues from the Company's five largest advertisers accounted for approximately 26% of total revenues, however, no one advertiser accounted for greater than 10% of total revenues. In 1998, revenues from the Company's five largest advertisers accounted for approximately 17% of total revenues, however, no one advertiser accounted for greater than 10% of total revenues. At December 31, 1996, four customers individually represented greater than 10% of the net accounts receivable balance. At December 31, 1997, one customer accounted for approximately 31% of the net accounts receivable balance. At December 31, 1998, one customer accounted for 11% of the net accounts receivable balance.

  Commerce

     As discussed in Note 5, in April 1998, the Company acquired a majority interest in a subsidiary, iBaby, an on-line distributor of children's products. The Company recognizes revenue from product sales, net of any discounts, when products are shipped to customers and the collection of the receivable is reasonably assured. Outbound shipping and handling charges billed to customers are included in sales. The Company provides an allowance for sales returns, which have not been significant, based on iBaby's historical experience. Total net revenues of iBaby were approximately $2.6 million for the period April 1998 (date of acquisition) through December 31, 1998.

FIXED ASSETS

     Depreciation of equipment, furniture and fixtures, and purchased computer software is provided for by the straight-line method over their estimated useful lives ranging from three to five years. Amortization of leasehold improvements is provided for over the lesser of the term of the related lease or the estimated useful life of the improvement. The cost of additions and betterments is capitalized, and repairs and maintenance costs are charged to operations in the periods incurred.

GOODWILL AND INTANGIBLE ASSETS

     Goodwill and intangible assets consist of trademarks and the excess of purchase price paid over identified intangible and tangible net assets of acquired companies. Goodwill and intangible assets are amortized using the straight-line method over the period of expected benefit, generally between three and five years. The Company assesses the recoverability of its goodwill and intangible assets by determining whether the amortization of the unamortized balance over its remaining life can be recovered through forecasted cash flows. If undiscounted forecasted cash flows indicate that the unamortized amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at the Company's incremental borrowing rate. Cash flow forecasts are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

economic conditions. Amortization expense for goodwill and intangible assets for the years ended December 31, 1997 and 1998 was approximately $1,100,000 and $2,996,000, respectively.

INCOME TAXES

     The Company recognizes deferred taxes by the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax basis of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include money market accounts and all highly liquid investments purchased with original maturities of three months or less. The Company maintains its cash and cash equivalents in highly rated financial institutions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of the Company's capital lease and other equipment financing obligations approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations at December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates made by the Company include the useful lives of fixed assets and the recoverability of fixed assets, capitalized software, goodwill and deferred tax assets.

NET LOSS PER SHARE

     In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS
No. 128"). SFAS No. 128 replaced primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. The pro forma net loss per share is computed by dividing the net loss by the sum of the weighted average number of shares of common stock outstanding and the shares resulting from the assumed conversion of all outstanding shares of Convertible Preferred Stock and the issuance of shares to holders of Series B Convertible Preferred Stock resulting from anti-dilution protection.

COMPREHENSIVE INCOME

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. The Company adopted SFAS No. 130 in the first quarter of 1998. The Company has had no other comprehensive income items to report.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform with the current year's presentation.

PRO FORMA INFORMATION (UNAUDITED)

     The pro forma balance sheet as of December 31, 1998 reflects the issuance/conversion of the following equity securities into an aggregate of 14,785,205 shares of common stock:

      i. 1,000,000 shares of Series A Convertible Preferred Stock;

      ii. 4,777,746 shares of Series B and B-1 Convertible Preferred Stock;

     iii. 13,193,445 shares of Series C Convertible Preferred Stock;

     iv. 13,000,000 shares of Series D Convertible Preferred Stock;

      v. 217,825 shares of common stock to holders of Series B and B-1 Convertible Preferred Stock resulting from anti-dilution protection; and

     vi. 11,730,948 shares of Series E Convertible Preferred Stock.

     Excludes (a) such number of shares that may be issuable in connection with the acquisition of the minority interest in iBaby and (b) 4,889,030 shares of Series E Convertible Preferred Stock issuable to National Broadcasting Company, Inc. ("NBC") over the next three years pursuant to the Company's agreement with NBC, plus a warrant granted to NBC to purchase up to 1,783,882 additional shares of Series E Convertible Preferred Stock and (c) 802,125 shares issuable in connection with the acquisition of KnowledgeWeb, Inc. d/b/a/Astrology.Net and 181,208 options to purchase shares issuable in conjunction with employment agreements with certain stockholders and employees of KnowledgeWeb, Inc.

RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material effect on the Company's capitalization policy.

     In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard is not expected to have a significant impact on the Company's results of operations, financial position or cash flows.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3. FIXED ASSETS:

     Fixed assets consist of the following:

                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                    1997          1998
                                                                 ----------    -----------
Computer equipment............................................   $2,579,083    $ 6,949,815
Capitalized software..........................................    2,295,138      2,655,838
Furniture and fixtures........................................      283,024      1,165,283
Leasehold improvements........................................      462,262      1,113,386
                                                                 ----------    -----------
                                                                  5,619,507     11,884,322
Less, accumulated depreciation and amortization...............   (1,816,684)    (4,503,956)
                                                                 ----------    -----------
                                                                 $3,802,823    $ 7,380,366
                                                                 ----------    -----------
                                                                 ----------    -----------

Depreciation and amortization of fixed assets was approximately $109,000, $1,780,000 and $2,687,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

4. RELATED-PARTY TRANSACTIONS:

AOL

     In September 1995, the Company entered into an information provider agreement with AOL, a holder of different classes of iVillage stock, whereby AOL had agreed to carry the Company's programming material on the AOL service for a period of one year. As a result of this agreement, AOL received a percentage, as defined, of the Company's revenues and paid the Company a usage fee based upon hours of viewership of the iVillage site on the AOL network.

     In May 1996, the Company entered into an information provider agreement with AOL whereby AOL agreed to carry up to four Company channels for a period of two years. In return, the Company issued to AOL 266,666 warrants (on a post-split basis) convertible into Series B Convertible Preferred Stock at an exercise price of $7.50 per warrant. In accordance with Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the Company valued the warrants issued to AOL, using the Black-Scholes option pricing model, at $3.87 per share. The following assumptions were used in the option pricing model: stock price of $7.50, exercise price of $7.50, option term of 5 years, risk free rate of interest of 6.5%, 50% volatility and a dividend yield of 0%. The cost of the warrants were to be expensed over the life of each channel, however, the agreement was canceled in 1997; as a result, the Company expensed the unamortized value of these warrants, $1,034,838, in 1997.

     In July 1997, the Company entered into an interactive services agreement with AOL (the "AOL Agreement"), whereby the Company received anchor tenant distribution within the AOL service. This agreement superseded any prior agreements between the Company and AOL. The AOL Agreement, which was due to expire on February 28, 1999, provided both parties with the right to extend the agreement. In consideration for AOL carrying certain channels of the Company, the Company receiving guaranteed impressions and other services, the Company was obligated to pay AOL monthly payments of approximately $229,000 until September 1, 1998 and approximately $201,000 thereafter until February 28, 1999, make certain additional payments based on revenues and provide $2,334,000 of in-kind commitments to AOL which primarily consisted of the mentioning of "AOL Keyword: iVillage" within iVillage advertisements and other promotions. These commitments were not valued as part of the obligation to AOL as no incremental costs were incurred and fair value could not be reasonably determined. At December 31, 1997, the Company owed AOL approximately $947,000 in connection with the AOL Agreement and other expenses.

     In January 1998, iVillage entered into a shopping channel promotional agreement with AOL (the "Shopping Channel Agreement"), whereby AOL agreed to promote iVillage and its services on the AOL shopping channel and provide access to iVillage's online sites. The Shopping Channel Agreement provided for monthly installments of $10,417 paid to AOL through December 31, 1998.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     On December 31, 1998, the Company entered into an interactive services agreement with AOL (the "1998 AOL Agreement"), which supersedes the AOL Agreement. The 1998 AOL Agreement expires on December 31, 2000 and allows both parties to extend the term of the agreement for an additional year. The 1998 AOL Agreement provides for the Company to receive anchor tenant distribution on certain AOL channels, guaranteed impressions, and other services. In consideration for such services the Company is obligated to (i) pay AOL minimum quarterly payments of approximately $921,000 until March 31, 1999, approximately $611,000 from April 1, 1999 through December 31, 1999 and approximately $807,000 from January 1, 2000 through December 31, 2000, and (ii) provide up to $2 million of advertising to AOL, as defined in the 1998 AOL Agreement. At December 31, 1998 no amounts were owed to AOL in connection with the 1998 AOL Agreement, however, the Company recorded a prepaid expense of approximately $201,000 as a result of an advance payment on the new agreement.

     The Company estimates that a significant portion of its traffic is derived from AOL and if the financial condition and operations of AOL were to deteriorate significantly, or if the traffic to the Company's site generated by AOL were to substantially decrease, the Company's advertising revenues could be adversely affected.

OTHER RELATED PARTIES

     In July 1997, iVillage entered into a one-year agreement with Tenet Healthcare Corporation ("Tenet"), a stockholder, whereby Tenet was a sponsor of one of iVillage's channels and developed content for use on the channel in exchange for a fee paid in quarterly installments. For the year ended December 31, 1998, this agreement generated revenues of approximately $247,000. As of December 31, 1998, the Company was owed approximately $75,000 from this stockholder.

     During 1997 and 1998, the Company had sponsorship and advertising agreements with Intel Corp., a stockholder, which generated revenues of approximately $19,000 and $130,000, respectively. As of December 31, 1997 and 1998, the Company was owed approximately $16,000 and $120,000, respectively, from this stockholder.

     In November 1998, iVillage entered into a one-year content distribution agreement with Cox Interactive Media ("Cox"), a stockholder, whereby iVillage agreed to provide content for Cox's Web sites in return for displaying the iVillage logo on the Cox Web sites and establishing links on the Cox Web sites to iVillage's network.

OFFICER LOAN RECEIVABLE

     In June 1998, the Company accepted a non-recourse promissory note in the principal amount of $500,000 (the "Note") from its chief executive officer ("CEO"). The Note is collateralized by 166,666 shares of the Company's common stock which is held by the Company. Interest is payable annually on December 31 of each year, commencing December 31, 1998, at the rate of 5.58%. The outstanding principal balance on the Note is payable on June 5, 2001. As of December 31, 1998, the CEO has borrowed $500,000 under the note, which is recorded as a stockholder note receivable and classified as a reduction of equity.

                         IVILLAGE INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. BUSINESS ACQUISITIONS AND DISPOSITIONS:

PARENTSPLACE.COM

     On December 9, 1996, the Company acquired all of the outstanding stock of ParentsPlace.com, an Internet content provider, in exchange for 66,666 shares of the Company's common stock. The cost of the acquisition was allocated to the assets and liabilities assumed based upon their estimated fair values as follows:

Working capital..................................................................   $(77,323)
Equipment........................................................................     19,726
Goodwill.........................................................................    557,597
                                                                                    --------
                                                                                    $500,000
                                                                                    --------
                                                                                    --------

HRS

     In May 1997, the Company completed the acquisition of Health ResponseAbility Systems, Inc. ("HRS"), an Internet content provider, in exchange for $2,600,000 in cash, 433,400 shares of the Company's common stock valued at $2,210,340 or $5.10 per share, and additional cash amounts contingent on future performance levels of HRS and the Company. In addition, the Company issued to AOL 203,000 shares of common stock in exchange for the release of all equity rights in HRS held by AOL valued at $1,035,300.

     The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

Working capital................................................................   $ (159,991)
Equipment......................................................................       50,300
Goodwill.......................................................................    5,955,331
                                                                                  ----------
                                                                                  $5,845,640
                                                                                  ----------
                                                                                  ----------

     In January 1998, the Company agreed to pay $1,560,000 to the prior owners of HRS in a final settlement of the cash amounts contingent upon future performance levels, as stipulated in the agreement for the acquisition of HRS. This amount was recorded as additional goodwill and is being amortized over the remaining period of expected benefit.

     The following unaudited pro forma summary presents consolidated results of operations for the Company as if the acquisition of HRS had been consummated on January 1, 1996. The acquisitions of ParentsPlace.com and StudentCenter would not have had a significant impact on the pro forma information. The pro forma information does not necessarily reflect the actual results that would have been achieved, nor is it necessarily indicative of future consolidated results of the Company.

                                                                  1996            1997
                                                               -----------    ------------
Revenues....................................................   $ 1,674,226    $  6,381,437
Net loss....................................................   $(2,092,617)   $(22,910,945)

STUDENTCENTER

     In September 1997, the Company acquired substantially all of the assets of StudentCenter LLC ("StudentCenter"), an Internet content provider, for $125,000 and the issuance of options to purchase 41,666 shares of common stock of the Company at $5.10 per share. These options were valued at approximately $53,000 using the Black-Scholes option pricing model. The following assumptions were used in the option pricing model: stock price of $5.10, exercise price of $7.50, term of 3 years, risk free rate of interest of 6%, 50% volatility and a dividend yield of 0%. In addition, the Company was required to make revenue-based and other bonus payments, of which $30,000 was recorded as of December 31, 1997, based on the amount of StudentCenter revenues, page views and other criteria. The $208,000 purchase price was allocated to goodwill and intangible assets and is being amortized over three years.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     In May 1998, the Company sold the assets of StudentCenter as part of the sale of About Work.

ABOUT WORK

     In May 1998, the Company sold About Work, one of the Company's channels, as well as the assets of StudentCenter, to TMP Worldwide Inc. ("TMP") in exchange for net proceeds of $600,000. In connection with the sale of About Work, the Company paid the former owners of StudentCenter $520,000 and issued options to purchase 33,333 shares at $5.10 per share as settlement of all revenue-based and other bonus payments. The options were valued at approximately $100,000 using the Black-Scholes option pricing model using the following assumptions: stock price of $6.00, exercise price of $6.00, term of 5 years, risk free rate of interest of 5.44%, 50% volatility and a dividend yield of 0%. In addition, the Company accrued a cost of $340,000 in connection with AOL carriage fees to be paid on behalf of TMP for About Work. The Company recorded a loss of approximately $504,000 on this sale due to the bonus payment, the options issued to StudentCenter, the write off of approximately $195,000 of remaining goodwill and the accrual for AOL carriage fees.

     An additional $575,000 was received in exchange for production, sponsorship and consulting services provided to TMP during 1998. The agreement also calls for a $600,000 reimbursement payment to be made to the Company for maintaining the About Work tenancy on AOL for a one year period beginning May 1, 1999. In the event that the About Work site is not carried on AOL after April 1999 through iVillage's distribution agreement, this reimbursement payment will not be made.

IBABY

     In April 1998, the Company entered into a joint venture agreement (the "iBaby Agreement") with Ourbaby, LLC, a California limited liability company, to form iBaby, Inc., a Delaware corporation ("iBaby"). The Company has purchased 1,000,000 shares of iBaby (of the total 1,666,666 shares outstanding) for $1,350,000 and for the delivery of certain promotional rights, including impressions on the iVillage web site. In connection with the acquisition, the Company recorded approximately $500,000 of goodwill to be amortized over a period of three years. The Company's equity ownership in iBaby may be altered due to various provisions included in the joint venture agreement including: (i) conversion of any convertible notes issued in connection with any bridge loan financing provided to iBaby by the Company, (ii) the issuance of iBaby shares upon exercise of stock options and grants of restricted stock, (iii) the Company's failure to meet certain promotional obligations or (iv) the occurrence of an initial public offering of the Company's stock or a merger, consolidation or sale transaction ("call event" or "put event").

     Since the formation of iBaby in April 1998, the accounts of iBaby have been consolidated into the Company's financial statements, as the Company holds a majority interest and has control of iBaby.

     In connection with the formation of iBaby, iBaby entered into an inventory and services agreement with Kids Warehouse, the minority interest holder of iBaby. The agreement, dated April 8, 1998, has a one-year term and provides for Kids Warehouse to make available to iBaby at least $2,000,000 of inventory at wholesale value, as defined, for iBaby to sell to customers. In addition, Kids Warehouse is to stock and provide storage of iBaby inventory. In consideration for such services, iBaby is to pay Kids Warehouse an inventory fee, as defined, based on the cost of items sold by iBaby. This agreement is terminable at the sole option of iBaby.

     In connection with the joint venture agreement, the Company also entered into a rights agreement with the minority stockholders which provides for various rights including:

          o The right and option by the Company, exercisable upon the occurrence of a call or put event, to purchase all of the shares held by the minority stockholders ("call option"); and

          o The right and option by the minority stockholders, exercisable upon the occurrence of a put event, to require iVillage to purchase the shares held by the minority stockholders ("put option").

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     In December 1998, the board of directors of iVillage opted to exercise the call option to acquire the minority interest in iBaby.

6. STOCK OPTION PLANS:

  1995 Amended And Restated Employee Stock Option Plan

     In 1995, iVillage's Board of Directors and stockholders adopted the Company's 1995 Amended and Restated Employee Stock Option Plan (the "ESOP"), which was amended in May 1997. The ESOP provides for the granting, at the discretion of the Stock Option Committee of the board of directors (the "SOC"), of: (i) options that are intended to qualify as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended, to employees and (ii) options not intended to so qualify to employees, officers, consultants and directors. The total number of shares of common stock for which options may be granted under the ESOP is 1,798,548.

     The exercise price of all stock options granted under the ESOP is determined by the SOC at the time of grant. The maximum term of each option granted under the ESOP is 10 years from the date of grant. Options shall become exercisable at such times and in such installments as the SOC shall provide in the terms of each individual option.

     The exercise price of all of the options under the ESOP which range from $3.00-$9.45, were determined based upon the fair market value of iVillage's common stock on the date of grant. In September 1997, the SOC adjusted the exercise price of all ESOP shares priced above $5.10 to $5.10 per share based upon the then determined current fair market value of the Company's common stock. Generally, the options vest equally over a period of four years and expire 5-10 years from the date of grant.

     As of December 31, 1998, there were no shares available for future grants under the ESOP.

     Changes in options outstanding under the ESOP, the fair value per option and weighted average exercise price of stock option activity for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                                                                    WEIGHTED         WEIGHTED
                                                                                    AVERAGE FAIR     AVERAGE
                                                                                    VALUE PER       EXERCISE PRICE
                                                                        OPTIONS      OPTION         PER SHARE
                                                                       ---------    ------------    --------------
Outstanding, January 1, 1996........................................     108,666       $  .78           $ 3.15
Granted.............................................................     254,048         2.10             4.56
                                                                       ---------       ------           ------
Outstanding, December 31, 1996......................................     362,714         1.71             3.96
Granted.............................................................     687,833         1.41             5.10
Exercised...........................................................     (33,333)        1.05             3.00
Canceled............................................................    (215,750)        1.62             3.84
                                                                       ---------       ------           ------
Outstanding, December 31, 1997......................................     801,464         1.50             5.04
Granted.............................................................   1,256,750         1.92             6.90
Exercised...........................................................      (9,333)        2.49             5.10
Canceled............................................................    (250,333)        1.38             5.25
                                                                       ---------       ------           ------
Outstanding, December 31, 1998......................................   1,798,548       $ 1.80           $ 6.30
                                                                       ---------       ------           ------
                                                                       ---------       ------           ------
Options exercisable at December 31, 1996............................      35,500       $ 1.08           $ 3.63
Options exercisable at December 31, 1997............................     103,333       $ 1.71           $ 4.92
Options exercisable at December 31, 1998............................     287,057       $ 1.77           $ 5.28

     At December 31, 1998, the weighted average remaining contractual life of the options outstanding, under the ESOP, was approximately 6.3 years.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  1997 Amended and Restated Acquisition Stock Option Plan

     In May 1997, the Company's Board of Directors and stockholders adopted the Company's 1997 Amended and Restated Acquisition Stock Option Plan (the "ASOP"). The ASOP provides for the granting, at the discretion of the SOC of:
(i) options that are intended to qualify as incentive stock options, within the meaning of Section 422 of the Code, as amended, to directors who are employees of the Company or any of its subsidiaries, or as part of one or more of such acquisitions and (ii) options not intended to so qualify to employees, officers, consultants and directors of the Company, or as part of one or more of such acquisitions. The total number of shares of common stock for which options may be granted under the ASOP is 360,726.

     The exercise price of all stock options granted under the ASOP is determined by the SOC at the time of grant. The maximum term of each option granted under the ASOP is 10 years from the date of grant. Options shall become exercisable at such times and in such installments as the SOC shall provide in the terms of each individual option.

     Generally, the options vest equally over a period of four years and expire 7-10 years from the date of grant. The exercise price of all of the options under the ASOP is $5.10, which was determined based upon the fair market value of the Company's common stock on the date of grant.

     In September 1997, the SOC adjusted the exercise price of all outstanding options of the ASOP from the original exercise price of $7.50 a share to $5.10 a share, based on the then determined current fair market value of the Company's common stock.

     As of December 31, 1998, no shares were available for future grants under the ASOP.

     Changes in options outstanding under the ASOP, the fair value per option and weighted average exercise price of stock option activity for the years ended December 31, 1997 and 1998 are as follows:

                                                                                    WEIGHTED         WEIGHTED
                                                                                    AVERAGE FAIR     AVERAGE
                                                                                    VALUE PER       EXERCISE PRICE
                                                                        OPTIONS      OPTION         PER SHARE
                                                                       ---------    ------------    --------------
Outstanding, January 1, 1997........................................          --       $   --           $   --
Granted.............................................................     393,393         1.44             5.10
                                                                       ---------       ------           ------
Outstanding, December 31, 1997......................................     393,393         1.44             5.10
Granted.............................................................     258,393         3.00             5.10
Canceled............................................................    (291,060)        1.35             5.10
                                                                       ---------       ------           ------
Outstanding, December 31, 1998......................................     360,726       $ 2.64           $ 5.10
                                                                       ---------       ------           ------
                                                                       ---------       ------           ------
Options exercisable at December 31, 1997............................      10,833       $ 1.98           $ 5.10
Options exercisable at December 31, 1998............................     305,226       $ 2.79           $ 5.10

     At December 31, 1998, the weighted average remaining contractual life of the options outstanding, under the ASOP, was approximately 6.4 years.

STOCK-BASED COMPENSATION

      The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option issuances. The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost for the Company's stock options issued at the fair value of the Company's stock been determined based on the fair value of the stock options at the grant date for awards in 1996, 1997 and 1998 consistent with the

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

provisions of SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amounts indicated below:

                                                                                 DECEMBER 31,
                                                                  -------------------------------------------
                                                                     1996            1997            1998
                                                                  -----------    ------------    ------------
Net loss as reported...........................................   $(9,682,682)   $(21,300,960)   $(43,653,682)
Net loss pro forma.............................................   $(9,767,127)   $(21,693,415)   $(44,213,487)

     The fair value of each option grant is estimated using the minimum value method of the Black-Scholes option pricing model which assumes no volatility. The weighted average assumptions used for grants made in 1996, 1997 and 1998 are as follows:

                                                                                    OPTIONS GRANTED DURING THE
                                                                                      YEAR ENDED DECEMBER 31,
                                                                                   -----------------------------
                                                                                    1996       1997       1998
                                                                                   -------    -------    -------
Risk-free interest rate.........................................................    6.10%      6.22%      5.44%
Expected option life............................................................   5 years    5 years    5 years
Dividend yield..................................................................    0.0%       0.0%       0.0%

     In 1997, in connection with the exercise of options by former employees, the Company accepted two promissory notes, with recourse, from the former employees to cover the costs to exercise the options.

  iBaby, Inc. 1998 Stock Option Plan

     In 1998, the Board of Directors and stockholders of iBaby adopted the iBaby, Inc. 1998 Stock Option Plan ("iBaby SOP"). The iBaby SOP provides for the granting, at the discretion of the iBaby Stock Option Committee ("iBaby SOC") of: (i) options that are intended to qualify as incentive stock options, within the meaning of the Code, to employees and (ii) options not intended to so qualify to employees, officers, consultants and directors. The total number of shares of iBaby common stock for which options may be granted under the iBaby SOP is 294,118.

     The exercise price of all stock options granted under the iBaby SOP is determined by the iBaby SOC at the time of grant. The maximum term of each option granted under the iBaby SOP is seven years from the date of grant. Options shall become exercisable at such time and in such installments as the iBaby SOC shall provide in the terms of each individual option.

     Under the iBaby SOP, options to purchase 110,059 shares of iBaby common stock were granted during the year ended December 31, 1998, with a weighted average exercise price per share of $2.68 and a weighted average remaining contractual life of 6.4 years. As of December 31, 1998, 184,059 shares remain available for future grants.

                         IVILLAGE INC. AND SUBSIDIARIES

7.  COMMITMENTS AND CONTINGENCIES:

LEASES:

     The Company leases office space, under non-cancelable operating leases expiring at various dates through April 2001. The following is a schedule of future minimum lease payments under non-cancelable operating leases as of December 31, 1998:

YEAR ENDING DECEMBER 31:                                                                                  1998
-----------------------------------------------------------------------------------------------------   --------
1999.................................................................................................   $669,684
2000.................................................................................................    279,540
2001.................................................................................................     12,280
                                                                                                        --------
                                                                                                        $961,504
                                                                                                        --------
                                                                                                        --------

     Rent expense was approximately $149,000, $486,000 and $714,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

     At December 31, 1998, minimum future lease payments due under capital leases for computer equipment are as follows:

YEAR ENDING DECEMBER 31:                                                                                  1998
-----------------------------------------------------------------------------------------------------   --------
1999.................................................................................................   $144,203
Less: amount representing interest...................................................................      6,630
                                                                                                        --------
Net minimum lease payments...........................................................................   $136,573
                                                                                                        --------
                                                                                                        --------

     Accumulated amortization on assets accounted for as capital leases amounted to approximately $301,000 and $553,000 as of December 31, 1997 and 1998, respectively.

LITIGATION

     The Company has been involved in litigation relating to claims arising out of its operations in the normal course of business, including a claim by a former employee. The Company does not believe that an adverse outcome of any of these legal proceedings will have a material adverse effect on the Company's results of operations.

8.  CONVERTIBLE NOTES

     In August 1995, the Company entered into a promissory note agreement with AOL whereby the Company received $500,000. This note was converted into shares of Series A Convertible Preferred Stock ("Series A") in September 1995.

     In September 1995, the Company entered into a promissory note agreement with AOL whereby the Company received $650,000 in 1995 and an additional $1,100,000 in 1996. In connection with this note, the Company issued warrants to purchase 17,366 shares (on a post-split basis) of Series B Convertible Preferred Stock ("Series B") at $7.50 a share which resulted in interest expense of $6,745 in 1995 and $30,101 in 1996.

     In 1996, the Company entered into promissory note agreements with AOL and certain other investors whereby the Company received $1,800,000 inclusive of the $1,000,000 received from AOL as described above. These notes, as well as the $650,000 discussed above that was received in 1995, were converted into 980,000 shares of Series B.

     In 1997, the Company entered into promissory note agreements with AOL and certain other investors whereby the Company received $3,775,000. In connection with these notes, the Company issued warrants to purchase 111,771 shares of common stock for $5.86 per share, which resulted in an interest charge of $334,339 in 1997. The Company valued these options using the Black-Scholes option pricing model at $3.00 per share. The following assumptions were used in determining the value of the

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

option: stock price of $5.86, exercise price of $5.86, term of 5 years, risk free rate of interest 6%, 50% volatility and a dividend yield of 0%. In 1997, these notes were converted into approximately 1.93 million shares of Series C Convertible Preferred Stock ("Series C").

9.  CAPITAL STOCK

COMMON STOCK

     At December 31, 1998, the authorized capital stock of the Company consists of 65,000,000 shares of common stock, $0.01 par value per share and 25,000,000 shares of preferred stock, $0.0005 par value per share. The Board of Directors (the "Board") of the Company has the authority to issue preferred stock in series with rights and privileges determined by the Board. Upon formation of the Company, 1,083,335 shares of $0.01 par value common stock were issued to the founders.

     In February 1998, the Company issued 284,317 shares of common stock in exchange for net proceeds of approximately $1,700,000.

CONVERTIBLE PREFERRED STOCK

     In September 1995, the Company issued 1,000,000 shares of Series A Convertible Preferred Stock ("Series A"), through a private placement, in consideration for net proceeds of approximately $1,000,000, inclusive of the conversion of a $500,000 convertible note payable.

     In May 1996, the Company issued 4,777,746 shares of Series B and Series B-1 Convertible Preferred Stock ("Series B-1") through a private placement in exchange for net proceeds of approximately $11,944,000, inclusive of the conversion of convertible notes payable in the amount of $2,450,000. The holder of Series B-1 has the same rights as the Series B holders, however, the Series B-1 holder does not have voting rights.

     In May 1997, the Company issued 11,003,067 shares of Series C Convertible Preferred Stock ("Series C") through a private placement in exchange for net proceeds of approximately $20,550,000, inclusive of the conversion of convertible notes payable in the amount of approximately $2,975,000. In connection with the issuance of Series C, the Company will issue additional shares of common stock to Series B holders that had anti-dilution provisions, upon the conversion to common stock. The Company also issued 30,194 warrants to purchase shares of common stock at $.03 a share to the Company's placement agent in consideration for services provided in connection with the private placement.

     In December 1997, the Company issued an additional 2,190,378 shares of Series C through a private placement in exchange for net proceeds of approximately $4,280,000, inclusive of the conversion of an $800,000 convertible note payable.

     In February 1998, the Company issued 13,000,000 shares of Series D Convertible Preferred Stock ("Series D") in exchange for net proceeds of approximately $31,500,000.

     In December 1998, the Company issued 11,730,948 shares of Series E Convertible Preferred Stock ("Series E") through a private placement in exchange for net proceeds of approximately $32,100,000. Holders of Series E have participating preferred rights.

     The holders of convertible preferred stock are entitled to receive noncumulative dividends when and if declared by the Board. These dividends are in preference to any declaration or payment of any dividend on the common stock of the Company.

     In the event of liquidation, the holders of convertible preferred stock have a liquidation preference over the holders of common stock with holders of Series C, D and E having preference to Series A and B holders. Such preference is equal to the original cost of the respective class of convertible preferred stock, plus any declared or unpaid dividends.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     All classes of convertible preferred stock are convertible into common stock at prices and at times, subject to the provisions set forth in the Company's restated Certificate of Incorporation, on a one for one basis. In the event of a public offering of the Company's shares with gross proceeds and an offering price as defined, the convertible preferred stock will be automatically converted into common stock on a one for one basis (on a pre-split basis). The holders of Series B and B-1 shares will receive an additional 217,825 shares of common stock as a result of the anti-dilution provisions contained in the Series B and Series B-1 agreements. Convertible preferred stockholders maintain voting rights equivalent to the number of shares of common stock on an as if converted basis.

     As discussed in Notes 4, 8 and above, as of December 31, 1998, the Company has 425,998 warrants outstanding with a weighted average exercise price of $6.54 per share.

INITIAL PUBLIC OFFERING

     In December 1998, the Board of Directors and stockholders of the Company, authorized the Company's management to file a registration statement for an initial public offering (the "IPO") of the Company's common stock.

10. ADVERTISING AND PROMOTIONAL AGREEMENTS:

NBC

     On November 11, 1998, the Company entered into an agreement with NBC pursuant to which NBC will promote the Company's Web site, iVillage.com, on television primarily during prime time programs, as well as through its web sites. The terms of the NBC agreement provide for the following:

     i. NBC to provide the Company with the use of advertising spots having an aggregate value of $3.5 million per annum over a three-year period. For each $3.5 million of advertising spots, the Company will issue 1,228,070 shares of Series E (or 409,356 shares of the Company's common stock after the IPO).

     ii. NBC will have the option, exercisable at its sole discretion, to provide the Company with additional spots having an aggregate value of $5 million for each of the three years. Upon exercise of NBC's option, iVillage will issue shares of series E (or shares of iVillage's common stock after the IPO), subject to anti-dilution protection, equal to the aggregate value of additional spots divided by $4.15 in the first year, $5.15 in the second year and $6.15 in the third year ($12.45, $15.45 and $18.45 if converted to common stock).

     iii. NBC may terminate the agreement in the event that a change of control of iVillage, as defined in the agreement, occurs involving a television broadcast network entity or its affiliate that directly competes with NBC.

     The Company will account for the NBC agreement in accordance with Emerging Issues Task Force Abstract No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

     In addition, iVillage has valued the option provided to NBC using the Black-Scholes option pricing model. The $3,960,667 value has been recorded in the equity section as deferred compensation, and will be adjusted at each balance sheet date to market value. If and when NBC exercises their option by delivering advertising, then any amounts previously deferred in the equity section related to those shares will be reversed into the statement of operations along with any additional amounts necessary to bring the total charge up to the then current market value.

     On March 9, 1999, the Company and NBC entered into an agreement to amend, subject to closing conditions, the November 11, 1998 advertising and promotional agreement with NBC. See Note 13-Subsequent Events.

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

SNAP

     In November 1998, iVillage entered into a two-year agreement with Snap! LLC ("Snap") which provided for Snap assisting iVillage in promoting its network of Web sites and related services. Under the agreement, Snap is to deliver guaranteed impressions as well as certain exclusivity rights in connection with limitations on the percentage of content that can be provided by iVillage's competitors. In exchange for the impressions and exclusivity provided by Snap, iVillage is required to make payments of: (i) $1 million in the first year and $2.26 million in the second year, (ii) an amount equal to 20% of all gross margin earned by iVillage from all sales made through the Company's iBaby Web site arising from customers directed by Snap and (iii) a standard monthly fee based on the daily average number of successful search results page on the Snap Web site that is served by Snap in response to a search inquiry.

     iVillage will record all of the payments required under the agreement as sales and marketing expense and will be recognized ratably over the term of the contract as services are provided.

AT&T

     In October 1998, iVillage entered into a two-year agreement with AT&T under which (subject to meeting certain quarterly performance measures) iVillage will promote and market certain AT&T telecommunication services in exchange for minimum payments, subject to adjustments based upon delivered impressions, as defined in the agreement. In return, AT&T will display a text line for iVillage.com on the AT&T WorldNet service and promote and market iVillage.com through AT&T television, mass media marketing or other mass media.

11. INCOME TAXES:

     The components of the net deferred tax asset as of December 31, 1997 and 1998 consists of the following:

                                                                                      1997            1998
                                                                                  ------------    ------------
Operating loss carryforward....................................................   $ 13,940,842    $ 31,321,682
Depreciation and amortization..................................................        (50,508)       (166,554)
Bad debt allowance and reserves................................................             --         674,864
Benefits related costs.........................................................             --         230,701
                                                                                  ------------    ------------
Net deferred tax asset.........................................................     13,890,334      32,060,693
Less, valuation allowance......................................................    (13,890,334)    (32,060,693)
                                                                                  ------------    ------------
Deferred tax asset.............................................................   $         --    $         --
                                                                                  ------------    ------------
                                                                                  ------------    ------------

     The difference between the Company's U.S. federal statutory rate of 35%, as well as its state and local rate, net of a federal benefit, of 10%, when compared to the effective rate is principally comprised of the valuation allowance.

     As of December 31, 1998, the Company has a net operating loss carryforward for federal income tax purposes of approximately $69,990,000 which begin to expire in 2010. The net deferred tax asset has been fully reserved due to the uncertainty of the Company's ability to realize this asset in the future.

12. SEGMENT INFORMATION:

     In June 1997, FASB issued Statement of Financial Accounting Standards
No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which established standards for reporting information about operating segments in annual financial statements. The Company's business is comprised of the development of programming material by iVillage for distribution through online service providers and the Internet ("New Media") and the sale of products by iBaby through its Web sites ("Commerce"). The Company's management reviews corporate assets and

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

overhead expenses combined with the New Media segment. The summarized segment information, as of and for the year ended December 31, 1998, is as follows:

                                                                   NEW MEDIA       COMMERCE         TOTAL
                                                                  ------------    -----------    ------------
Revenues.......................................................   $ 12,450,620    $ 2,561,203    $ 15,011,823
Cost of revenues and product development and technology........     11,741,776      2,779,239      14,521,015
Sales and marketing............................................     28,176,407        346,467      28,522,874
General and administrative.....................................      9,546,082      1,066,352      10,612,434
Depreciation and amortization..................................      5,628,322         54,684       5,683,006
Loss from operations...........................................    (42,641,967)    (1,685,539)    (44,327,506)
Interest income, net...........................................        570,704         20,482         591,186
Total assets...................................................     45,944,997        845,968      46,790,965

     Information for the years ended December 31, 1996 and 1997 has not been provided since during those years the Company operated only in the New Media segment.

13. SUBSEQUENT EVENTS (UNAUDITED):

  Acquisition of Minority Interest of iBaby

     On February 10, 1999, the Company entered into an agreement to purchase all of the outstanding shares of iBaby held by the minority stockholders (the "Minority Interest") for $11.0 million (the "Purchase Price") (the "iBaby Purchase Agreement"). The Purchase Price is comprised of $8 million in cash and common stock having an aggregate value of $3.0 million. The Company paid $1.5 million on February 12, 1999, with the remaining $6.5 million being payable within two business days of the closing of the IPO and receipt, by the Company, of at least $6.5 million of IPO proceeds. The number of shares to be issued will be dependent upon the IPO price per share, less the underwriters' discount.

     If an IPO does not occur, the iBaby Purchase Agreement also provides for the right by the Company to purchase the Minority Interest for an aggregate
$9.3 million in cash until May 31, 1999 (the "Additional Purchase Period") provided that (i) written notice is given by April 15, 1999 and a non-refundable payment of $1 million is made to the minority stockholders (the "Deposit") as a credit toward the remaining $9.3 million. In the event that the Minority Interest is not purchased in accordance with the terms of the iBaby Purchase Agreement, the Deposit will be forfeited by the Company and the terms of the iBaby Agreement shall continue in full force except that the parties will have 10 business days to agree to a fair value per share or select a mutually acceptable investment bank to issue a valuation within 15 business days.

     The iBaby Purchase Agreement also provides for certain other provisions, the most significant of which include the extension of the management, and inventory and services agreements until April 8, 2000 and certain piggyback registration rights to the minority stockholders.

  Acquisition of Astrology.Net

     On February 18, 1999, the Company acquired all of the outstanding stock of KnowledgeWeb, Inc. d/b/a/ Astrology.Net ("Astrology.Net"), an Internet content provider, in exchange for 802,125 shares of iVillage's common stock and $1 million in cash. The Astrology.Net Agreement also provides for employment, non-compete and stock option agreements for the founding stockholders of Astrology.Net.

     The terms of the agreement are such that 326,331 of the shares of common stock are issued up-front and the remaining 475,794 will be placed into escrow to be released to the stockholders of Astrology.Net within a period of five years. The release from escrow will be accelerated dependent on Astrology.Net meeting revenue targets. In the event there is no acceleration of the release of these shares by the end of the five-year term, all remaining shares in escrow will be released to

                         IVILLAGE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Astrology.Net's stockholders. In addition, all outstanding options to purchase Astrology.Net common stock were converted into non-qualified options to purchase an aggregate of 31,208 shares of iVillage common stock.

     In addition to the shares issued, the Company has issued the founding stockholders of Astrology.Net, who will continue as employees of Astrology.Net, options to purchase 150,000 shares of iVillage common stock at an exercise price equal to the IPO price. These options vest over a period of seven years, with accelerated vesting dependent on Astrology.Net meeting certain revenue targets. The Company also granted to the founding stockholders of Astrology.Net, subject to its existing agreements with respect to registration rights, piggyback registration rights in connection with the shares of the Company's common stock to be issued pursuant to the agreement.

     The acquisition will be accounted for as a purchase with an estimated purchase price of approximately $21.0 million, based on a value of the Company's common stock of $24.00 per share and an estimate for the value of the Astrology.Net options assumed by iVillage. The difference between the purchase price and the fair value of the acquired net assets of Astrology.Net will be recorded as goodwill and amortized over the period of expected benefit.

  Reverse Stock Split

     On March 11, 1999, the Board effected a one-for-three reverse common stock split. The Board also approved the adjustment of the common stock par value to $.01 per share. The share information in the accompanying consolidated financial statements has been retroactively restated to reflect the effect of this reverse stock split.

  NBC

     On March 9, 1999, the Company and NBC entered into an agreement to amend, subject to closing conditions, the November 11, 1998 advertising and promotional agreement with NBC as follows:

     i. The Company has agreed to purchase, for cash, $8.5 million of advertising and promotional spots per annum, over the next three years.

     ii. Upon signing the amended agreement, the Company will issue, subject to certain anti-dilution protection, 4,889,030 shares of Series E Convertible Preferred Stock and a warrant to purchase 970,873 shares of Series E Convertible Preferred Stock at $5.15 per share during 2000 and 813,008 shares of Series E Convertible Preferred Stock at $6.15 per share during 2001 in exchange for a promissory note in the approximate amount of $15.5 million at 5% interest per annum. The principal amount of the note and interest is payable in twelve equal installments of approximately $1.4 million, payable each quarter beginning April 1, 1999.

     iii. The Company has also agreed to pay $1,100,000 during 1999 for prominent placement on the NBC.com Web site.

     Under the revised agreement and in accordance with EITF D-60 "Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature," the $23.6 million difference between the purchase price of the Series E Convertible Preferred Stock and the fair market value on the date of issuance will be accounted for as a deemed dividend and amortized using the effective interest method from the date of issuance through the date the securities are first convertible. The Company expects this to occur in March 1999 with the effectiveness of its anticipated initial public offering. In addition, the fair value of the warrant of approximately $8.4 million, will be recorded in stockholders' equity as deferred advertising costs and amortized to advertising expense--non cash over the three year advertising agreement. The fair value of the warrant was determined using the Black-Scholes option pricing model in accordance with SFAS No. 123.

                                                                     SCHEDULE II

                         IVILLAGE INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                      COLUMN A      COLUMN B        COLUMN C        COLUMN D        COLUMN E
                                                     ----------    ----------      ----------      ----------      ----------
                                                                           ADDITIONS
                                                                   --------------------------
                                                     BALANCE AT    CHARGED TO      CHARGED TO                      BALANCE AT
                                                     BEGINNING     COSTS AND         OTHER                          END OF
                                                     OF PERIOD     EXPENSES        ACCOUNTS        DEDUCTIONS       PERIOD
                                                     ----------    ----------      ----------      ----------      ----------
For the year ended December 31, 1996: Provision
  for doubtful accounts...........................    $     --      $     --        $     --        $     --        $     --
                                                      --------      --------        --------        --------        --------
                                                      --------      --------        --------        --------        --------
For the year ended December 31, 1997: Provision
  for doubtful accounts...........................    $     --      $746,859        $100,000(1)     $566,760(2)     $279,829
                                                      --------      --------        --------        --------        --------
                                                      --------      --------        --------        --------        --------
For the year ended December 31, 1998: Provision
  for doubtful accounts...........................    $279,829      $855,000        $125,000(2)     $513,480        $746,349
                                                      --------      --------        --------        --------        --------
                                                      --------      --------        --------        --------        --------

------------------

(1) Doubtful accounts written off against revenue

(2) Doubtful accounts written off, net of cash recovered

                         IVILLAGE INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   UNAUDITED

                                                     DECEMBER 31,    JUNE 30,
                                                        1998           1999
                                                     ------------    --------
                                   ASSETS
Current assets:
Cash and cash equivalents.........................     $ 30,825      $ 85,279
Accounts receivable, net..........................        2,078         2,843
Other current assets..............................          715         1,162
                                                       --------      --------
      Total current assets........................       33,618        89,284

Fixed assets, net.................................        7,380         6,968
Goodwill and intangible assets, net...............        4,535        61,631
Other assets......................................          188           189
                                                       --------      --------
      Total assets................................     $ 45,721      $158,072
                                                       --------      --------
                                                       --------      --------

                    LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued expenses.............     $ 11,561      $ 10,398
Capital leases payable............................          137            73
Deferred revenue..................................        1,838         2,117
Other current liabilities.........................          163           192
                                                       --------      --------
    Total liabilities.............................       13,699        12,780

Commitments and contingencies
Stockholders' equity:
Series A, convertible preferred stock--par value
  $.0005, 1,000,000 and 0 shares authorized,
  issued and outstanding as of December 31, 1998
  and June 30, 1999, respectively.................            1            --
Series B and B-1, convertible preferred stock--par
  value $.0005, 5,929,846 and 0 shares authorized,
  4,777,746 and 0 issued and outstanding as of
  December 31, 1998 and June 30, 1999,
  respectively....................................            2            --
Series C, convertible preferred stock--par value
  $.0005, 13,528,765 and 0 shares authorized,
  13,193,445 and 0 issued and outstanding as of
  December 31, 1998 and June 30, 1999,
  respectively....................................            7            --
Series D, convertible preferred stock--par value
  $.0005, 13,000,000 and 0 shares authorized,
  issued and outstanding as of December 31, 1998
  and June 30, 1999, respectively.................            6            --
Series E, convertible preferred stock--par value
  $.0005, 12,280,702 and 0 shares authorized,
  11,730,948 and 0 issued and outstanding as of
  December 31, 1998 and June 30, 1999,
  respectively....................................            6            --
Common stock, par value $.01, 35,000,000 and
  65,000,000 shares authorized, 2,113,385 and
  24,324,218 issued and outstanding at
  December 31, 1998 and June 30, 1999,
  respectively....................................           21           243
Additional paid-in capital........................      112,849       302,430
Accumulated deficit...............................      (76,275)     (134,549)
Stockholders' notes receivable....................         (565)      (14,681)
Unearned compensation.............................       (4,030)       (8,151)
                                                       --------      --------
    Total stockholders' equity....................       32,022       145,292
                                                       --------      --------
    Total liabilities and stockholders' equity....     $ 45,721      $158,072
                                                       --------      --------
                                                       --------      --------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                                  JUNE 30,                        JUNE 30,
                                                                  ----------------------------------------    ----------------
                                                                      1998                  1999                  1998
                                                                  ------------------    ------------------    ----------------
Revenues:
  Sponsorship, advertising and other...........................        $  2,118              $  5,994             $  4,318
  Commerce.....................................................             520                 2,114                  520
                                                                       --------              --------             --------
     Total revenues............................................           2,638                 8,108                4,838
Cost of revenues...............................................           3,262                 4,210                5,437
  Operating margin.............................................            (624)                3,898                 (599)
                                                                       --------              --------             --------
Operating expenses:
  Product development and technology...........................             504                 1,353                  986
  Sales and marketing..........................................           7,184                 7,852               12,054
  Sales and marketing--NBC expenses............................              --                 4,466                   --
  General and administrative...................................           2,202                 3,847                4,206
  Depreciation and amortization................................           1,397                 4,665                2,658
                                                                       --------              --------             --------
     Total operating expenses..................................          11,287                22,183               19,904
                                                                       --------              --------             --------
     Loss from operations......................................         (11,911)              (18,285)             (20,503)
Interest income, net...........................................             161                 1,182                  237
  Net loss.....................................................         (11,750)              (17,103)             (20,266)
                                                                       --------              --------             --------
Preferred stock deemed dividend................................              --                    --                   --
Net loss attributable to common stockholders...................        $(11,750)             $(17,103)            $(20,266)
                                                                       --------              --------             --------
                                                                       --------              --------             --------
Basic and diluted net loss per share attributable
  to common shareholders.......................................        $  (1.85)             $  (0.72)            $  (3.28)
                                                                       --------              --------             --------
                                                                       --------              --------             --------
Weighted average shares of common stock outstanding used in
  computing basic and diluted net loss per share...............           6,337                23,728                6,179
                                                                       --------              --------             --------
                                                                       --------              --------             --------
Pro forma basic and diluted net loss per share.................
Shares of common stock used in computing pro forma basic and diluted net loss per share...................................


                                                                     1999
                                                                 ----------------
Revenues:
  Sponsorship, advertising and other...........................      $ 10,684
  Commerce.....................................................         3,888
                                                                     --------
     Total revenues............................................        14,572
Cost of revenues...............................................         9,112
  Operating margin.............................................         5,460
                                                                     --------
Operating expenses:
  Product development and technology...........................         3,038
  Sales and marketing..........................................        15,634
  Sales and marketing--NBC expenses............................         7,572
  General and administrative...................................         7,872
  Depreciation and amortization................................         7,519
                                                                     --------
     Total operating expenses..................................        41,635
                                                                     --------
     Loss from operations......................................       (36,175)
Interest income, net...........................................         1,513
  Net loss.....................................................       (34,662)
                                                                     --------
Preferred stock deemed dividend................................       (23,612)
Net loss attributable to common stockholders...................      $(58,274)
                                                                     --------
                                                                     --------
Basic and diluted net loss per share attributable
  to common shareholders.......................................      $  (3.98)
                                                                     --------
                                                                     --------
Weighted average shares of common stock outstanding used in
  computing basic and diluted net loss per share...............        14,656
                                                                     --------
                                                                     --------
Pro forma basic and diluted net loss per share.................      $  (2.77)
                                                                     --------
                                                                     --------
Shares of common stock used in computing pro forma basic and
  diluted net loss per share...................................        21,027
                                                                     --------
                                                                     --------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                        JUNE 30,                JUNE 30,
                                                                  --------------------    --------------------
                                                                    1998        1999        1998        1999
                                                                  --------    --------    --------    --------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net loss.....................................................   $(11,750)   $(17,103)   $(20,266)   $(34,662)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Expense recognized in connection with issuance of warrants
       and stock options.......................................        186       1,102         186       2,979
     Depreciation and amortization.............................      1,397       4,665       2,658       7,519
     Bad debt expense..........................................        255          --         255         500
     Loss on sale..............................................        165          --         165          --
     Minority interest.........................................       (138)         --        (138)         --
     Changes in assets and liabilities:
       Accounts receivable.....................................     (1,559)     (1,136)     (1,175)     (1,265)
       Prepaid expenses and other assets.......................        253         678        (339)       (455)
       Accounts payable and accrued expenses...................      1,735      (1,760)        146      (1,168)
       Deferred revenue........................................        416        (521)      1,583         278
       Other liabilities.......................................        (77)         --         (77)         36
                                                                  --------    --------    --------    --------
  Net cash used in operating activities........................     (9,117)    (14,075)    (17,002)    (26,238)
                                                                  --------    --------    --------    --------
Cash flows from investing activities:
  Purchase of fixed assets.....................................     (2,119)       (958)     (2,828)     (1,693)
  Acquisitions of Web sites....................................         --      (1,609)       (520)    (10,831)
  Sale of Web sites............................................        600          --         600          --
                                                                  --------    --------    --------    --------
     Net cash used in investing activities.....................     (1,519)     (2,567)     (2,748)    (12,524)
                                                                  --------    --------    --------    --------
Cash flows from financing activities:
  Exercise of stock options....................................         --         241          --         505
  Stockholder note receivable..................................       (250)      1,382        (250)      1,382
  Issuance of common stock, net of fees........................      1,667        (226)      1,667      91,392
  Issuance of preferred stock, net of fees paid................       (630)         --      31,488          --
  Principal payments on capitalized leases.....................        (86)         --        (124)        (63)
                                                                  --------    --------    --------    --------
Net cash provided by financing activities......................        701       1,397      32,781      93,216
                                                                  --------    --------    --------    --------
Net increase (decrease) in cash for the period.................     (9,935)    (15,245)     13,031      54,454
Cash and cash equivalents, beginning of period.................     27,301     100,524       4,335      30,825
                                                                  --------    --------    --------    --------
Cash and cash equivalents, end of period.......................   $ 17,366    $ 85,279    $ 17,366    $ 85,279
                                                                  --------    --------    --------    --------
                                                                  --------    --------    --------    --------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                         IVILLAGE INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  THE COMPANY

BASIS OF PRESENTATION

     iVillage Inc. was incorporated in the State of Delaware on June 8, 1995 and commenced operations on July 1, 1995. iVillage Inc. and its subsidiaries ("iVillage" or the "Company") are engaged in the development of programming material for distribution through online service providers and the Internet and are involved in the sale of products through the Company's Web sites.

     In March 1999, the Company completed its initial public offering ("IPO") of 4,197,500 shares of the Company's common stock resulting in net proceeds of approximately $91.4 million. Upon the closing of the IPO, all classes of outstanding convertible preferred stock converted into common stock on a three for one ratio.

     These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Form S-1 registration statement, as amended, filed with the Securities and Exchange Commission ("SEC") in connection with the Company's IPO.

     The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event the Company does not successfully implement its business plan, certain assets may not be recoverable.

UNAUDITED INTERIM FINANCIAL INFORMATION

     The unaudited interim consolidated financial statements of the Company for the three and six months ended June 30, 1998 and June 30, 1999 included herein have been prepared in accordance with the instructions for Form 10-Q under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements.

     In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 1999, and the results of its operations and its cash flows for the three and six months ended June 30, 1998 and June 30, 1999. The results for the three and six months ended June 30, 1999 are not necessarily indicative of the expected results for the full fiscal year or any future period. Certain prior period balances have been reclassified to conform to the current period presentation.

NET LOSS PER SHARE

     Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalents outstanding during the period. Common stock equivalent shares have been excluded from the computation as their effect is anti-dilutive.

     The pro forma net loss per share is computed by dividing the net loss by the sum of the weighted average number of shares of common stock outstanding and the shares resulting from the assumed conversion, as of January 1, 1999, of all outstanding shares of convertible preferred stock and the issuance of shares to holders of Series B Convertible Preferred Stock resulting from anti-dilution protection.

                         IVILLAGE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2.  RELATED-PARTY TRANSACTIONS

NBC

     On March 9, 1999, iVillage and NBC amended the November 11, 1998 advertising and promotional agreement and entered into a stock purchase agreement whereby iVillage issued 4,889,030 shares of Series E Convertible Preferred Stock ("Series E") and warrants to purchase 970,874 shares of Series E at $5.15 per share and 813,003 shares of Series E at $6.15 per share during 2000 and 2001, respectively, in exchange for a promissory note of approximately $15.5 million. The note, which bears interest at the rate of 5% per annum, is payable quarterly in twelve equal installments of approximately $1.4 million beginning April 1, 1999. In connection with the IPO and the reverse stock split, the shares of Series E were converted into 1,629,676 shares of common stock and the Series E warrants were converted into warrants to purchase 323,625 shares of common stock at $15.45 per share and 271,003 shares of common stock at $18.45 per share. In addition, iVillage has agreed to purchase from NBC, for cash, $13.5 million, $8.5 million and $8.5 million of advertising and promotional spots during 1999, 2000 and 2001, respectively. iVillage has also agreed to pay NBC $1.1 million during 1999 for prominent placement on the NBC.com Web site.

     Under the revised NBC advertising and promotional agreement and in accordance with EITF D-60, "Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Non-detachable Conversion Feature," the
$23.6 million difference between the purchase price of the Series E and the fair market value on the date of issuance was accounted for as a deemed dividend and amortized using the effective interest method from the date of issuance through the date the Company completed its IPO (the date of conversion into common stock). In addition, the fair value of the warrants of approximately
$8.4 million was recorded in stockholders' equity as deferred advertising costs and is being amortized over the three-year advertising agreement. The fair value of the warrants was determined using the Black-Scholes option pricing model in accordance with SFAS No. 123.

3.  ACQUISITIONS

IBABY

     As a result of the IPO, the Company purchased all of the outstanding shares of iBaby held by the minority stockholders pursuant to the Rights Agreement dated as of April 8, 1998 among the Company, OurBaby LLC, JBM Ventures, Inc. and iBaby, Inc., as subsequently amended on February 10, 1999. The aggregate purchase price of $10.8 million consisted of (i) $8.0 million in cash, of which $1.5 million was paid on February 12, 1999 and $6.5 million was paid on March 25, 1999 and (ii) 125,448 shares of the Company's common stock. The difference between the purchase price and the fair value of the acquired minority interest in iBaby was recorded as goodwill and will be amortized over the period of expected benefit, which is estimated at three years.

     The cost of acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

Working capital...............................................................   $  (452,752)
Fixed assets..................................................................       399,181
Goodwill......................................................................    11,064,324
                                                                                 -----------
                                                                                 $11,010,753
                                                                                 -----------
                                                                                 -----------

ASTROLOGY.NET

     On February 18, 1999, iVillage acquired all of the outstanding stock of KnowledgeWeb, Inc. d/b/a Astrology.Net, an Internet content provider, in exchange for 802,125 shares of iVillage common stock and approximately
$1.2 million in cash. The acquisition was accounted for as a purchase with a purchase price of approximately $21 million based on the $24.00 initial public offering price of iVillage's common stock and an estimate for the value of Astrology.Net options assumed by iVillage. The difference between the purchase price and the fair value of the acquired net assets of Astrology.Net

                         IVILLAGE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

was recorded as goodwill and is being amortized over the period of expected benefit, which is estimated at three years.

     Of the 802,125 shares of common stock, (i) 326,331 shares were issued at the closing, (ii) 75,000 shares were issued into escrow for 18 months to cover possible indemnification claims and (iii) the remaining 400,794 shares were issued subject to earnout restrictions over five years.

     The first 75,000 shares to be released under the earnout will be placed into the indemnification escrow. The earnout shares will be released as Astrology.Net meets certain revenue targets during the three years following closing. Any earnout shares not released during the first three years will be released five years from closing. In addition, all outstanding options to purchase Astrology.Net common stock were converted into options to purchase 31,208 shares of iVillage common stock. The Agreement provides for employment, non-compete and stock option agreements for the founding stockholders of Astrology.Net.

     iVillage also issued to the founding stockholders of Astrology.Net options to purchase 150,000 shares of iVillage common stock at an exercise price equal to $24.00 per share. These options are contingent on continued employment with Astrology.Net and vest over a period of seven years, with accelerated vesting dependent on Astrology.Net meeting certain revenue targets.

     The following unaudited pro forma summary presents consolidated results of operations for the Company as if the acquisition of Astrology.Net had been consummated on January 1, 1998. The pro forma information does not necessarily reflect the actual results that would have been achieved, nor is it necessarily indicative of future consolidated results of the Company.

                                                                                    1998        1999
                                                                                  --------    --------
                                                                                     (IN THOUSANDS,
                                                                                    EXCEPT PER SHARE
                                                                                         DATA)
Revenues.......................................................................   $  2,345    $  6,660
Net loss.......................................................................     (8,607)    (17,543)
Net loss per share, excluding deemed dividend..................................      (3.15)      (2.96)

ONLINE PSYCH AND CODE STONE

     On June 30, 1999, iVillage acquired OnLine Psychological Services, Inc. ("OnLine Psych") and Code Stone Technologies, Inc. ("Code Stone"). As a result of the acquisition, OnLine Psych and Code Stone became wholly-owned subsidiaries of iVillage. OnLine Psych operates a Website focusing on mental health issues while Code Stone provides much of the interactive technology used on Online Psych's Website.

     The aggregate purchase price paid to acquire OnLine Psych and Code Stone consisted of $1.5 million cash and approximately 577,000 shares of iVillage common stock, valued under the purchase method of accounting at approximately $30.0 million in the aggregate. The difference between the purchase price and the fair value of the acquired net assets of OnLine Psych and Code Stone have been recorded as goodwill and are being amortized over the period of expected benefit, which is estimated to be three years.

     iVillage also issued to certain employees of Online Psych options to purchase shares of iVillage common stock. The options, which are contingent upon continued employment with Online Psych, vest over a period of seven years, with accelerated vesting dependent on Online Psych meeting certain revenue and other performance targets. iVillage also granted to the founding stockholders of Online Psych, subject to its existing registration rights agreements, piggyback registration rights in connection with the shares.

                         IVILLAGE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4.  SEGMENT INFORMATION

     The Company's business is comprised of the development of programming material by iVillage for distribution through online service providers and the Internet and the sale of products by iBaby, iMaternity and Astrology.Net through their Web sites. The Company's management reviews corporate assets and overhead expenses within its media segment.

     The summarized segment information, as of and for the three months ended June 30, 1999, is as follows:

                                                                            MEDIA      E-COMMERCE      TOTAL
                                                                          ---------    ----------    ---------
                                                                                 (DOLLARS IN THOUSANDS)
Revenues...............................................................   $   5,994    $   2,114     $   8,108
Cost of revenues.......................................................       2,572        1,638         4,210
Product development and technology.....................................         957          396         1,353
Sales and marketing....................................................      11,428          890        12,318
General and administrative.............................................       3,283          564         3,847
Depreciation and amortization..........................................       1,460        3,205         4,665
Loss from operations...................................................     (13,705)      (4,580)      (18,285)
Total assets...........................................................     156,326        1,746       158,072
                                                                          ---------    ----------    ---------
                                                                          ---------    ----------    ---------

     The summarized segment information, as of and for the six months ended June 30, 1999, is as follows:

                                                                            MEDIA      E-COMMERCE      TOTAL
                                                                          ---------    ----------    ---------
                                                                                 (DOLLARS IN THOUSANDS)
Revenues...............................................................   $  10,684    $   3,888     $  14,572
Cost of revenues.......................................................       6,081        3,031         9,112
Product development and technology.....................................       2,274          764         3,038
Sales and marketing....................................................      21,704        1,502        23,206
General and administrative.............................................       6,851        1,021         7,872
Depreciation and amortization..........................................       3,099        4,420         7,519
Loss from operations...................................................     (29,324)      (6,851)      (36,175)
Total assets...........................................................     156,326        1,746       158,072
                                                                          ---------    ----------    ---------
                                                                          ---------    ----------    ---------

5.  SUBSEQUENT EVENTS

     On July 13, 1999, iVillage entered into an agreement to acquire all of the outstanding stock of Lamaze Publishing Company, Inc. ("Lamaze Publishing"), a multimedia provider of education information to expectant and new mothers. The total purchase price, valued at approximately $100.0 million under the purchase method of accounting, consists of approximately 1.7 million shares of iVillage common stock, subject to certain adjustments, and approximately $5.0 million of assumed debt. The closing of the transaction is subject to customary closing conditions and the filing of a registration statement with the Securities and Exchange Commission covering the resale of the issued shares. Lamaze Publishing is the exclusive licensee of the LAMAZE mark for use in connection with consumer publications and other communications, which include print, audio, visual and other consumer oriented media, that are commercial in nature. Lamaze Publishing is also the exclusive marketing agent for Lamaze Publishing International, Inc., the owner of the Lamaze Publishing family of marks.

     On August 4, 1999, iVillage acquired the domain name Astrology.com from Boulevards New Media, Inc.

     On August 6, 1999, iVillage entered into a three-year employment agreement with Harriet Rubin, an author and publisher on the subjects of business and money/life issues, to develop content for the iVillage Work channel. On
August 6, 1999, iVillage also entered into an agreement with Ms. Rubin to license certain assets, including the domain name The Soloist.com, for one year, with an option to purchase such assets at the end of the one-year term.

                         VILLAGE INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The pro forma financial information gives effect to the following transactions.

ACQUISITION OF MINORITY INTEREST OF IBABY, INC.

     On February 10, 1999, iVillage Inc. entered into an agreement to purchase all of the outstanding shares of iBaby, Inc. held by the minority stockholders in exchange for approximately $11.0 million. The purchase price is comprised of $8 million in cash and common stock having an aggregate value of $3.0 million. iVillage paid $1.5 million on February 12, 1999, with the remaining
$6.5 million being payable within two business days of the closing of iVillage's initial public offering of common stock ("IPO") and receipt by iVillage, of at least $6.5 million of IPO proceeds. The number of shares to be issued were dependent upon the IPO price per share, less underwriters' discount.

     The acquisition of the minority interest of iBaby has been accounted for as a purchase. As iVillage has held a majority interest and control of iBaby since April 1998, the results of operations have already been reflected in iVillage's consolidated financial statements.

ACQUISITION OF ASTROLOGY.NET

     On February 18, 1999, the Company acquired all of the outstanding stock of KnowledgeWeb, Inc. d/b/a/ Astrology.Net ("Astrology.Net"), an Internet content provider, in exchange for 802,125 shares of iVillage's common stock and $1 million in cash. The Astrology.Net Agreement also provides for employment, non-compete and stock option agreements for the founding stockholders of Astrology.Net.

     The terms of the agreement are such that 326,331 of the shares of common stock were issued up-front and the remaining 475,794 will be placed into escrow to be released to the stockholders of Astrology.Net within a period of five years. The release from escrow will be accelerated dependent on Astrology.Net meeting revenue targets. In the event there is no acceleration of the release of these shares by the end of the five-year term, all remaining shares in escrow will be released to Astrology.Net's stockholders. In addition, all outstanding options to purchase Astrology.Net common stock were converted into non-qualified options to purchase an aggregate of 31,208 shares of iVillage common stock.

     In addition to the shares issued, the Company has issued the founding stockholders of Astrology.Net who will continue as employees of Astrology.Net options to purchase 150,000 shares of iVillage common stock at an exercise price equal to the IPO price. These options vest over a period of seven years, with accelerated vesting dependent on Astrology.Net meeting certain revenue targets, however, they are contingent on continued employment with iVillage.

     The acquisition has been accounted for as a purchase with an estimated purchase price of approximately $21.0 million, based on a value of the Company's common stock of $24.00 a share and an estimate for the value of the Astrology.Net options assumed by iVillage. The difference between the purchase price and the fair value of the acquired net assets of Astrology.Net has been recorded as goodwill and amortized over the period of expected benefit.

NBC AGREEMENT

     On March 9, 1999, the Company and National Broadcasting Company, Inc. ("NBC") entered into an agreement to amend, subject to closing conditions, the November 11, 1998 advertising and promotion agreement with NBC which included, among other things, the issuance of 4,889,030 shares of Series E Convertible Preferred Stock.

                         IVILLAGE INC. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION--(CONTINUED)

ONLINE PSYCH

     On June 30, 1999, iVillage acquired Online Psychological Services, Inc. and Code Stone Technologies, Inc. Online Psych operates a Web site focusing on mental health issues, while Code Stone provides much of the interactive technology used on Online Psych's Web site. The aggregate purchase price paid to acquire Online Psych and Code Stone consisted of $1.5 million cash and approximately 577,000 shares of iVillage common stock valued at approximately $28.5 million under the purchase method of accounting. The difference between the purchase price and the fair value of the acquired net assets of Online Psych will be recorded as goodwill and amortized over the period of expected benefit which is estimated at three years. For purposes of the following unaudited pro forma condensed consolidated financial statements, Online Psych and Code Stone are collectively referred to as "Online Psych".

LAMAZE PUBLISHING

     On July 13, 1999, iVillage entered into an agreement to acquire all of the outstanding stock of Lamaze Publishing Company, Inc. ("Lamaze Publishing"), a multimedia provider of education information to expectant and new mothers. The total purchase price consisted of 1,748,791 shares of iVillage common stock, subject to certain adjustments, and approximately $5 million to repay debt. The difference between the purchase price of $101.3 million as calculated according to generally accepted accounting principles and the fair value of the acquired net assets of Lamaze Publishing will be recorded as goodwill and amortized over the period of expected benefit which is estimated at ten years.

     The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effect of all of the events discussed above as if they had occurred on January 1, 1998 for the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Lamaze Publishing as if it had occurred on June 30, 1999.

     The unaudited pro forma condensed consolidated financial statements have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position that would have been obtained if the transactions had been effected on the date indicated or which may be obtained in the future.

     The accompanying unaudited pro forma condensed consolidated financial statements should be read in connection with the audited and unaudited historical financial statements of iVillage which are contained elsewhere in this appendix.

                         IVILLAGE INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999

                                                          IVILLAGE INC. AND    LAMAZE             PRO FORMA
                                                          SUBSIDIARIES        PUBLISHING         ADJUSTMENTS         PRO FORMA
                                                          -----------------   ----------   -----------------------   ---------
                           ASSETS
Current assets:
  Cash and cash equivalents.............................      $  85,279        $     85        1(a)       $(4,720)   $  80,644
  Accounts receivable, net..............................          2,843           2,191                                  5,034
  Prepaid expenses and other current assets.............          1,162           2,646                                  3,808
                                                              ---------        --------    -----------------------   ---------
     Total current assets...............................         89,284           4,922                    (4,720)      89,486
  Fixed assets, net.....................................          6,968           2,216                                  9,184
  Other assets..........................................            189                                                    189
  Prepaid distribution costs............................             --              65                        --           65
     Goodwill and intangible assets, net................         61,631             402        1(b)       101,279      163,312
                                                              ---------        --------    -----------------------   ---------
     Total assets.......................................      $ 158,072        $  7,605                   $96,559    $ 262,236
                                                              ---------        --------    -----------------------   ---------
                                                              ---------        --------    -----------------------   ---------

              LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Accounts payable and accrued expenses.................      $  10,398        $  2,708        1(f)          $350    $  13,456
  Capital leases payable................................             73              --                        --           73
  Deferred revenue......................................          2,117           4,345        1(g)            --        6,462
  Other current liabilities.............................            192           2,552        1(c)        (2,552)         192
                                                              ---------        --------    -----------------------   ---------
     Total current liabilities..........................         12,780           9,605                    (2,202)      20,183
  Long term debt and Shareholders' loans................             --           2,168        1(c)        (2,168)          --
                                                              ---------        --------    -----------------------   ---------
     Total liabilities..................................         12,780          11,773                    (4,370)      20,183
                                                              ---------        --------    -----------------------   ---------
Commitments and Contingencies
Stockholder's equity:
  Common stock..........................................            243             534        1(d)          (534)         260
                                                                                               1(e)            17
  Additional paid-in capital............................        302,430              --        1(e)        96,744      399,174
  Accumulated deficit...................................       (134,549)         (4,702)       1(d)         4,702     (134,549)
  Stockholders' notes receivable........................        (14,681)             --                        --      (14,681)
  Unearned compensation and deferred
     advertising........................................         (8,151)             --                        --       (8,151)
                                                              ---------        --------    -----------------------   ---------
     Total stockholder's equity.........................        145,292          (4,168)                  100,929      242,053
                                                              ---------        --------    -----------------------   ---------
     Total liabilities and stockholders' equity.........      $ 158,072        $  7,605                   $96,559    $ 262,236
                                                              ---------        --------    -----------------------   ---------
                                                          -----------------   ----------   -----------------------   ---------

                         IVILLAGE INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            IVILLAGE
                              INC.
                              AND         ASTROLOGY.NET        LAMAZE        ONLINE            PRO FORMA
                           SUBSIDIARIES       (4)            PUBLISHING(4)   PSYCH(4)          ADJUSTMENTS    PRO FORMA
                           ------------   ----------------   -------------   --------          -----------    ---------
Revenues.................    $ 15,012          $  848          $  11,212      $  221            $      --     $  27,293
Cost of revenues.........      12,403             204              5,488         155                             18,250
                             --------          ------          ---------      ------            ---------     ---------
  Gross margin...........       2,609             644              5,724          66                   --         9,043
                             --------          ------          ---------      ------            ---------     ---------
Operating expenses:
  Product development and
    technology...........       2,118              --                 --          --                   --         2,118
  Sales and marketing....      28,523             127              2,666           4                   --        31,320
  General and
    administrative.......      10,612             537              2,812         323                   --        14,284
  Depreciation and
    amortization.........       5,683              91                830           4     2(a)      10,112        37,603
                             --------          ------          ---------      ------            ---------     ---------
                                                                                         2(a)       3,670
                                                                                         2(a)       6,970
                                                                                         2(a)      10,243
                                                                                                ---------
  Total operating
    expenses.............      46,936             755              6,308         331               30,995        85,325
                             --------          ------          ---------      ------            ---------     ---------
  Loss from operations...     (44,327)           (111)              (584)       (265)             (30,995)      (76,282)
Interest income
  (expense), net.........         591                               (299)         (3)    2(b)         299           588
Loss on sale of Web
  site...................        (504)                                --          --                   --          (504)
Minority interest........         587                                 --          --                 (587)           --
                             --------          ------          ---------      ------            ---------     ---------
  Net loss...............    $(43,653)         $ (111)         $    (883)     $ (268)           $ (31,283)    $ (76,198)
                             --------          ------          ---------      ------            ---------     ---------
                             --------          ------          ---------      ------            ---------     ---------
Basic and diluted net
  loss per share
  attributable to common
  stockholders...........    $  (2.59)                                                                        $   (3.51)
                             --------                                                                         ---------
                             --------                                                                         ---------

Weighted average shares
  of common stock                                                                        2(d)         577
  outstanding used in                                                                    2(d)       1,630
  computing basic and                                                                    2(d)         125
  diluted net loss per                                                                   2(d)         802
  share..................      16,854                                                    2(d)       1,750        21,738
                             --------                                                           ---------     ---------
                             --------                                                           ---------     ---------

                         IVILLAGE INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            IVILLAGE
                              INC.
                              AND         ASTROLOGY.NET        LAMAZE        ONLINE            PRO FORMA
                           SUBSIDIARIES       (4)            PUBLISHING(4)   PSYCH(4)          ADJUSTMENTS    PRO FORMA
                           ------------   ----------------   -------------   --------          -----------    ---------
Revenues.................    $ 14,572          $  190          $   6,403      $  171            $      --     $  21,336
Cost of revenues.........       9,112             124              3,393          56                             12,685
                             --------          ------          ---------      ------            ---------     ---------
  Gross margin...........       5,460              66              3,010         115                   --         8,651
                             --------          ------          ---------      ------            ---------     ---------
Operating expenses:
  Product development and
    technology.                 3,038              --                 --          --                   --         3,038
  Sales and marketing....      23,206              29              1,327           8                   --        24,570
  General and
    administrative.......       7,872              64              1,461          92                   --         9,489
  Depreciation and
    amortization.........       7,513               9                435           2     3(a)       5,056        19,473
                             --------          ------          ---------      ------            ---------     ---------
                                                                                         3(a)         871
                                                                                         3(a)         459
                                                                                         3(a)       5,122
                                                                                                ---------
  Total operating
    expenses.............      41,635             102              3,223         102               11,508        56,570
                             --------          ------          ---------      ------            ---------     ---------
  Loss from operations...     (36,175)            (36)              (213)         13              (11,508)      (47,919)
Interest income
  (expense), net.........       1,513              (3)              (180)         --     3(b)         180         1,510
                             --------          ------          ---------      ------            ---------     ---------
  Net loss...............    $(34,662)         $  (39)         $    (393)     $   13            $ (11,328)    $ (46,409)
                             --------          ------          ---------      ------            ---------     ---------
                             --------          ------          ---------      ------            ---------     ---------
Preferred stock deemed
  dividend...............     (23,612)             --                 --          --                   --       (23,612)
Net loss attributable to
  common stockholders....    $(58,274)         $  (39)         $    (393)     $   13            $ (11,328)    $ (70,021)
                             --------          ------          ---------      ------            ---------     ---------
                             --------          ------          ---------      ------            ---------     ---------
Basic and diluted net
  loss per share
  attributable common
  stockholders...........    $  (2.77)                                                                        $   (2.89)
                             --------                                                                         ---------
                             --------                                                                         ---------
Weighted average shares
  of common stock                                                                                     577
  outstanding used in                                                                                 214
  computing basic and                                                                                  29
  diluted net loss per                                                                                625
  share..................      21,027                                                    3(c)       1,749        24,221
                             --------                                                                         ---------
                             --------                                                                         ---------

                         IVILLAGE INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 are as follows:

     a) Adjustment to cash, for the cash portion of the acquisition price, of approximately $4,720 for Lamaze Publishing.

     b) Adjustment to goodwill and intangible assets to reflect the excess of the purchase price over the fair value of net assets acquired of Lamaze Publishing, calculated as follows:

                                                                                     LAMAZE
                                                                                    --------
Cash portion of purchase price...................................................   $  4,720
Value of stock and option portion of purchase price..............................     96,761
Acquisition costs................................................................        350
                                                                                    --------
Purchase price...................................................................    101,831
                                                                                    --------
Fair value of net assets to be acquired..........................................        552
                                                                                    --------
Goodwill and intangible assets...................................................   $101,279
                                                                                    --------
                                                                                    --------

------------------

     * The value of the common stock to be issued in connection with the acquisition of Lamaze Publishing was estimated as $55.24, the average value of the iVillage common stock surrounding the date the terms of the acquisition were agreed to.

       The allocation of the purchase price to the assets and liabilities acquired are preliminary. Final allocations will be based on appraisal and other analyses of fair values. The final allocation may differ from the amounts reflected above.

     c) Adjustment to remove the short-term and long-term notes payable of Lamaze Publishing that are to be paid off by iVillage on the date of acquisition.

     d) Adjustment to reflect the elimination of all of the stockholders' equity balances of Lamaze Publishing.

     e) Adjustment to reflect the issuance of 1,748,791 shares of iVillage common stock for the acquisition of Lamaze Publishing.

     f) Adjustment to record the estimated acquisition expenses incurred by iVillage of approximately $350.

2. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 are as follows:

     a) Adjustment to depreciation and amortization of goodwill of $10,112, $3,670, $6,970 and $10,243 resulting from the acquisitions of Lamaze Publishing, iBaby, Astrology.Net and Online Psych, respectively, over the expected period of benefit (three years for iBaby, Astrology.Net and Online Psych and ten years for Lamaze Publishing).

     b) Adjustment to remove Lamaze Publishing interest expense of $299, assuming all notes were paid off by iVillage on January 1, 1998.

     c) Adjustment to minority interest of $587 to add back the net loss previously attributed to the minority stockholders of iBaby.

     d) Adjustment to weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of approximately 802,000, 125,500, 1,750,000 and 577,000 shares of common stock, in connection with the acquisitions of

                         IVILLAGE INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                 (IN THOUSANDS, EXCEPT SHARE DATA)--(CONTINUED)

        Astrology.Net, iBaby, Lamaze Publishing and Online Psych, respectively, and the 1,629,676 shares issued to NBC in connection with the advertising and promotion agreement as of January 1, 1998.

3. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1999 are as follows:

     a) Adjustment to reflect the amortization of goodwill of $5,056, $459, $871 and $5,122 resulting from the acquisitions of Lamaze Publishing, iBaby, Astrology.Net and Online Psych, respectively, over the expected period of benefit (three years for iBaby, Astrology.Net and Online Psych and ten years for Lamaze Publishing).

     b) Adjustment to remove Lamaze Publishing interest expense of $180, assuming all notes were paid off by iVillage on January 1, 1998.

     c) Adjustment to reflect weighted average shares of common stock outstanding used and computing basic and diluted net loss per share. This adjustment reflects the issuance of approximately 802,000, 125,500, 1,750,000 and 577,000 shares of common stock, in connection with the acquisitions of Astrology.Net, iBaby, Lamaze Publishing and Online Psych, respectively, and the issuance of 1,629,676 shares to NBC in connection with the NBC agreement.

4. Represents the historical results of operations of Astrology.Net, Lamaze Publishing and Online Psych for the year ended December 31, 1998.

5. Represents the historical results of operations of Astrology.Net, Lamaze Publishing and Online Psych for the periods ended February 18, 1999, June 30, 1999 and June 30, 1999, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
iVillage Inc. and Subsidiaries:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholder's (deficit) equity and cash flows present fairly, in all material respects, the financial position of Health ResponseAbility Systems, Inc. (the "Company") at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
December 23, 1998

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                                 BALANCE SHEETS

                                                         DECEMBER 31,          MAY 29,
                                                     --------------------    -----------
                                                       1995        1996         1997
                                                     --------    --------    -----------
                                                                             (UNAUDITED)
                                         ASSETS
Current Assets:
  Cash............................................   $ 91,265    $188,696     $ 205,641
  Certificates of deposit.........................    100,000     108,621            --
  Accounts receivable.............................         --     119,854         9,299
  Other current assets............................         --       1,467            --
                                                     --------    --------     ---------
Total current assets..............................    191,265     418,638       214,940
Fixed assets, net.................................     35,092      22,806        48,044
Stockholder notes receivable......................     20,000          --            --
Other assets......................................      2,256       2,256         2,256
                                                     --------    --------     ---------
Total assets......................................   $248,613    $443,700     $ 265,240
                                                     --------    --------     ---------
                                                     --------    --------     ---------

                     LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

Current liabilities:
  Accounts payable and accrued expenses...........   $ 50,626    $ 74,863     $  61,269
  Employee retirement plan payable................         --      71,000            --
  Deferred revenue................................     33,333          --            --
  Accrued interest................................     15,146      35,396        43,662
  Note payable, less unamortized discount of
    $67,902, $13,580 and $0 (unaudited) in 1995,
    1996 and 1997, respectively...................    202,098     256,420       270,000
                                                     --------    --------     ---------
Total current liabilities.........................    301,203     437,679       374,931
                                                     --------    --------     ---------

Commitments

Stockholder's (deficit) equity:
Common stock, par value $.01, 10,000 shares
  authorized, 1,000 shares issued and
  outstanding.....................................         10          10            10
Additional paid-in capital........................    108,643     108,643       108,643
Accumulated deficit...............................    (89,243)    (30,632)     (146,344)
Stockholder notes receivable......................    (72,000)    (72,000)      (72,000)
                                                     --------    --------     ---------
Total stockholder's (deficit) equity..............    (52,590)      6,021      (109,691)
                                                     --------    --------     ---------
Total liabilities and stockholder's (deficit)
  equity..........................................   $248,613    $443,700     $ 265,240
                                                     --------    --------     ---------
                                                     --------    --------     ---------

   The accompanying notes are an integral part of these financial statements.

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                 YEAR ENDED DECEMBER
                                                         31,             PERIOD ENDED MAY 29,
                                                ---------------------    ---------------------
                                                  1995         1996        1996        1997
                                                ---------    --------    --------    ---------
                                                                              (UNAUDITED)

Revenues.....................................   $ 439,756    $942,181    $362,769    $ 362,741
                                                ---------    --------    --------    ---------

Operating expenses:
  Production and content.....................      93,700     457,449     148,116      220,574
  Sales and marketing........................       5,581      48,589      10,681        7,955
  General and administrative.................     388,382     322,255      87,269      234,519
                                                ---------    --------    --------    ---------

     Total operating expenses................     487,663     828,293     246,066      463,048
                                                ---------    --------    --------    ---------

(Loss) income from operations................     (47,907)    113,888     116,703     (100,307)

Interest expense, net........................     (52,205)    (55,277)    (17,492)     (15,405)
                                                ---------    --------    --------    ---------

     Net (loss) income.......................   $(100,112)   $ 58,611    $ 99,211    $(115,712)
                                                ---------    --------    --------    ---------
                                                ---------    --------    --------    ---------

   The accompanying notes are an integral part of these financial statements.

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                  STATEMENTS OF STOCKHOLDER'S (DEFICIT) EQUITY

                                         COMMON STOCK      ADDITIONAL                   STOCKHOLDER
                                       ----------------     PAID IN      ACCUMULATED      NOTES
                                       SHARES    AMOUNT     CAPITAL       DEFICIT       RECEIVABLE       TOTAL
                                       ------    ------    ----------    -----------    -----------    ---------
Balance at January 1, 1995..........   1,000      $ 10      $     --      $  10,869      $      --     $  10,879
     Issuance of warrants to AOL in
     connection with note...........                         108,643                                     108,643
     Stockholder notes receivable...                                                       (72,000)      (72,000)
     Net loss.......................                                       (100,112)                    (100,112)
                                       ------     ----      --------      ---------      ---------     ---------
Balance at December 31, 1995........   1,000        10       108,643        (89,243)       (72,000)      (52,590)
     Net income.....................                                         58,611                       58,611
                                       ------     ----      --------      ---------      ---------     ---------
Balance at December 31, 1996........   1,000        10       108,643        (30,632)       (72,000)        6,021
Net loss (unaudited)................                                       (115,712)                    (115,712)
                                       ------     ----      --------      ---------      ---------     ---------
     Balance at May 29, 1997
     (unaudited)....................   1,000      $ 10      $108,643      $(146,344)     $ (72,000)    $(109,691)
                                       ------     ----      --------      ---------      ---------     ---------
                                       ------     ----      --------      ---------      ---------     ---------

   The accompanying notes are an integral part of these financial statements.

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED DECEMBER
                                                                     31,               PERIOD ENDED MAY 29,
                                                            ----------------------    ----------------------
                                                              1995         1996         1996         1997
                                                            ---------    ---------    ---------    ---------
                                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income......................................   $(100,112)   $  58,611    $  99,211    $(115,712)
  Adjustments to reconcile net (loss) income to net cash
     provided by (used in) operating activities:
     Depreciation........................................      22,702       22,590        8,770       24,427
     Non-cash interest on note payable...................      55,887       74,572       30,900       21,846
     Changes in operating assets and liabilities:
       Accounts receivable...............................          --     (119,854)     (50,002)      110,55
       Other assets......................................      (1,339)      (1,467)      (7,459)       1,467
       Stockholder notes receivable......................     (20,000)      20,000           --           --
       Deferred revenue..................................      33,333      (33,333)     (33,333)          --
       Accounts payable and accrued expenses.............      50,626       24,237      (35,234)     (13,594)
       Employee retirement plan payable..................          --       71,000           --      (71,000)
                                                            ---------    ---------    ---------    ---------
          Net cash provided by (used in) operating
            activities...................................      41,097      116,356       12,853      (42,011)
                                                            ---------    ---------    ---------    ---------
Cash flows from investing activities:
  Certificates of deposit................................    (100,000)      (8,621)      (5,586)     108,621
  Purchase of fixed assets...............................     (57,794)     (10,304)      (3,296)     (49,665)
                                                            ---------    ---------    ---------    ---------
          Net cash (used in) provided by investing
            activities...................................    (157,794)     (18,925)      (8,882)      58,956
                                                            ---------    ---------    ---------    ---------
Cash flows from financing activities:
  Proceeds from note payable.............................     270,000           --           --           --
  Stockholder notes receivable...........................     (72,000)          --           --           --
                                                            ---------    ---------    ---------    ---------
       Net cash provided by financing activities ........     198,000           --           --           --
                                                            ---------    ---------    ---------    ---------
Net increase in cash for the period......................      81,303       97,431        3,971       16,945
Cash, beginning of period................................       9,962       91,265       91,265      188,696
                                                            ---------    ---------    ---------    ---------
Cash, end of period......................................   $  91,265    $ 188,696    $  95,236    $ 205,641
                                                            ---------    ---------    ---------    ---------
                                                            ---------    ---------    ---------    ---------

   The accompanying notes are an integral part of these financial statements.

                      HEALTH RESPONSEABILITY SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Health ResponseAbility Systems, Inc. (the "Company") was incorporated in the State of Virginia on August 22, 1994 and commenced operations on January 1, 1995. The Company is engaged in the development of health-related programming material for distribution through online service providers and the Internet.

     As discussed in Note 8, all of the outstanding shares of the Company were acquired by iVillage Inc. ("iVillage") on May 29, 1997. These financial statements do not include any adjustments in connection with the sale.

2. SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     The Company's revenues have been derived primarily from America Online, Inc. ("AOL") customers visiting the Company's site on the AOL online service and are recognized as they are earned (based upon visitations to the site) and reported to the Company by AOL. Usage revenues received from AOL totaled approximately $343,822 and $618,644 for the years ended December 31, 1995 and 1996, respectively. In addition, the Company has derived revenues from the design of customer web sites. Revenues from such design work is recognized over the term of service of each contract.

FIXED ASSETS

     Depreciation of computer equipment and software and furniture and fixtures is provided for by the straight-line method over their estimated useful lives ranging from three to five years. The cost of additions and betterments is capitalized, and repairs and maintenance costs are charged to operations in the periods incurred. Depreciation expense has been included in general and administrative expense.

INCOME TAXES

     The Company has elected to be treated as an "S" corporation for both Federal and State of Virginia tax purposes. Accordingly, corporate income or loss is included in the stockholder's individual tax return based upon her ownership interest.

CASH

     Cash includes money market accounts and all highly liquid investments purchased with original maturities of three months or less. Certificates of deposit with maturities greater than three months are classified as such on the balance sheet. The Company maintains its cash balances in a highly rated financial institution.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. Cash is deposited with high-credit, quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. and are denominated in U.S. dollars.

     AOL accounted for approximately 78% and 66% of revenue for the years ended December 31, 1995 and 1996, respectively, and approximately 63% of accounts receivable at December 31, 1996.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments, including cash, certificates of deposit, accounts receivable, accounts payable and accrued liabilities and note payable, approximate fair value because of their short maturities.

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates made by the Company include the valuation of the warrant issued and the useful lives and recoverability of fixed assets.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The financial statements as of May 29, 1997 and for the periods ended
May 29, 1996 and 1997 are unaudited but have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial statements which do not include all disclosures required by GAAP for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

COMPREHENSIVE INCOME

     The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the current period presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS
No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The disclosure prescribed by SFAS No. 131 is effective for the year ending December 31, 1998. The Company has determined that it does not have any separately reportable business segments as of May 29, 1997.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. FIXED ASSETS

     Fixed assets consist of the following:

                                                                        DECEMBER 31,
                                                                    --------------------     MAY 29,
                                                                      1995        1996         1997
                                                                    --------    --------    -----------
                                                                                            (UNAUDITED)
Computer equipment and software..................................   $ 45,195    $ 54,775     $  70,992
Furniture and fixtures...........................................     12,682      13,406        45,454
                                                                    --------    --------     ---------
                                                                      57,877      68,181       116,446
Less, accumulated depreciation...................................    (22,785)    (45,375)      (68,402)
                                                                    --------    --------     ---------
                                                                    $ 35,092    $ 22,806     $  48,044
                                                                    --------    --------     ---------
                                                                    --------    --------     ---------

     Depreciation of fixed assets was approximately $22,702 and $22,590 for the years ended December 31, 1995 and 1996, respectively.

4. RELATED PARTY TRANSACTIONS

     In January 1995, the Company loaned $29,700 to its sole stockholder who also serves as an officer to the Company (the "Stockholder"). Interest is payable annually at the rate of 7.92% per annum. This note was not paid until the sale of the Company and, therefore, is recorded as a reduction of stockholder's equity.

     In February 1995, the Company loaned $20,000 to the Stockholder. Interest is payable annually at the rate of 7.96% per annum. This note was not paid until the sale of the Company and, therefore, is recorded as a reduction of stockholder's equity.

     In May 1995, the Company loaned $10,000 to the Stockholder. Interest is payable annually at the rate of 7.12% per annum. The principal balance and interest due on this note was repaid in full in July 1996.

     In June 1995, the Company loaned $10,000 to the Stockholder. Interest is payable annually at the rate of 6.83% per annum. The principal balance and interest due on this note was repaid in full in July 1996.

     In December 1995, the Company loaned $22,300 to the Stockholder. Interest is payable annually at the rate of 5.91% per annum. This note was not paid until the sale of the Company and, therefore, is recorded as a reduction of stockholder's equity.

     In 1995, the Company entered into a consultant agreement with the spouse of the Stockholder, in which the Company paid the consultant $80,000 during the year. In 1996, this consultant became an officer of the Company.

5. AOL NOTE PAYABLE

     In April 1995, the Company entered into a promissory note agreement with AOL whereby the Company received cash of $270,000 ("AOL Note"). Interest, at a rate of 7.5% per annum, and principal, are payable on the earlier of demand or April 2005. If payment is demanded, then such payment will be payable in 24 equal monthly installments of principal and interest beginning on the fifth day following such demand.

     In connection with the AOL Note, the Company issued a warrant (the "AOL Warrant") to purchase a certain amount of shares of the Company's preferred stock at a certain exercise price, both of which are based on a formula in the warrant agreement. The Company recorded an unamortized discount of $108,643 which has been amortized as interest expense using the interest method. The AOL Warrant

                      HEALTH RESPONSEABILITY SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

was valued using the Black-Scholes option pricing model. As discussed in
Note 8, the AOL Note and the AOL Warrant were cancelled as part of the sale of the Company in May 1997.

     Interest expense, including amortized discount related to the issuance of the AOL Warrant, charged to operations for the year ended December 31, 1995 and 1996 was $55,887 and $74,572, respectively.

6. COMMITMENTS

LEASES

     The Company leases office space in Herndon, Virginia, under a non-cancelable operating lease expiring in June 1998. The following is a schedule of future minimum lease payments under the lease as of December 31, 1996:

YEAR ENDING DECEMBER 31:
1997..........              $53,920
1998..........               27,769
                            -------
                            $81,689
                            -------
                            -------

Rent expense was approximately $9,898 and $16,073 for the years ended December 31, 1995 and 1996, respectively.

7. CAPITAL STOCK

     At December 31, 1996, the authorized capital stock of the Company consists of 10,000 shares of common stock, $0.01 par value per share. Upon formation of the Company, 1,000 shares of common stock were issued to the founder.

8. SUBSEQUENT EVENT

     On May 29, 1997, all of the outstanding shares of the Company were acquired by iVillage in exchange for $2,600,000 in cash, 1,300,200 shares of iVillage common stock on a pre-split basis, and cash amounts contingent on future performance levels of the Company and iVillage, which was determined to be $1,560,000 in January 1998. In addition, iVillage issued 609,000 shares of common stock on a pre-split basis, to AOL in exchange for the release of the AOL Note and the cancellation of the AOL Warrant.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of KnowledgeWeb, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders equity and cash flows present fairly, in all material respects, the financial position of KnowledgeWeb, Inc. at December 31, 1998 and 1997, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
January 29, 1999

                               KNOWLEDGEWEB, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                                           1998         1997
                                                                                         ---------    ---------
                                                    ASSETS
Current Assets
  Cash and cash equivalents...........................................................   $ 103,852    $   9,718
  Accounts receivable, net of allowance of $12,538 and $0 as of December 31, 1998 and
     1997, respectively...............................................................     113,855       19,139
  Prepaid expenses....................................................................       1,126          956
     Total current assets.............................................................     218,833       29,813
                                                                                         ---------    ---------
  Property and equipment, net.........................................................      65,057       64,139
  Internal use software, net..........................................................      71,954       44,110
  Other assets........................................................................       5,429        4,027
     Total assets.....................................................................   $ 361,273    $ 142,089
                                                                                         ---------    ---------
                                                                                         ---------    ---------
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................................................   $  84,156    $  12,962
  Due to stockholder..................................................................     121,971      148,184
  Current portion of capital lease obligations (Note 5)...............................      17,248       11,947
  Accrued expenses and other current liabilities......................................      66,017        2,032
                                                                                         ---------    ---------
     Total current liabilities........................................................     289,392      175,125
     Capital lease obligations, net of current obligations (Note 5)...................      22,936       23,478
                                                                                         ---------    ---------
     Total liabilities................................................................     312,328      198,603
Commitments and contingencies (Note 5)
Stockholders' Equity
  Convertible preferred stock, par value $0.0001 per share; 5,000,000 shares
     authorized, 421,880 shares issued and outstanding................................          42           --
  Common stock, par value $0.0001 per share, 25,000,000 shares authorized, 5,111,111 and 4,973,000 shares issued and outstanding as of December 31, 1998 and 1997,
     respectively.....................................................................         511          497
  Additional paid-in capital..........................................................     313,552       64,502
  Unearned compensation...............................................................     (32,268)          --
  Accumulated deficit.................................................................    (232,892)    (121,513)
                                                                                         ---------    ---------
     Total stockholders' equity/(deficit).............................................      48,945      (56,514)
                                                                                         ---------    ---------
       Total liabilities and stockholders' equity.....................................   $ 361,273    $ 142,089
                                                                                         ---------    ---------
                                                                                         ---------    ---------

   The accompanying notes are an integral part of these financial statements.

                               KNOWLEDGEWEB, INC.
                            STATEMENTS OF OPERATIONS
                           DECEMBER 31, 1998 AND 1997

                                                   1998          1997
                                                ----------    -----------

Revenues.....................................   $  847,517    $   403,670
Costs and expenses...........................
  Cost of revenues...........................      204,004         35,856
  General and administrative expenses........      754,792        374,023
  Interest expense, net......................          100             78
                                                ----------    -----------
Net loss.....................................     (111,379)        (6,287)
                                                ----------    -----------
                                                ----------    -----------
Basic and diluted net loss per share.........   $    (0.02)   $     (0.00)
                                                ----------    -----------
                                                ----------    -----------
Weighted average shares of common stock
  outstanding used in computing basic and
  diluted net loss per share.................    5,075,543      4,892,268
                                                ----------    -----------
                                                ----------    -----------

   The accompanying notes are an integral part of these financial statements.

                               KNOWLEDGEWEB, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           DECEMBER 31, 1998 AND 1997

                                CONVERTIBLE
                              PREFERRED STOCK       COMMON STOCK      ADDITIONAL
                              ----------------   ------------------    PAID-IN      UNEARNED      ACCUMULATED
                              SHARES    AMOUNT    SHARES     AMOUNT    CAPITAL     COMPENSATION    DEFICIT        TOTAL
                              -------   ------   ---------   ------   ----------   ------------   -----------   ---------
Balance at December 31,
  1996.....................        --      --    4,600,000    $460     $ 39,540      $     --      $(115,226)   $ (75,226)
Issuance of common stock...        --      --      373,000      37       24,962            --             --       24,999
Net loss...................        --      --           --      --           --            --         (6,287)      (6,287)
                              -------    ----    ---------    ----     --------      --------      ---------    ---------
Balance at December 31,
  1997.....................        --      --    4,973,000     497       64,502            --       (121,513)     (56,514)
Issuance of common stock...        --      --      138,111      14       16,653            --             --       16,667
Issuance of Series A
  convertible preferred
  stock at $0.49 per
  share....................   421,880      42           --      --      177,658            --             --      177,700
Compensation expense on
  option grants
  (Note 7).................        --      --           --      --       54,739       (32,268)                     22,471
Net loss...................        --      --           --      --           --            --       (111,379)    (111,379)
                              -------    ----    ---------    ----     --------      --------      ---------    ---------
Balance at December 31,
  1998.....................   421,880    $ 42    5,111,111    $511     $313,552      $(32,268)     $(232,892)   $  48,945
                              -------    ----    ---------    ----     --------      --------      ---------    ---------
                              -------    ----    ---------    ----     --------      --------      ---------    ---------

   The accompanying notes are an integral part of these financial statements.

                               KNOWLEDGEWEB, INC.
                            STATEMENTS OF CASH FLOWS
                           DECEMBER 31, 1998 AND 1997

                                                                                            1998         1997
                                                                                          ---------    --------
Cash flows from operating activities:
  Net loss.............................................................................   $(111,379)   $ (6,287)
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.....................................................      91,061      66,490
     Bad debt expenses.................................................................      12,538          --
     Compensation expense on stock option grants.......................................      22,471          --
     Changes in operating assets and liabilities:
       Accounts receivable, net........................................................    (107,254)    (18,269)
       Prepaid expenses and other assets...............................................      (1,572)     (4,689)
       Accounts payable................................................................     135,179      12,932
                                                                                          ---------    --------
          Net cash provided by operating activities....................................      41,044      50,177
                                                                                          ---------    --------

Cash flows from investing activities:
  Purchase of fixed assets.............................................................     (15,628)     (9,174)
  Increase in capitalized software.....................................................     (84,757)    (46,351)
                                                                                          ---------    --------
          Net cash used by investing activities........................................    (100,385)    (55,525)
                                                                                          ---------    --------
Cash flow from financing activities:
  Repayment of stockholder loan........................................................     (32,038)    (23,087)
  Interest accretion on stockholder loans..............................................       5,825       6,918
  Advances by stockholder..............................................................          --      11,398
  Repayment of capital lease obligations...............................................     (14,665)     (8,241)
  Proceeds from issuance of common stock...............................................      16,653      25,000
  Proceeds from issuance of convertible preferred stock................................     177,700          --
                                                                                          ---------    --------
          Net cash provided by financing activities....................................     153,475      11,988
                                                                                          ---------    --------
Net increase in cash for the period....................................................      94,134       6,640
Cash and cash equivalents, beginning of year...........................................       9,718       3,078
                                                                                          ---------    --------
Cash and cash equivalents, end of year.................................................   $ 103,852    $  9,718
                                                                                          ---------    --------
                                                                                          ---------    --------
Cash paid for:
  Interest.............................................................................   $  12,381    $  6,910
                                                                                          ---------    --------
                                                                                          ---------    --------
  Income taxes.........................................................................   $      --    $     --
                                                                                          ---------    --------
                                                                                          ---------    --------

   The accompanying notes are an integral part of these financial statements.

                               KNOWLEDGEWEB, INC.
                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     KnowledgeWeb, Inc. (the "Company") is a California corporation organized on January 4, 1995. The Company owns and operates the internet web site, Astrology.net. Astrology.net is a web site where users can receive information on astrology, and obtain astrology charts and reports. The Company conducts its business primarily in the United States within one industry segment.

     The Company's future prospects are subject to the risks and uncertainties frequently encountered by the companies in the new and evolving markets of the Internet product and services industry. These risks include the failure to develop and extend the Company's online services, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event that the Company does not successfully overcome these risks, certain assets may not be recovered.

REVENUE RECOGNITION

     The Company generates several types of revenue including the following:

  Chart sales

     The Company's web site enables users to generate personalized astrology reports based on the user's particulars. These charts are delivered online to the customer immediately upon request. Revenue is recognized upon delivery of the charts and when the collection of the receivables are reasonably assured.

  Advertising

     Advertising revenues are derived from the sale of banner advertisements on the Company's web site. The Company recognizes income from these advertisements over the period in which the advertisements are displayed.

  Custom licensing

     The Company also generates revenues through the licensing of astrological reports and editorials to other web sites and publications. Revenues from licensing are recognized in the period when the editorial is sold.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method for software and the declining balance method for all other property and equipment over the estimated useful lives of the assets, generally three to five years.

INTERNAL USE SOFTWARE

     The Company capitalizes internally developed software in accordance with Statement of Position 98-1. These capitalized costs primarily include payroll and benefits relating to employees engaged in developing the software plus direct outside costs incurred during the application development stage being achieved. Internally developed software is amortized on a straight-line basis over three years, beginning in the year in which the software is placed in service.

                               KNOWLEDGEWEB, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997--(CONTINUED)

STATEMENT OF CASH FLOWS

     The Company considers cash equivalents to be short term investments with original maturities of three months or less.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Substantially all of the Company's excess cash has been invested in highly liquid investments.

     The Company performs ongoing credit evaluations of its advertising customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations. At December 31, 1998 three customers accounted for a total of 78% of the accounts receivable balance. At December 31, 1997 one customer represented 75% of the total accounts receivable balance. The same customer represented 13% and 30% of total revenues for the years ended December 31, 1998 and 1997, respectively.

INCOME TAXES

     The Company calculates its income tax provision in accordance with Financial Accounting Standards Board (FASB) Statement No. 109. Deferred taxes are provided on temporary differences between the tax basis of assets or liabilities and amounts reported in the financial statements.

BASIC AND DILUTED NET LOSS PER SHARE

     Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the common shares issuable upon conversion of the convertible preferred stock and shares issuable upon the exercise of stock options. These common equivalent shares could potentially dilute basic EPS in the future, however, they were not included in the current computation of diluted EPS because to do so would have been anti-dilutive.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SUPPLIER CONCENTRATION

     The Company depends on one unrelated supplier for the software that generates astrology reports and charts. The Company believes that, if necessary, this supplier could be replaced and that the quality and price of the new software would be similar.

                               KNOWLEDGEWEB, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997--(CONTINUED)

2. PROPERTY AND EQUIPMENT

                                                                           DECEMBER 31,    DECEMBER 31,
                                                                              1998            1997
                                                                           ------------    ------------
Computer equipment and software.........................................    $  155,901       $120,835
Furniture and fixtures..................................................         7,487          7,487
Motor vehicle...........................................................        12,848         12,848
                                                                            ----------       --------
                                                                               176,236        141,170
Less accumulated depreciation...........................................      (111,179)       (77,031)
                                                                            ----------       --------
                                                                            $   65,057       $ 64,139
                                                                            ----------       --------
                                                                            ----------       --------

Depreciation expense for the years ended December 31, 1998 and 1997 totaled $34,148 and $38,148, respectively.

3. DUE TO STOCKHOLDER

     One of the stockholders periodically transfers cash and other property to the Company in exchange for demand notes. In addition, this stockholder periodically makes payments on behalf of the Company in exchange for demand notes. These notes are unsecured, and carry a compounded interest rate of 5 percent.

     The balance of loans, including accrued interest, at December 31, 1998 and 1997 was $121,971 and $148,184, respectively.

4. INTERNAL USE SOFTWARE

                                                                           DECEMBER 31,    DECEMBER 31,
                                                                              1998            1997
                                                                           ------------    ------------
Internal use software...................................................    $  180,781       $ 96,024
Less accumulated amortization...........................................      (108,827)       (51,914)
                                                                            ----------       --------
                                                                            $   71,954       $ 44,110
                                                                            ----------       --------
                                                                            ----------       --------

     Amortization expense for the years ended December 31, 1998 and 1997 totaled $56,913 and $32,008, respectively.

5. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     As of December 31, 1998, the Company leases office space under a cancelable operating lease. Rent expense was $38,624 and $16,761 for the years ended December 31, 1998 and 1997, respectively.

                               KNOWLEDGEWEB, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997--(CONTINUED)

     As of December 31, 1998, the Company leased certain computer equipment under noncancelable capital leases. Future minimum lease payments required under the capital leases are as follows:

1999....................................................................................     $ 26,153
2000....................................................................................       23,451
2001....................................................................................        5,029
2002....................................................................................           --
2003 and thereafter.....................................................................           --
                                                                                             --------
  Total minimum lease payments..........................................................     $ 54,633
Less amount representing interest.......................................................       14,449
                                                                                             --------
Present value of net minimum lease payments.............................................       40,184
Less current portion....................................................................       17,248
                                                                                             --------
                                                                                             $ 22,936
                                                                                             --------
                                                                                             --------

     The cost of equipment under capital lease included in property and equipment was $64,656 and $45,218 at December 31, 1998 and 1997, respectively.

  Employee Benefits

     The Company does not provide postretirement benefits to its employees, nor does the Company offer company-sponsored savings or pension plans.

6. INCOME TAXES

     No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses through December 31, 1998. The following table sets forth the primary components of deferred tax assets:

                                                                           DECEMBER 31,    DECEMBER 31,
                                                                              1998            1997
                                                                           ------------    ------------
Net operating loss and credit carryforwards.............................    $   86,270       $ 46,495
Nondeductible expenses and reserves.....................................        15,404          5,838
                                                                            ----------       --------
Gross deferred tax assets...............................................       101,674         52,333
Valuation allowance.....................................................      (101,674)       (52,333)
                                                                            ----------       --------
                                                                            $       --       $     --
                                                                            ----------       --------
                                                                            ----------       --------

     At December 31, 1998 and 1997, the Company fully reserved its deferred tax assets. The Company believes uncertainty exists regarding the ultimate realizability of the deferred tax assets such that a full valuation allowance is required. If the Company achieves profitability, these net deferred tax assets would be available to offset future income taxes. Deferred tax assets and related valuation allowances of approximately $9,000 relate to operating loss carryforwards resulting from the issuance of employee stock options, the tax benefit of which, when recognized, will be accounted for as a credit to additional paid-in capital rather than a reduction of the income tax provision.

     At December 31, 1998, the Company had approximately $230,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income; such carryforwards will expire beginning in 2010.

                               KNOWLEDGEWEB, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997--(CONTINUED)

7. STOCKHOLDERS' EQUITY

     On August 18, 1998, the Company's Board of Directors approved an Amended and Restated Articles of Incorporation, for the purpose of (i) effecting a 100 for one stock split, (ii) the authorization of the Corporation to issue up to 25,000,000 shares of Common Stock and 5,000,000 of Preferred Stock, and (iii) the creation of a class of Series A Preferred Stock. It was also determined that the par value of the Preferred Stock and the Common Stock would be $0.0001 per share.

STOCK SPLIT

     In August 1998, the Company's Board of Directors approved a 100 for one Common Stock split whereby stockholders of record on September 17, 1998 received 100 shares of Common Stock in exchange for each common share held on that date. All references to the number of shares of Common Stock, weighted average common shares, and per share amounts have been retroactively restated in the accompanying financial statements to reflect the 100 for one split.

PREFERRED STOCK

     At December 31, 1998, the Company has authorized 5,000,000 shares of Preferred Stock, of which 1,300,000 has been designated Series A Convertible Preferred Stock ("Series A"). The remaining shares of Preferred Stock may be issued from time to time in one or more series. At December 31, 1998, the Company has 421,880 Series A shares issued and outstanding.

     Holders of Series A were entitled to receive noncumulative, preferential dividends of $0.0392 per annum, when and if declared by the Board of Directors. No such dividends were declared. In the event of liquidation, sale of the Company or corporate reorganization in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving Company, Series A shareholders were entitled to a per share distribution in preference to common shareholders equal to the original issue price per share of $0.49, plus any declared but unpaid dividends on each such share.

STOCK OPTION PLAN

     In August 1998, the Board of Directors adopted the 1998 Stock Incentive Plan (the "Plan") which provided for the grant of up to 1,000,000 incentive stock options and non-qualified stock options. Notwithstanding the foregoing, at any given time the number of shares issuable upon exercise of all outstanding stock options shall not exceed a number of shares which is equal to 30% of the then outstanding shares of the Company.

     Under the Plan, incentive stock options may be granted to employees, officers and directors of the Company and non-qualified stock options may be granted to consultants, employees, directors, and officers of the Company. Options granted under the Plan must be issued at prices not less than 100% and 85%, for incentive and nonqualified stock options, respectively, of the fair market value of the stock on the date of grant as determined by the Board of Directors. The Plan requires that all options be exercised at a rate of not less than 20% per year, over five years, from the date of grant. Incentive options granted under the Plan shall vest over a four year period at a rate of 1/16th of the total shares subject to the option on the first day of each calendar quarter from the various vesting start dates. All non-qualified stock options were issued fully vested on the date of grant with the exception of 59,549 shares for which vesting is contingent upon a future event. Options to purchase 93,629 shares were exercisable at December 31, 1998.

                               KNOWLEDGEWEB, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997--(CONTINUED)

     A summary of the Plan's activity is as follows:

                                                                                          WEIGHTED
                                                              AVAILABLE     OPTIONS       AVERAGE PRICE
                                                              FOR GRANT    OUTSTANDING    PER SHARE
                                                              ---------    -----------    -------------
Balance at December 31, 1997...............................          --           --          $  --
Shares reserved............................................   1,000,000           --             --
Options granted............................................    (228,079)      93,629           0.25
Options exercised..........................................          --           --             --
                                                              ---------      -------          -----
Balance at December 31, 1998...............................     771,921       93,629          $0.25
                                                              ---------      -------          -----
                                                              ---------      -------          -----

     In November 1998, the Company granted options to purchase an aggregate of 228,079 shares of Common Stock at an exercise price of $0.25 per share. Based on an estimated market price of the stock, $0.49, at grant date, $54,739 of compensation expense relating to these options is to be recognized, of which $22,471 was recognized in 1998. The balance of the compensation expense is to be recognized over the remaining vesting period of the options.

STOCK COMPENSATION

     The Company accounts for stock-based compensation in accordance with the provisions of APB 25. Had compensation expense been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's net loss would have been $114,188 and basic and diluted loss per share would have been $0.02 for the year ended December 31, 1998. The fair value of each option grant was determined on the date of grant using the minimum value method. The following assumptions were used to estimate the fair value of stock options granted to employees: expected life of 30 months; risk free interest rate of 4.55%; and no dividend yield. The weighted average fair value of options granted to employees at December 31, 1998 is $0.49. For pro forma purposes, the estimated fair value of the Company's stock options to employees is amortized over the options vesting period. Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

8. SUBSEQUENT EVENTS

     On February 18, 1999, the Company sold 100% of the outstanding stock of the Company to iVillage Inc. in exchange for 802,125 shares of iVillage Inc. common stock and approximately $1 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Lamaze Publishing Company, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Lamaze Publishing Company, Inc. (the "Company") at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
June 14, 1999
except for note 10,
as to which the date
is July 13, 1999

                        LAMAZE PUBLISHING COMPANY, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                  DECEMBER 31,
                                                                              --------------------     JUNE 30,
                                                                                1997        1998         1999
                                                                              --------    --------    -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS
Current assets:
Cash and cash equivalents..................................................   $    187    $    164     $      85
Accounts receivable, less allowance of $30,000 and $55,000 and $80,000
  (unaudited) in 1997, 1998 and 1999, respectively.........................      1,175       2,000         2,191
Other current assets.......................................................      1,024       1,538         2,646
                                                                              --------    --------     ---------
     Total current assets..................................................      2,386       3,702         4,922
                                                                              --------    --------     ---------
Fixed assets, net..........................................................      1,674       1,997         2,216
Goodwill, net..............................................................        636         483           402
Other assets...............................................................         12          55            65
                                                                              --------    --------     ---------
     Total assets..........................................................   $  4,708    $  6,237     $   7,605
                                                                              --------    --------     ---------
                                                                              --------    --------     ---------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses......................................   $  2,862    $  2,996     $   2,708
Deferred revenue...........................................................      2,566       3,288         4,345
Current maturities or long-term debt.......................................         --         234            31
Bank credit line...........................................................        950       1,300         2,240
                                                                              --------    --------     ---------
Total current liabilities..................................................      6,378       7,818         9,605
                                                                              --------    --------     ---------
Long term debt, less current maturities....................................         --       1,016           938
Stockholders' notes payable, including accrued interest....................      1,188       1,178         1,230
                                                                              --------    --------     ---------
     Total liabilities.....................................................      7,566      10,012        11,773
                                                                              --------    --------     ---------
Commitments and contingencies Stockholders' deficit:
Common stock, 40,000 shares authorized, no par value, 36,478 shares issued
  and outstanding..........................................................        534         534           534
Accumulated deficit........................................................     (3,392)     (4,309)       (4,702)
                                                                              --------    --------     ---------
     Total stockholders' deficit...........................................     (2,858)     (3,775)       (4,168)
                                                                              --------    --------     ---------
     Total liabilities and stockholders' deficit...........................   $  4,708    $  6,237     $   7,605
                                                                              --------    --------     ---------
                                                                              --------    --------     ---------

   The accompanying notes are an integral part of these financial statements.

                        LAMAZE PUBLISHING COMPANY, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                       YEAR ENDED           SIX MONTH PERIOD
                                                                      DECEMBER 31,           ENDED JUNE 30,
                                                                  --------------------    --------------------
                                                                    1997        1998        1998        1999
                                                                  --------    --------    --------    --------
                                                                                              (UNAUDITED)
Revenues:
  Publishing...................................................   $  3,800    $  4,325    $  1,895    $  2,712
  Satellite broadcasting.......................................      2,793       3,750       1,624       1,807
  Video........................................................      1,376       1,605         765         954
  Sampling/Coupons.............................................        683         995         470         627
  Other........................................................        247         537         168         303
                                                                  --------    --------    --------    --------
     Total revenue.............................................      8,899      11,212       4,922       6,403
                                                                  --------    --------    --------    --------
Cost of revenues...............................................      4,144       5,488       2,257       3,393
                                                                  --------    --------    --------    --------
  Gross profit.................................................      4,755       5,724       2,665       3,010
                                                                  --------    --------    --------    --------
Operating expenses:
  Sales and marketing..........................................      2,145       2,666       1,158       1,327
  General and administrative...................................      2,526       2,812       1,357       1,461
  Depreciation and amortization................................        549         830         401         435
                                                                  --------    --------    --------    --------
     Total operating expenses..................................      5,220       6,308       2,916       3,223
                                                                  --------    --------    --------    --------
     Loss from operations......................................       (465)       (584)       (251)       (213)
                                                                  --------    --------    --------    --------
Interest expense...............................................       (152)       (299)       (119)       (180)
                                                                  --------    --------    --------    --------
  Net loss.....................................................   $   (617)   $   (883)   $   (370)   $   (393)
                                                                  --------    --------    --------    --------
                                                                  --------    --------    --------    --------

   The accompanying notes are an integral part of these financial statements.

                        LAMAZE PUBLISHING COMPANY, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998
                 AND THE PERIOD ENDED JUNE 30, 1999 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 COMMON STOCK                        TOTAL
                                                               -----------------    ACCUMULATED    SHAREHOLDERS'
                                                               SHARES     AMOUNT     DEFICIT        DEFICIT
                                                               -------    ------    -----------    -------------
Balance at January 1, 1997..................................   $31,002     $450       $(2,475)        $(2,025)
  Issuance of common stock..................................       604       80            --              80
  Issuance of common stock in connection with business
     acquisition............................................     4,872        4            --               4
  Distributions.............................................        --                   (300)           (300
  Net loss..................................................        --       --          (617)           (617)
                                                               -------     ----       -------         -------
Balance at December 31, 1997................................    36,478      534        (3,392)         (2,858)
  Distributions.............................................        --       --           (34)            (34)
  Net loss..................................................        --       --          (883)           (883)
                                                               -------     ----       -------         -------
Balance at December 31, 1998................................    36,478      534        (4,309)         (3,775)
  Net loss (unaudited)......................................        --       --          (393)           (393)
                                                               -------     ----       -------         -------
Balance at June 30, 1999 (unaudited)........................   $36,478     $534       $(4,702)        $(4,168)
                                                               -------     ----       -------         -------
                                                               -------     ----       -------         -------

   The accompanying notes are an integral part of these financial statements.

                        LAMAZE PUBLISHING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       YEAR ENDED          SIX MONTH PERIOD ENDED
                                                                      DECEMBER 31,                JUNE 30,
                                                                   ------------------    --------------------------
                                                                    1997       1998        1998           1999
                                                                   -------    -------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net loss......................................................   $  (617)   $  (883)     $  (370)       $  (393)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..............................       549        830          401            435
     Bad debt expense...........................................        30         25           --             --
     Changes in operating assets and liabilities:
       Accounts receivable......................................      (531)      (850)        (239)          (191)
       Other current assets.....................................        (2)      (514)        (513)        (1,108)
       Accounts payable and accrued expenses....................     1,639        124       (1,293)          (239)
       Deferred revenue.........................................        (2)       722          855          1,057
                                                                   -------    -------      -------        -------
          Net cash provided by (used in) operating activities...     1,066       (546)      (1,159)          (439)
                                                                   -------    -------      -------        -------
Cash flows from investing activities:
  Purchase of fixed assets......................................    (1,152)      (991)        (376)          (565)
  Acquisition of a business.....................................      (730)        --           --             --
                                                                   -------    -------      -------        -------
          Net cash used in investing activities.................    (1,882)      (991)        (376)          (565)
                                                                   -------    -------      -------        -------
Cash flows from financing activities:
  Proceeds from bank term loan..................................        --      1,250        1,250             --
  Borrowings (repayments) under revolving credit facilities.....       950        350          150            940
  Payment for debt issuance cost................................        --        (52)         (52)           (15)
  Distributions paid to stockholders............................      (300)       (34)          --             --
  Stockholders' notes payable...................................       200         --           --             --
  Proceeds from issuance of common stock........................        80         --           --             --
                                                                   -------    -------      -------        -------
          Net cash provided by financing activities.............       930      1,514        1,348            925
                                                                   -------    -------      -------        -------
          Net increase (decrease) in cash and cash
            equivalents.........................................       114        (23)        (187)           (79)
Cash and cash equivalents, beginning of period..................        73        187          187            164
                                                                   -------    -------      -------        -------
Cash and cash equivalents, end of period........................   $   187    $   164      $    --        $     8
                                                                   -------    -------      -------        -------
                                                                   -------    -------      -------        -------

   The accompanying notes are an integral part of these financial statements.

                        LAMAZE PUBLISHING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY:

ORGANIZATION AND BUSINESS

     Lamaze Publishing Company, Inc. (the "Company"), publishes magazines regarding pre- and post-natal educational material which are distributed to over
3.0 million new and expecting parents annually. These are distributed in childbirth education classes, as well as in hospitals, at no cost. The Company produces an educational video tape "You and Your Baby" which is distributed to childbirth educators and reaches 1.8 million expectant parents. The Company Newborn Channel has exclusive rights to broadcast on closed-circuit television in approximately 700 hospitals, providing infant care programming to new mothers. In 1998, the Company launched Lamaze Family Magazine which is expected to be mailed to 750,000 homes in 1999, targeting families with pre-school children.

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES:

REVENUE RECOGNITION

     Revenues are principally derived from advertising inserts and are recorded as follows:

     Publishing and Sampling/Coupons--Publications are mailed to Certified Child Birth Educators for distribution to expecting parents. Revenue is recognized upon the distribution to expecting parents, which approximates the straight-line method. The publications are issued twice a year as a Spring/Summer issue and a Fall/Winter issue.

     Satellite Broadcasting--Advertising revenue is recognized monthly based on the actual number of births per month divided by the number of births specified in the contract period and multiplied by the contract amount.

     Video--Revenue is recognized upon the distribution to expecting parents by the Certified Child Birth Educators, which approximates the straight-line method. Videos are shipped in March of each year.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include money market accounts and all highly liquid investments purchased with original maturities of three months or less. The Company maintains its cash and cash equivalents in highly rated financial institutions.

FIXED ASSETS

     Depreciation of equipment, furniture and fixtures, and purchased computer software is provided for by the straight-line method over their estimated useful lives ranging from three to five years. Amortization of leasehold improvements is provided for over the lesser of the term of the related lease or the estimated useful life of the improvement. The cost of additions and betterments are capitalized, and repairs and maintenance costs are charged to operations in the periods incurred.

GOODWILL

     Goodwill consists of the excess of purchase price paid over identified intangible and tangible net assets of acquired companies. Goodwill is amortized using the straight-line method over the period of expected benefit, five years. The Company assesses the recoverability of its goodwill by determining whether the amortization of the unamortized balance of its remaining life can be recovered through forecasted cash flows. If undiscounted forecasted cash flows indicate that the unamortized amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at the Company's incremental borrowing rate. Cash flow forecasts are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

                        LAMAZE PUBLISHING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Amortization expense for goodwill for the years ended December 31, 1997 and 1998 was approximately $127,000 and $153,000, respectively.

INCOME TAXES

     The Company has elected to be taxed as an S Corporation as provided for by the Internal Revenue Code. Under "S" Corporation status, the Company's net income or loss is taxed to its stockholders.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of the Company's bank financing obligations approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations at December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by the Company include the useful lives of fixed assets and the recoverability of fixed assets, goodwill and deferred tax assets.

CONCENTRATION OF CREDIT RISK AND OTHER

     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company's accounts receivable is derived from revenue earned from customers, principally advertisers, without requiring collateral. The Company maintains an allowance for potential bad debt based upon the expected collectibility of all accounts receivable; historically, such losses have not been significant.

     The Company is dependent on a limited number of customers for a significant part of its revenues. The Company had two customers which accounted for approximately 18% and 12% of net accounts receivable at December 31, 1997. The Company had one customer which accounted for 10% of net accounts receivable at December 31, 1998. The Company had two different customers which individually accounted for 14% of revenues as of December 31, 1997. The Company had a different customer which accounted for 18% of revenues as of December 31, 1998. Additionally, revenues from the Company's ten largest advertisers accounted for approximately 66% and 63% of total revenues for the year ended December 31, 1997 and 1998, respectively.

RISKS AND UNCERTAINTIES

     The Company's operations are subject to certain risks and uncertainties including actual or prospective competition by entities with greater financial resources, experience and market presence than the Company, in addition to risks associated with growth, technology and regulatory matters.

COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of operations. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15,

                        LAMAZE PUBLISHING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1997. The Company adopted SFAS No. 130 in the first quarter of 1998. The Company has had no other comprehensive income items to report.

SEGMENT REPORTING

     During 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 uses a management approach to report financial and descriptive information about a company's operating segments. Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally for management. Under this definition, the Company operated as a single segment for all years presented. The adoption of SFAS 131 did not have a material impact on the Company's financial position or results of operations.

START-UP COSTS

     In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard did not have a significant impact on the Company's results of operations, financial position or cash flow for the six months ended June 30, 1999.

SOFTWARE COSTS

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specific specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material effect on the Company's capitalization policy.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The financial statements as of June 30, 1999 and for the periods ended June 30, 1998 and 1999 are unaudited but have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial statements which do not include all disclosures required by GAAP for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

                        LAMAZE PUBLISHING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. FIXED ASSETS:

     Fixed assets consist of the following:

     ($ in 000's)

                                                                              DECEMBER 31,
                                                                            ----------------
                                                                             1997      1998
                                                                            ------    ------
Hospital equipment.......................................................   $2,321    $3,111
Office and computer equipment............................................      121       223
Capitalized software.....................................................       56        92
Furniture and fixtures...................................................      102       118
Leasehold improvements...................................................       56       103
                                                                            ------    ------
                                                                             2,656     3,647
  Less, accumulated depreciation and amortization........................     (982)   (1,650)
                                                                            ------    ------
                                                                            $1,674    $1,997
                                                                            ------    ------
                                                                            ------    ------

Depreciation and amortization of fixed assets was approximately $422,000 and $668,000 for the years ended December 31, 1997 and 1998, respectively.

4. BUSINESS ACQUISITION:

THE NEWBORN CHANNEL, L.P.

     On February 28, 1997, the Company acquired all of the outstanding stock of the Newborn Channel, L.P. ("TNCLP") a closed-circuit television channel which provides information regarding various baby care issues, in exchange for 4,872 shares of the Company's common stock. The cost of the TNCLP acquisition was allocated to the assets and liabilities assumed based upon their estimated fair values as follows:

     ($ in 000's)

Working capital............................................................   $(841)
Equipment..................................................................     808
Goodwill...................................................................     763
                                                                              -----
                                                                              $ 730
                                                                              -----
                                                                              -----

     The following unaudited pro forma summary presents consolidated results of operations for the Company as if the acquisition of TNCLP had been consummated on January 1, 1996. The pro forma information does not necessarily reflect the actual results that would have been achieved, nor is it necessarily indicative of future consolidated results of the Company.

     ($ in 000's)

                                                                             1997      1998
                                                                            ------    ------
Revenues.................................................................   $9,208    $9,455
Net income (loss)........................................................   $1,047    $ (769)

5. RELATED PARTY TRANSACTIONS:

NOTES PAYABLE TO STOCKHOLDERS

     The Company has received loans from its stockholders payable on demand. As of December 31, 1998, total principal of $1,099,086 was due to stockholders. Interest on the amounts advanced accrue at the rate of one percent above the prime interest rate. Accrued interest at December 31, 1997 and 1998 was $88,504 and $78,871, respectively. Interest expense for 1997 and 1998 was $88,504 and $107,714, respectively. The stockholders' loans are subordinate to senior bank debt. The stockholders

                        LAMAZE PUBLISHING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

have informed the Company that they do not intend to make a demand within the next twelve months, and are committed to support the operations through 1999.

FEES PAID TO STOCKHOLDERS

     The Company has entered into an informal consulting agreement with a principal stockholder of the Company's common stock. During 1997, approximately $258,000 was paid in consulting fees related to video production, management and marketing. During 1998, approximately $108,000 was paid in video production consulting fees.

6. BANK LOANS PAYABLE:

     The Company had the following bank loans outstanding as of December 31:

     ($ in 000's)

                                                                             1997      1998
                                                                            ------    ------
Term loan................................................................   $   --    $1,250
Secured line of credit...................................................   $  950    $1,300
                                                                            ------    ------
                                                                            $  950    $2,550
                                                                            ------    ------
                                                                            ------    ------

     The Company has entered into loan agreements with the Bank of New York (the "Bank"), providing for a $2.75 million credit facility. The Term Loan Agreement, dated March 9, 1998, provides for a long-term credit facility of $1.25 million. The Secured Line of Credit, entered into on February 9, 1998 and renewed on June 12, 1998, provides for a revolving credit facility of $1.5 million.

     The long-term facility includes a $1.25 million term loan (the "Term Loan") which is payable in 48 equal consecutive monthly installments in the amount of $26,042 each, the first of which shall be due and payable on April 1, 1999. Interest accrues at the Bank's prime rate or Eurodollar rate plus a margin of between 1.5% to 2%, depending on attaining certain bank covenants. On January 21, 1999, the agreement was amended making the first installment payable on July 1, 1999 and extending the Term Loan to July 2003.

     The credit facility is collateralized by receivables, inventories, equipment and certain real property. Under the terms of the Agreement, the Company is required to maintain certain financial ratios and other financial conditions. The Agreement also prohibits the Company from incurring certain additional indebtedness, limits certain investments, advances or loans and restricts substantial asset sales, capital expenditures and cash dividends.

     The revolving credit facility requires payment of interest at the Bank's prime rate which was 7.50% at December 31, 1998 or Eurodollar rate plus a margin of between 1.5% to 2%, depending on attaining certain bank covenants. The total amount of unused revolving credit available to the Company at December 31, 1998 was $200,000. Either party may cancel the line of credit at any time. Unless cancelled earlier the line of credit shall be available until May 31, 1999. On January 21, 1999 the credit facility was increased to $2.5 million and extended until December 31, 1999.

7. STOCK APPRECIATION PLAN:

     Under the Company's key employee stock bonus plan, stock appreciation units ("SAU's") were granted to three key employees under terms and conditions as stated in their respective employment letter. Each employee was granted three SAU's, one of which shall vest on each of the first three anniversaries provided they remain employed by the Company as of each anniversary. All SAU's granted shall vest in full as a result of a merger, consolidation, sale, transfer or acquisition. The redemption price shall be determined based on a multiple of earnings before interest and taxes of the

                        LAMAZE PUBLISHING COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Company for the period of four consecutive fiscal quarters of the Company immediately proceedings redemption of such SAU and the number of shares outstanding at several points in time. The effects of changes in redemption price during the vesting period are recognized as compensation cost over the vesting period in accordance with the method illustrated in SFAS 123, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans". Changes in the amount of the liability due to stock price changes after the vesting period are compensation cost of the period in which the changes occur. Due to negative earnings before interest and taxes in 1998 and 1997, no compensation expense for fiscal 1998 and 1997 was recorded. During 1997 one employee elected to redeem their SAU's. As a result, the value of the employee's equity position of $240,000 was paid out, half in January 1998 while the other half will be paid in January 1999 plus accrued interest.

8. COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases office space, under non-cancelable operating lease expiring in June 2000. The following is a schedule of future minimum lease payments under the non-cancelable operating lease as of December 31, 1998:

YEAR ENDED DECEMBER 31:                                          1998
------------------------------------------------------------   ------------
                                                               ($ IN 000'S)

1999........................................................       $158
2000........................................................       $ 79
                                                                   ----
                                                                   $237
                                                                   ----
                                                                   ----

     Rent expense was approximately $142,000 and $179,000 for the years ended December 31, 1997 and 1998, respectively.

LITIGATION

     The Company has been involved in litigation relating to claims arising out of its operations in the normal course of business, including a claim by a former employee. The Company does not believe that an adverse outcome of any of these legal proceedings will have a material adverse effect on the Company's results of operations, financial position or cash flows.

9. CAPITAL STOCK:

COMMON STOCK

     In October 1997, the Company issued 604 shares of common stock in exchange for net proceeds of approximately $80,000.

10. SUBSEQUENT EVENT (UNAUDITED):

     On July 13, 1999, the Company entered into a definitive agreement to be acquired by iVillage Inc., which runs a network of web sites for women, in exchange for 1.75 million shares of iVillage Common Stock and approximately $5 million in cash to retire certain indebtedness. iVillage Inc. has agreed that in the event the Company should request financial assistance to fund its operations, it will provide the necessary funds needed to meet the Company's minimum working capital requirements for the twelve month period beginning from the date of the transaction closing. The closing of the transaction is subject to certain customary closing conditions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Online Psychological Services, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Online Psychological Services, Inc. (the "Company"), at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
July 16, 1999

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                                 BALANCE SHEETS

                                                          DECEMBER 31,
                                                     ----------------------     MARCH 31,
                                                       1998         1997           1999
                                                     ---------    ---------    ---------------
                                                                                 (UNAUDITED)

                        ASSETS

Current assets:

Cash..............................................   $   8,603    $  22,643       $  13,093

Accounts receivable...............................      29,574       19,204          44,439

Due from stockholders.............................       6,771           --           6,771
                                                     ---------    ---------       ---------

    Total current assets..........................      44,948       41,847          64,303

Equipment.........................................      22,797       19,622          22,797

Less: accumulated depreciation....................      (8,475)      (4,703)         (9,536)
                                                     ---------    ---------       ---------

                                                        14,322       14,919          13,261
                                                     ---------    ---------       ---------

    Total assets..................................   $  59,270    $  56,766       $  77,564
                                                     ---------    ---------       ---------
                                                     ---------    ---------       ---------

      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable and accrued expenses.............   $  28,088    $   8,820       $  30,930

Deferred compensation.............................     130,000      130,000         130,000

Line of credit....................................      17,066       15,098          15,569

Deferred revenue..................................       7,667        2,165           7,912

Stockholder loan..................................      12,260           --           8,001
                                                     ---------    ---------       ---------

    Total current liabilities.....................     195,081      156,083         192,412
                                                     ---------    ---------       ---------

Commitments (Note 5)

Stockholders' deficit:

Common stock, no par value, 1,500 shares
  authorized,
  issued and outstanding..........................     244,598       13,323         245,170

Accumulated deficit...............................    (380,409)    (112,640)       (360,018)
                                                     ---------    ---------       ---------

    Total stockholders' deficit...................    (135,811)     (99,317)       (114,848)
                                                     ---------    ---------       ---------

    Total liabilities and stockholders' deficit...   $  59,270    $  56,766       $  77,564
                                                     ---------    ---------       ---------
                                                     ---------    ---------       ---------

   The accompanying notes are an integral part of these financial statements.

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                                              FOR THE YEARS ENDED      FOR THE THREE MONTHS ENDED
                                                                 DECEMBER 31,                  MARCH 31,
                                                             ----------------------    --------------------------
                                                               1998         1997         1999            1998
                                                             ---------    ---------    -----------    -----------
                                                                                       (UNAUDITED)    (UNAUDITED)
Revenue:
  License revenue.........................................   $ 112,772    $ 235,652      $33,440       $  31,046
  Advertising revenue.....................................      56,964       17,310       35,070           4,670
  Subscription and merchandising revenue..................      50,893           --       15,097           5,768
                                                             ---------    ---------      -------       ---------
     Total revenue........................................     220,629      252,962       83,607          41,484
                                                             ---------    ---------      -------       ---------
Operating expenses:
  Production, content and product costs...................      65,812       33,456        9,359          14,040
  Salary expense..........................................     387,861      181,392       38,396          43,541
  Sales and marketing.....................................       4,208        5,809        6,477           5,111
  General and administrative..............................      23,874       35,118        7,783           6,990
  Depreciation............................................       3,772        3,507        1,061             903
                                                             ---------    ---------      -------       ---------
     Total operating expenses.............................     485,527      259,282       63,076          70,585
                                                             ---------    ---------      -------       ---------
Income (loss) from operations.............................    (264,898)      (6,320)      20,531         (29,101)
  Interest expense, net...................................       2,871        2,623          140             263
Net income (loss).........................................   $(267,769)   $  (8,943)     $20,391       $ (29,364)
                                                             ---------    ---------      -------       ---------
                                                             ---------    ---------      -------       ---------

   The accompanying notes are an integral part of these financial statements.

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                   COMMON STOCK
                                                                ------------------    ACCUMULATED
                                                                SHARES     AMOUNT      DEFICIT         TOTAL
                                                                ------    --------    -----------    ---------
Balance, December 31, 1996...................................    1,500    $  7,055     $(103,697)    $ (96,642)
  Transfer of common stock from stockholder..................       --       4,540            --         4,540
  Imputed rent expense contribution..........................                1,728            --          1,72
  Net loss...................................................       --          --        (8,943)       (8,943)
                                                                ------    --------     ---------     ---------
Balance, December 31, 1997...................................    1,500      13,323      (112,640)      (99,317)
  Transfer of common stock from stockholder..................       --     229,118            --       229,118
  Imputed rent expense contribution..........................       --       1,728            --         1,728
  Imputed interest on stockholder loan.......................       --         429            --           429
  Net loss...................................................       --                  (267,769)     (267,769
                                                                ------    --------     ---------     ---------
Balance, December 31, 1998...................................    1,500     244,598      (380,409)     (135,811)
  Imputed rent expense contribution (unaudited)..............       --         432            --           432
  Imputed interest on stockholder loan (unaudited)...........       --         140            --           140
  Net income (unaudited).....................................       --          --        20,391        20,391
                                                                ------    --------     ---------     ---------
Balance, March 31, 1999 (unaudited)..........................    1,500    $245,170     $(360,018)    $(114,848)
                                                                ------    --------     ---------     ---------
                                                                ------    --------     ---------     ---------

   The accompanying notes are an integral part of these financial statements.

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS


                                                          FOR THE YEARS ENDED       FOR THE THREE MONTHS ENDED
                                                              DECEMBER 31,                  MARCH 31,
                                                         ----------------------    ----------------------------
                                                           1998         1997          1999             1998
                                                         ---------    ---------    -----------      -----------
                                                                                   (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...................................   $(267,769)   $  (8,943)    $  20,391        $ (29,364)
  Adjustments to reconcile net income (loss) to net
     cash (used in) provided by.......................
     Depreciation.....................................       3,772        3,507         1,061              903
     Compensation expense satisfied by issuance of
       common stock...................................     229,118        4,540            --               --
     Imputed interest.................................         429           --           140              263
     Imputed rent.....................................       1,728        1,728           432              432
Change in operating assets and liabilities:
       (Increase) decrease in accounts receivable.....     (10,370)       2,506       (14,865)          (2,441)
       Increase (decrease) in accounts payable and
          accrued expenses............................      19,268        6,142         2,842           (1,276)
       Increase in deferred compensation..............          --       10,000            --               --
       Increase in deferred revenue...................       5,502        1,884           245            5,838
                                                         ---------    ---------     ---------        ---------
          Net cash (used in) provided by operating
            activities................................     (18,322)      21,364        10,246          (25,645)
                                                         ---------    ---------     ---------        ---------
Cash flows from investing activities:
  Equipment purchases.................................      (3,175)      (6,830)           --               --
  Due from stockholders...............................      (6,771)          --            --             (347)
                                                         ---------    ---------     ---------        ---------
          Net cash used in investing activities.......      (9,946)      (6,830)           --             (347)
                                                         ---------    ---------     ---------        ---------
Cash flows from financing activities:
  Proceeds from stockholder loan......................      24,430       20,426            --            15,02
  Payments on stockholder loan........................     (12,170)     (25,026)       (4,259)              --
  Net borrowings on line of credit....................       1,968        2,644        (1,497)           3,174
                                                         ---------    ---------     ---------        ---------
          Net cash provided by (used in) investing
            activities................................      14,228       (1,956)       (5,756)          18,200
                                                         ---------    ---------     ---------        ---------
  Net (decrease) increase in cash.....................     (14,040)      12,578         4,490           (7,792)
  Cash, beginning of period...........................      22,643       10,065         8,603           22,643
                                                         ---------    ---------     ---------        ---------
  Cash, end of period.................................   $   8,603    $  22,643     $  13,093        $  14,851
                                                         ---------    ---------     ---------        ---------
                                                         ---------    ---------     ---------        ---------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest............   $   2,435    $   2,567     $      --        $      --
                                                         ---------    ---------     ---------        ---------
                                                         ---------    ---------     ---------        ---------

   The accompanying notes are an integral part of these financial statements.

                      ONLINE PSYCHOLOGICAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

     Online Psychological Services, Inc., (the "Company") is an interactive media company specializing in the online development of content related to mental health issues. The Company was incorporated in the state of Delaware on January 29, 1996 to develop programming material for distribution through online service providers and the Internet and is involved in the sale of products through Internet commerce.

     The Company and its stockholders entered into a definitive agreement with iVillage Inc. ("iVillage") pursuant to which the Company was acquired by iVillage effective June 30, 1999 (the "Acquisition"). All outstanding shares of the Company were exchanged for cash and stock. These financial statements and footnotes are those of the Company prior to the Acquisition and do not reflect any purchase accounting adjustments or other transactions related to the Acquisition (see Note 6).

     The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web consumers, vendors or advertisers, and the inability of the Company to maintain and increase the levels of traffic on its online services. In the event the Company does not successfully implement its business plan, certain assets may not be recoverable.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash

     The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash and cash equivalents. The Company has no cash equivalents at December 31, 1998 or 1997.

  Equipment

     Equipment, which consists of office computers and peripherals, is stated at cost. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. Depreciation is computed using the straight-line method based on the estimated useful life of three years. Upon retirement or sale, the carrying amount of assets disposed of and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the related period of operations. Long-lived assets held and utilized by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of such assets may not be recoverable.

  Income Taxes

     The Company has elected to be treated as an S Corporation for federal and state income tax purposes and accordingly, any liabilities for income taxes are the direct responsibility of the stockholders.

  Stock Based Compensation

     The Company accounts for stock based compensation in accordance with the provisions of Accounting Principals Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, for non employee compensation. Under SFAS No. 123, compensation cost for an award of equity instruments to an employee shall be recognized over the period(s) in which the related employee services were rendered and if the award is for past services,

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

the related compensation cost shall be recognized in the period in which the equity instrument is granted.

  Revenue Recognition

     The Company's revenues are derived principally from licenses for the use, marketing and distribution of its web site content; the sale of banner advertisements; subscriptions and merchandise sales. Revenue from traffic-based license fees is recognized upon notification from the third party of web site traffic related to the Company's content. Revenue from fixed license fees is recognized ratably over the term of the contracts. Advertising revenue is recognized based on the placement of advertisements by a third party placement agent. Such revenue is recognized once the advertisement has been placed and as reported by the third-party placement agent. The Company recognizes the net revenue received with respect to such content licenses and advertising activities. Subscription revenue is recognized ratably over the term of the contracts, which generally range from one month to a year. Revenue generated from merchandise sales, net of any discounts, is generally recognized upon shipment. Cash received in advance of revenues earned for subscription and advertising contracts is recorded as deferred revenue.

  Fair Value

     The carrying amounts of cash, accounts receivable, accounts payable and amounts included in other current assets and current liabilities that meet the definition of a financial instrument, approximate fair value because of the short-term nature of these amounts.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

     The Company has a license agreement with an Internet service provider, which generated revenue approximating 52% and 93% of total revenue for the years ended December 31, 1998 and 1997, respectively. Primarily all the Company's receivables at December 31, 1998 and 1997 are from well-established companies. Substantially all subscribers pay for services with major credit cards for which the Company receives timely remittances from the credit card carriers. The Company has not experienced any losses in connection with the collectibility of its accounts receivable, and accordingly, has made no provision for doubtful accounts in its financial statements.

  Use of Estimates

     The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimate relates to the valuation of the Company's stock performed by an independent appraiser. Actual results could differ from those estimates.

  Recent Pronouncements

     Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. Currently, the Company has only one reportable segment; the adoption of SFAS 131 is not expected to significantly impact financial statement disclosure of the Company.

     In March 1998, the American Institute of Certified Public Accountants issues Statement of Position 98-1 (SOP 98-1) entitled "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that both internal and external costs incurred to develop internal-use software during the application development stage be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for fiscal years beginning after December 15, 1998 and is not expected to have a material effect on the Company's financial statements.

  Interim Financial Information (unaudited)

     Interim financial information for the three months ended March 31, 1999 and 1998 included herein is unaudited. However, the Company believes the interim information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for interim periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

3. REVOLVING LINE OF CREDIT AGREEMENT

     Amounts outstanding under a revolving line of credit were $17,066 and $15,098 at December 31, 1998 and 1997, respectively. The Company may borrow up to $20,000 under this line of credit, which will expire October 26, 1999. Advances on the credit line are payable upon demand and bear interest at prime plus 6.9%. The line of credit is guaranteed by the Company's Chief Executive Officer and stockholder. Interest expense for the years ending December 31, 1998 and 1997, was $2,442 and $2,623, respectively. There are no fees on the unused line.

4. STOCKHOLDERS' EQUITY

     During 1997, the Company's founder and Chief Executive Officer transferred 30 shares of his holdings in the Company's Common Stock to an employee at the estimated fair value of the shares, as determined based upon an independent valuation, in consideration for services rendered to the Company by the employee. In connection with the issuance of the 30 shares of Common Stock, the Company recorded compensation expense of $4,540 for the year ended December 31, 1997.

     During 1998, the Company's founder and Chief Executive Officer transferred 757 shares of his holdings in the Company's Common Stock to two employees of the Company. This transfer was recorded by the Company at the estimated fair value of the shares, as determined based upon an independent valuation, in consideration for services rendered to the Company by the employees. In connection with the transfer of the 757 shares of Common Stock, the Company recorded compensation expense of $229,118 for the year ended December 31, 1998. At December 31, 1998, in connection with this transaction, $6,771 is due from the stockholders as reimbursement for related payroll taxes paid by the Company on their behalf. Such amount was repaid by the stockholders subsequent to December 31, 1998.

5. RELATED PARTY TRANSACTIONS

     The Company leases web server space from a company that is wholly-owned by one of its stockholders. This lease expires March 31, 2000. Lease expense was $32,363 and $22,215 for the years ended December 31, 1998 and 1997, respectively.

     The Chief Executive Officer and stockholder provides corporate office space to the Company for which he is not reimbursed. Rental expense was imputed, based on the fair market value of the

                      ONLINE PSYCHOLOGICAL SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

occupied property. Rental expense for the years ended December 31, 1998 and 1997 was $1,728 and $1,728, respectively.

     During 1998 and 1997, in the form of a note, the Company received cash advances of $24,430 and $20,426, respectively, from its Chief Executive Officer and stockholder for purposes of funding operations. The note is non-interest bearing for which interest is imputed at 7% per annum, and is payable upon demand. At December 31, 1998 and 1997, the Company's obligation under this note was $12,260 and $0, respectively, and interest of $429 and $0, was charged to expense during the years then ended.

6. SUBSEQUENT EVENT

     Effective June 30, 1999, in accordance with the terms of a definitive agreement (the "Acquisition Agreement"), the Company was acquired by iVillage Inc. ("iVillage") for $24.8 million. All outstanding shares of the Company were exchanged for $1.5 million in cash and a number of shares of iVillage common stock equal to $23.3 million, as defined by the Acquisition Agreement. Concurrent with the acquisition, the Company's tax status will change from an S-Corporation to a C-Corporation.

     In connection with the closing, the current stockholders of the Company entered into a Release Agreement with iVillage waiving the payment of $130,000 of deferred compensation and $8,001 representing a stockholder loan.

     No effect has been given to these financial statements for adjustments that have or will take place as a result of the iVillage purchase of the Company.

                                 iVILLAGE INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON DECEMBER 15, 1999

      The undersigned hereby appoints Candice Carpenter and Steven A. Elkes, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of iVillage Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of iVillage Inc. to be held at The 200 Fifth Avenue Club, in the International Toy Center, 200 Fifth Avenue, New York, New York, on Wednesday, December 15, 1999 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect three Class I Directors.

/ / FOR all nominees below                    / / WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below)      all nominees below

NOMINEES:    01 Alan Colner       02 Lennert J. Leader       03 Michael Levy

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)


------------------------------------       ------------------------------------

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To approve iVillage's Amended and Restated 1999 Employee Stock Option Plan.

                      / / For   / / Against    / / Abstain

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

3. To ratify selection of PricewaterhouseCoopers LLP as independent auditors of iVillage for its fiscal year ending December 31, 1999.

                      / / For   / / Against    / / Abstain

                                          (see reverse for voting instructions)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                           Address Change? Mark Box / /
                                           Indicate Changes Below


                                           -------------------------------------

                                           Dated:                         , 1999
                                                 -----------------------


                                           -------------------------------------


                                           -------------------------------------
                                                       Signature(s)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.